UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

"The clothes that I design and everything I've done is about life and how people live and how they want to live and how they dream they'll live."

Ralph Lauren

You are cordially invited to join our 2023 Annual Meeting
of Shareholders to be held on Thursday, August 3, 2023,
at 9:30 a.m. Eastern time.

Our Annual Meeting will be conducted exclusively online via live webcast.

Your vote is very important. Whether you plan to participate in the Annual Meeting or not, please be sure to vote. Information concerning the matters to be considered and voted upon at the 2023 Annual Meeting is set out in the attached Notice of 2023 Annual Meeting and Proxy Statement.

DEAR SHAREHOLDERS:

This past year, we shared our ambition to be the world’s leading luxury lifestyle company and outlined our Company’s next phase of growth – our Next Great Chapter: Accelerate plan.

Since then, our teams have continued to deliver strong progress on our plan, supported by our multiple strategic growth drivers – Elevate and Energize the Brand, Drive the Core and Expand for More and Win in Key Cities with Our Consumer Ecosystem – and our five key enablers, all while operating in an uncertain macroeconomic environment. Anchored by our Purpose and enduring creative vision, our progress includes:

•	Driving excitement and affinity for our brand – from our first-ever fashion show in California to the courts of the Australian Open, Wimbledon and U.S. Open, and exploring gaming and the metaverse with innovative collaborations;
•	Leveraging the breadth of our unique lifestyle positioning to continue to create and deliver sophisticated, timeless products while progressing on areas of opportunity like our Women’s business; and
•	Elevating our presence in key cities globally, with notable store openings in Milan, Sydney, Miami, Barcelona and Shenzhen, all supported by our elevated digital commerce presence.
sTRATEGIC GROWTH DRIVERS Elevate and Energize our Lifestyle Brand Drive the Core and Expand for More Win in Key Cities with our Consumer Ecosystem

Ralph Lauren 2023 Proxy Statement	i

Executive Chairman & CEO Letter

sTRATEGIC
GROWTH ENABLERS

Our People and
Our Culture

Best-In-Class
Digital Technology
and Analytics

Superior
Operational
Capabilities

A Powerful
Balance Sheet

Leadership in
Citizenship &
Sustainability

Additionally, we’ve made advancements across our enablers. We’ve continued to invest in best-in-class digital technology and analytics, including artificial intelligence and data science. We’ve furthered our leadership in Citizenship & Sustainability, from launching our first Cradle to Cradle Certified® Gold cashmere sweater, to furthering diversity in our organization by achieving our goal of at least 20% of our Global Leadership Team being composed of racially and ethnically diverse talent. Finally, and importantly, our team’s agility, focus and productivity help us to continue to navigate dynamic conditions around the world.

As we look ahead, we are confident that our plan, with its diverse and flexible strategic choices, is relevant as ever in today’s environment. Our plan and strategy will enable us to continue designing products and creating experiences that allow our consumers and teams to dream for years to come, while driving value creation through ongoing revenue growth and progress on productivity and profitability.

Thank you for your support and interest in our Company. We look forward to connecting with you at our 2023 Annual Meeting.

Ralph Lauren	Patrice Louvet
Executive Chairman and	President and
Chief Creative Officer	Chief Executive Officer

New York, New York

June 22, 2023

ii	Ralph Lauren 2023 Proxy Statement

Notice of 2023 Annual Meeting
of Stockholders

PURPOSE OF THE MEETING

The 2023 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation, will be held virtually via live webcast on Thursday, August 3, 2023, at 9:30 a.m. Eastern Time at www.virtualshareholdermeeting.com/RL2023, or at any postponement or adjournment of the meeting, for the following purposes:

To elect 13 directors to serve until the 2024 Annual Meeting of Stockholders;	To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation; and
To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending March 30, 2024;	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies, and practices as described herein;

The foregoing items of business are described more fully in the accompanying Proxy Statement. Only holders of record of the Company’s Class A and Class B Common Stock at the close of business on June 6, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders and any adjournments or postponements thereof.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about June 22, 2023, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended April 1, 2023, and Notice of Annual Meeting are available at: http://investor.ralphlauren.com.

YOUR VOTE IS IMPORTANT

Please vote promptly by signing, dating, and returning the enclosed proxy card or voting by telephone or on the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. In the event that a stockholder decides to participate in the online meeting, such stockholder may, if so desired, revoke the proxy by voting those shares when joining the meeting.

By Order of the Board of Directors,

New York, New York
Avery S. Fischer Chief Legal Officer and Secretary	June 22, 2023

Ralph Lauren 2023 Proxy Statement	iii

Notice of 2023 Annual Meeting of Stockholders	Table of Contents

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains, and oral statements made at our Annual Meeting of Stockholders and elsewhere from time to time by our representatives may contain, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding our current expectations about the Company’s future operating results and financial condition, the implementation and results of our strategic plans and initiatives, store openings and closings, capital expenses, our plans regarding our quarterly cash dividend and Class A common stock repurchase programs, our ability to meet environmental, social and governance goals, and plans for future executive remuneration. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “aim,” “anticipate,” “outlook,” “estimate,” “ensure,” “commit,” “expect,” “project,” “believe,” “envision,” “goal,” “target,” “can,” “will,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. These risks, uncertainties, and other factors include, among others: the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, including any potential changes resulting from the execution of our long-term growth strategy, and our ability to effectively transfer knowledge and maintain adequate controls and procedures during periods of transition; the potential impact to our business resulting from inflationary pressures increases in the costs of raw materials, transportation, wages, healthcare, and other benefit-related costs; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including potential business disruptions related to the war between Russia and Ukraine, civil and political unrest, and diplomatic tensions between the U.S. and other countries, rising interest rates, and recent bank failures, among other factors; the potential impact to our business resulting from supply chain disruptions, including those caused by capacity constraints, closed factories and/or labor shortages (stemming from pandemic diseases, labor disputes, strikes, or otherwise), scarcity of raw materials, and port congestion, and scrutiny or detention of goods produced in certain territories resulting from laws, regulations, or trade restrictions, such as those imposed by the Uyghur Forced Labor Prevention Act (“UFLPA”) or the Countering America’s Adversaries Through Sanctions Act (“CAATSA”), which could result in shipment approval delays leading to inventory shortages and lost sales; the impact to our business resulting from the COVID-19 pandemic, including periods of reduced operating hours and capacity limits and/or temporary closure of our stores, distribution centers, and corporate facilities, as well as those of our customers, suppliers, and vendors, and potential changes to consumer behavior, spending levels, and/ or shopping preferences, such as willingness to congregate in shopping centers or other populated locations; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; our ability to recruit and retain employees to operate our retail stores, distribution centers, and various corporate functions; the impact to our business resulting from a recession or changes in consumers’ ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory; our ability to successfully implement our long-term growth strategy; our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories; our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence; our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers; our ability to competitively price our products and create an acceptable value proposition for consumers; our ability to continue to maintain our brand image and reputation and protect our trademarks; our ability to achieve our goals regarding environmental, social, and governance practices, including those related to climate change and our human capital; our ability and the ability of our third-party service providers to secure our respective facilities and systems from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, ransomware, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms; the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible; the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, including pandemic diseases such as COVID-19, severe weather, geological events, and other catastrophic events; our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term; the impact to our business resulting from potential costs and obligations related to the early or temporary closure of our stores or termination of our long-term, non-cancellable leases; our ability to maintain adequate levels of liquidity to provide for our cash needs, including our debt obligations, tax obligations, capital expenditures, and potential payment of dividends and repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; our ability to access capital markets and maintain compliance with covenants associated with our existing debt instruments; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; the impact to our business resulting from the potential imposition of additional duties, tariffs, taxes, and other charges or barriers to trade, including those resulting from trade developments between the U.S. and China or other countries, and any related impact to global stock markets, as well as our ability to implement mitigating sourcing strategies; changes in our tax obligations and effective tax rate due to a variety of factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; the potential impact to the trading prices of our securities if our operating results, Class A common stock share repurchase activity, and/or cash dividend payments differ from investors’ expectations; our ability to maintain our credit profile and ratings within the financial community; our intention to introduce new products or brands, or enter into or renew alliances; changes in the business of, and our relationships with, major wholesale customers and licensing partners; our ability to make strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

iv	Ralph Lauren 2023 Proxy Statement

Notice of 2023 Annual Meeting of Stockholders	Table of Contents

RALPH LAUREN CORPORATION REFERENCES

In this document, we refer to Ralph Lauren Corporation as the “Company,” “we,” “us” or “our.” Our fiscal year ends on the Saturday immediately before or after March 31. All references to “Fiscal 2025” represent the fiscal year ending March 29, 2025. All references to “Fiscal 2024” represent the fiscal year ending March 30, 2024. All references to “Fiscal 2023” represent the fiscal year ended April 1, 2023. All references to “Fiscal 2022” represent the fiscal year ended April 2, 2022. All references to “Fiscal 2021” represent the fiscal year ended March 27, 2021. All references to “Fiscal 2020” represent the fiscal year ended March 28, 2020. All references to “Fiscal 2019” represent the fiscal year ended March 30, 2019. All references to “Fiscal 2018” represent the fiscal year ended March 31, 2018.

NON-U.S. GAAP FINANCIAL MEASURES

The Company uses non-U.S. generally accepted accounting principles (“U.S. GAAP”) financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. In addition, as discussed in the “Executive Compensation Matters” section of the Proxy Statement, the Talent, Culture & Total Rewards Committee uses non-U.S. GAAP measures to set and certify the achievement of certain performance-based compensation goals. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers the non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-U.S. GAAP measures reported by other companies. See Appendix B to the Proxy Statement for reconciliation between the non-U.S. GAAP financial measures and the most directly comparable U.S. GAAP measures.

Ralph Lauren 2023 Proxy Statement	v

vi	Ralph Lauren 2023 Proxy Statement

Contents	Table of Contents

Ralph Lauren 2023 Proxy Statement	vii

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K for Fiscal 2023 and this entire Proxy Statement.

We are mailing the Notice of 2023 Annual Meeting of Stockholders and instructions on how to access this Proxy Statement (or, for those who request it, a hard copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about June 22, 2023.

Meeting Date August 3, 2023

ABOUT RALPH LAUREN

Ralph Lauren Corporation (NYSE: RL) is a global leader in the design, marketing, and distribution of luxury lifestyle products in five categories: apparel, footwear & accessories, home, fragrances, and hospitality. For more than 50 years, Ralph Lauren has sought to inspire the dream of a better life through authenticity and timeless style. Its reputation and distinctive image have been developed across a wide range of products, brands, distribution channels and international markets. The Company’s brand names — which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children and Chaps, among others — constitute one of the world’s most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

Meeting TIME 9:30 a.m. Eastern Time

SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company, for use in connection with the Annual Meeting of the Company’s Stockholders to be held on August 3, 2023 (the “2023 Annual Meeting”). This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card, and the Company’s 2023 Annual Report on Form 10-K, or alternatively a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), will be mailed to

Meeting LOCATION Held virtually online via live webcast at www.virtualshareholder meeting.com/RL2023

Ralph Lauren 2023 Proxy Statement	1

Proxy Summary	Table of Contents

stockholders on or about June 22, 2023. The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the 2023 Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

VIRTUAL STOCKHOLDER MEETING

The 2023 Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management and enhancing participation.

Stockholders at the close of business on June 6, 2023 will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting. All directors and key executive officers are expected to participate in the meeting, and we are committed to acknowledging each question we receive. For further information on the virtual meeting, please see the “Questions and Answers About the Annual Meeting and Voting” section on page 114.

2023 ANNUAL MEETING OF STOCKHOLDERS

Thursday, August 3, 2023 9:30 a.m. Eastern Time		Held virtually online via live webcast at www.virtualshareholdermeeting.com/RL2023
Record Date:	• Close of business on June 6, 2023, (the “Record Date”).
Participating in the Annual Meeting:	• We invite you to join the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting” or “Meeting”) online via live webcast. There will not be a physical meeting in New York City. You will be able to participate in the virtual Meeting online, vote your shares electronically, and submit your questions during the Meeting by visiting: www.virtualshareholdermeeting.com/ RL2023 (the “Annual Meeting Website”). Prior to the meeting, you may vote your shares and submit pre-meeting questions online by visiting www.proxyvote.com and following the instructions on your proxy card.	• Please note that stockholders will need their unique control number which appears on their Notice of Internet Availability, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the stockholder communications mailbox to link through to the Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

2	Ralph Lauren 2023 Proxy Statement

Proxy Summary	Table of Contents

Virtual Meeting Highlights:	• All of our stockholders will be able to hear directly from Mr. Ralph Lauren, our Founder and Executive Chairman, Mr. Patrice Louvet, our President and CEO, and others, regardless of location.	• To ensure access, all validated stockholders may submit questions in advance, beginning on June 22, 2023, by visiting www.proxyvote.com, and may submit questions during the Meeting by visiting the Annual Meeting Website at www.virtualshareholdermeeting.com/ RL2023. All relevant questions received in accordance with the Meeting’s Rules of Conduct (available on the Annual Meeting Website) during the course of the Meeting or solicited in advance, as well as the Company’s responses, will be posted on http://investor.ralphlauren.com soon after the 2023 Annual Meeting.
	• Stockholders will be able to review the Rules of Conduct and other Meeting materials on the 2023 Annual Meeting Website.	• An audio replay of the 2023 Annual Meeting will be available on http://investor.ralphlauren.com until the 2024 Annual Meeting of Stockholders.
Voting:	• Only holders of record of the Company’s Class A and Class B Common Stock at the close of business on June 6, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting, or at any adjournments or postponements thereof.	• Please authorize a proxy to vote your shares as soon as possible. If you are a beneficial owner of shares of our common stock, your broker will NOT be able to vote your shares with respect to any of the matters presented at the Meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
	• You do not need to participate in the 2023 Annual Meeting webcast to vote if you submitted your proxy in advance of the 2023 Annual Meeting.	• See the “Questions and Answers About the Annual Meeting and Voting” section on page 114 of this Proxy Statement for more information.

MATTERS TO BE VOTED ON

Item for Business	Board Recommendation	Further Details
1. Election of 13 Directors	FOR ALL	Page 15
2. Ratification of appointment of independent registered public accounting firm	FOR	Page 109
3. Advisory vote on executive compensation	FOR	Page 112
4. Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation	ONE YEAR	Page 113

Ralph Lauren 2023 Proxy Statement	3

Proxy Summary	Table of Contents

DIRECTOR NOMINEES

Name	Occupation	Age	Director Since	Independent	Other Current Public Company Directorships	Committees[1]
						A	T	N	F
Class A Directors
Linda Findley	President and Chief Executive Officer Blue Apron Holdings, Inc.	50	2018		1
Michael A. George	Formerly President and Chief Executive Officer Qurate Retail, Inc.	61	2018		1
Hubert Joly[2]	Formerly Chairman of the Board of Directors and Chief Executive Officer Best Buy Co., Inc.	63	2009		1
Darren Walker	President Ford Foundation	63	2020		2
Class B Directors
Ralph Lauren	Executive Chairman and Chief Creative Officer	83	1997		0
Patrice Louvet	President and Chief Executive Officer	58	2017		1
David Lauren	Chief Branding and Innovation Officer and Vice Chairman of the Board	51	2013		0
Angela Ahrendts	Formerly Senior Vice President, Retail Apple, Inc.	63	2018		2
John R. Alchin	Formerly Executive Vice President, Co-Chief Financial Officer, and Treasurer Comcast Corporation	75	2007		1
Frank A. Bennack, Jr.	Executive Vice Chairman and Chairman of the Executive Committee The Hearst Corporation	90	1998		0
Debra Cupp	President, North America Microsoft, Inc.	52	2022		0
Valerie Jarrett	Chief Executive Officer The Barack Obama Foundation	66	2020		3
Wei Zhang	Former President Alibaba Pictures Group	53	2022		0
1.	“A” refers to the Audit Committee of the Board (the “Audit Committee”), “T” refers to the Talent, Culture & Total Rewards Committee of the Board (the “Talent Committee”), “N” refers to the Nominating, Governance, Citizenship & Sustainability Committee of the Board (the “Nominating Committee”), and “F” refers to the Finance Committee of the Board (the “Finance Committee”).
2.	As Lead Independent Director, Mr. Joly is invited to attend all Committee meetings.

Chair	Member

4	Ralph Lauren 2023 Proxy Statement

Proxy Summary	Table of Contents

DIRECTOR NOMINEES HIGHLIGHTS

As presented in the chart below, we believe our Board nominees offer a diverse range of key skills and experiences to provide effective oversight of the Company and create long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. Below is a high-level summary which highlights certain of the Board nominees’ skills, qualifications and experiences and is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Balanced Mix of Skills, Qualifications and Experience

Name	Angela Ahrendts	John Alchin	Frank A. Bennack, Jr.	Debra Cupp	Linda Findley	Michael A. George	Valerie Jarrett	Hubert Joly	David Lauren	Ralph Lauren	Patrice Louvet	Darren Walker	Wei Zhang
Attributes/Experiences
CEO[1]
International Experience
Additional Public Company Executive
Retail/Consumer Products
E-commerce/Digital/ Technology
Data protection/Cyber/IT
Finance/Capital Allocation
Consumer Insights/ Marketing/Sales
Policy/Regulatory/Governance
Diversity
Race/Ethnicity
Gender
Nationality
Sexual Orientation

1	Current or former CEO or President experience, public, private and non-profit

Ralph Lauren 2023 Proxy Statement	5

Proxy Summary	Table of Contents

2023 BUSINESS HIGHLIGHTS

Fiscal 2023 Performance Highlights

Our ambition is for Ralph Lauren Corporation to become the world’s leading luxury lifestyle company, consistently bringing to life our Purpose of “Inspiring the dream of a better life, through authenticity and timeless style” and creating competitive sustained value for all our stakeholders (employees, consumers, investors, partners/suppliers and communities we live and operate in). In September, we hosted an Investor Day where we presented our Next Great Chapter: Accelerate plan – outlining our multi-year strategic priorities. Fiscal 2023 represented a strong first year of progress on this plan as we delivered on our key strategic initiatives while continuing to manage through a highly dynamic global operating environment. Our teams operated with agility and strength through multiple headwinds in the broader environment, including ongoing inflationary pressures, foreign currency volatility, the war in Ukraine, and COVID-19-related disruptions.

Through all of this, our iconic brand prevailed and we emerged stronger with our key financial results ahead of our expectations as well as consensus estimates. This was a result of our team’s exceptional execution as well as our strategic realignment through the COVID-19 pandemic to fundamentally reposition our business for success, as we executed on our strategic priorities to elevate our brand and set ourselves up for long-term sustainable growth and value creation through key city ecosystem expansion, recruiting new high-value consumers and developing high-potential product categories.

Results of our strategic plan included:

•	Elevate and Energize Our Lifestyle Brand
–	Delivered robust consumer momentum with continued growth in high-value new consumer acquisition, led by our full price channels, and digital search trends significantly outpacing peers. Consumer metrics remained strong across global brand consideration, value perception, purchase intent and net promoter scores relative to pre-pandemic levels through an engaging mix of values-driven and performance marketing investments.
–	Drove brand engagement and high-value new consumer acquisition through key brand moments including: our sponsorships of the U.S. Open Tennis Championships, Australian Open and Wimbledon; outfitting the wedding of Jennifer Lopez and Ben Affleck; our first-ever West Coast fashion show featuring our multi-brand, multi-gender ode to California Dreaming; and our innovative collaborations with popular game Roblox and Fortnite in the metaverse.
•	Drive the Core and Expand for More
–	Drove strong revenue growth in both our Core business, up low-teens to last year, and our high-potential categories – including Women’s, Outerwear and Home – up high-teens to last year, both in constant currency.
–	Product launches and special releases included our Polo Originals line, an elevated assortment of products paying homage to Polo’s heritage; the launch of Polo Women’s intimates; our Cradle to Cradle (“C2C”) Certified® Gold Cashmere Sweater, our U.S. Open collection with record sales for the event; Polo Active Club; and Polo Stadium collection as part of our Fortnite collaboration.
–	Brand elevation continued with average unit retail (“AUR”) growth of 12% across our direct-to-consumer network for full year Fiscal 2023, on top of a 15% increase in Fiscal 2022, driven by a compelling product offering and promotional discipline.

6	Ralph Lauren 2023 Proxy Statement

Proxy Summary	Table of Contents

•	Win in Key Cities with Our Consumer Ecosystem
–	Delivered positive revenue growth across all geographies, despite significant foreign currency headwinds, inflationary pressures, and continued disruptions related to COVID-19 and the global supply chain throughout the fiscal year.
–	By region, results were led by Asia, up double-digits to last year despite ongoing COVID-19 impacts, including stronger than expected performance in China.
–	Total digital ecosystem revenues grew mid-single digits on top of a strong comparison of 38% in the prior year. Digital operating margin continued to benefit the total Company margin rate.

In addition, our business is supported by our fortress foundation, which we define through our five key enablers, including: our people and culture, best-in-class digital technology and analytics, superior operational capabilities, a powerful balance sheet, and leadership in citizenship and sustainability.

Total Shareholder Return (“TSR”) Performance

Our TSR for recent periods, relative to our Fiscal 2023 PSU comparator group detailed on page 77 and the S&P 500, is set forth below. TSR is based on stock price appreciation, plus dividends reinvested, with starting and ending share prices based on average closing stock prices for the 20 trading days ending immediately prior to the beginning and end of the performance period. We had strong TSR results in Fiscal 2023, outperforming both the PSU Comparator Group and the S&P 500. We were behind the PSU comparator group and the S&P 500 for the three-year period ended Fiscal 2023 and outperformed the PSU Comparator Group for the five-year period ended Fiscal 2023 and behind the S&P 500 for the five-year period ended Fiscal 2023.

Ralph Lauren 2023 Proxy Statement	7

Proxy Summary	Table of Contents

COMPENSATION OBJECTIVES, PRINCIPLES, AND PRACTICES

The key components of our executive compensation program for our named executive officers (“NEOs”) consist of base salary, annual cash incentive, and long-term equity-based incentive opportunities. Our compensation plans are designed to link pay and performance, reward sustained business growth and results, and drive stockholder value. A majority of each NEO’s compensation is variable in the form of annual cash incentive and long-term equity-based awards. Aligned with our strategic plan and based on the feedback received from our stockholders in Fiscal 2022, and review and discussion with management, our independent consultants, and the Talent Committee, we utilized financial performance measures in both our short- and long-term incentive compensation plans in Fiscal 2023.

Key takeaways impacting executive compensation for Fiscal 2023 are:

•	Our key financial results for Fiscal 2023 were generally strong with higher results than prior year for Total Company Revenue and Adjusted Operating Profit Margin. Each of these measures were weighted 40% in the short-term incentive plan. Total Company revenue results were slightly ahead of the target set in our short-term incentive plan while Adjusted Operating Profit Margin results were behind target resulting in lower than target payouts in our short-term incentive plan:
–	Total Company Revenue was $6,803.6 million on a constant dollar basis, or 100.2% of target, $585.1 million greater than Fiscal 2022 results of $6,218.5 million. The increase in revenue was realized despite the absence of the 53rd week, which resulted in incremental revenue of $62.7 million in Fiscal 2022.
–	Adjusted Operating Profit Margin was 13.7% on a constant dollar basis, or 94.5% of target, greater than Fiscal 2022 results of 13.4%.
–	We added two new metrics to our short-term incentives, weighted 10% each, in the form of Home division revenue, a high potential focus area, and a Digital Value Chain (“DVC”) metric, to unlock our goals toward sustainability and raw material usage. Home division revenue results were 17% greater than Fiscal 2022 results, but below target, while the results of the DVC metric were above target.
•	We maintained environmental, social, and governance (“ESG”) metrics in the form of a scorecard as our strategic goal modifier to our Fiscal 2023 short-term incentive plan to support our commitment to create positive social and environmental impacts across our Company, our industry and society. We exceeded the majority of the targets set in the beginning of Fiscal 2023, resulting in a plus 10% adjustment to bonus payouts, except that this adjustment attributable to the strategic goal modifier was not applicable to Mr. R. Lauren.
•	As part of our long-term incentives, we granted PSUs in Fiscal 2023 based on three-year Adjusted Return on Invested Capital (“Adjusted ROIC”) and three-year TSR relative to a comparator group of companies to support the Company’s strategy to return to sustainable earnings growth.
•	The chart below shows the balance of the variable and fixed elements that comprise the target total direct compensation for our NEOs.

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Target Total Direct Compensation

Executive Chairman - Target Total Direct Compensation	CEO - Target Total Direct Compensation	Other NEOs - Target Total Direct Compensation

GOVERNANCE HIGHLIGHTS

We have in place a comprehensive governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the U.S. Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Notwithstanding our eligibility to rely on NYSE “controlled company” exceptions, we do not rely on any of these exceptions available to majority-controlled companies. In keeping with strong corporate governance practices, we maintain a majority of independent directors, and each of our Board Committees are comprised solely of independent directors.

•	Lead Independent Director – Robust responsibilities that have recently been expanded
•	Independence – 77% independent Board, as defined in Rule 10A-3 of the Securities Exchange Act of 1933, as amended (“Exchange Act”) and the listing rules of the NYSE, and which exceeds the NYSE listing rules requirement of majority independent directors
•	Board Leadership – Separate Chairman and CEO roles
•	Annual Elections – All directors are elected annually
•	Stock Ownership – Director and executive stock ownership/holding requirements
•	Stockholder Engagement – Longstanding commitment to significant stockholder outreach, conducted on an ongoing basis and at least once annually, with the presence of the Lead Independent Director upon stockholder request, which directly informs corporate policies and practices
•	Accountability to Stockholders – Various annual measures in support of stockholder feedback, including: annual election of directors with Class A stockholders solely electing the four Class A directors, annual stockholder advisory vote on executive compensation, and the ability of stockholders to remove directors with or without cause
•	Board Refreshment and Succession Planning – Continued commitment to proactive Board refreshment and evolution, including rotation of Committee Chairs at least every five years, formal annual evaluation of each director before standing for re-election, and ongoing assessment of each Board member’s skills and experience for alignment with strategic priorities and risks, and to ensure appropriate mix of skills, expertise, and backgrounds on the Board. The evolution of our Board also focuses on diversity and resulted in the nomination of one new diverse director and one new diverse, female director in Fiscal 2021, and the nomination of one new female director and one new diverse, female director in Fiscal 2023. In Fiscal 2022, the Board also refreshed the Lead Independent Director role and appointed Hubert Joly to serve in that role, with recently expanded and well-defined responsibilities

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•	Citizenship & Sustainability – Oversight of environmental, social, and governance matters by the Nominating, Governance, Citizenship & Sustainability Committee (the “Nominating Committee”) with quarterly reviews, and annual report published on June 20, 2023
•	Talent & Culture – Expanded oversight of our human capital talent development, diversity, equity and inclusion (“DE&I”), and corporate culture initiatives to the renamed Talent, Culture & Total Rewards Committee (the “Talent Committee”) and expanded its responsibilities regarding these matters
•	Strategy Engagement – Prioritized independent director access to management with deep focus on strategy and engagement with additional special strategic meetings, including (i) special meetings of the Finance Committee to oversee strategic priorities and growth drivers including our new Next Great Chapter: Accelerate Strategic Plan (the “Strategic Plan”), the fiscal year plan and long range plan, and navigating the prevailing macroeconomic environment; (ii) a dedicated Board effectiveness review held in executive session led by the Lead Independent Director and a third-party independent consultant; and (iii) quarterly review and analysis of enterprise risk management with each Board Committee
•	Diversity Engagement – Active engagement by the Board in the oversight of our corporate culture and deep focus on developing a diverse, equitable and inclusive culture that is aligned with our long-term mission and strategy
•	Education – Expanded the Board education program and created an online Director Education Portal for internal Ralph Lauren classes on the Company and our business
•	Anti-Pledging Policy – Policy prohibiting all directors, officers and employees from pledging, hedging or short selling Company stock
•	Strategic Meetings – To ensure that the strength of our global business endures over the long-term, the Board and Committees convene additional special strategic meetings throughout the fiscal year to provide management with oversight, input, and guidance regarding various matters, including cybersecurity preparedness, our fiscal year and long range plans, progress of our corporate strategy including the implementation of new strategic growth drivers as part of our new Strategic Plan, and renewed on-location review of our regional key city ecosystems to engage directly with our strategy and consumer experience

STOCKHOLDER ENGAGEMENT

In Fiscal 2023, we continued our ongoing stockholder outreach efforts as we believe the input of our stockholders is an important driver in establishing our corporate governance, compensation, and citizenship and sustainability practices.

Through this ongoing outreach, we have received and considered valuable feedback regarding a variety of stockholder-related matters and we are pleased to highlight our recent achievements:

•	The continued use of quantitative financial measures in both the short-term and long-term incentive plans in Fiscal 2023 and the inclusion of environmental, social, and governance (“ESG”) metrics in the short-term incentive plan.
•	A new organizational structure to realign our teams to our accelerated strategic priorities and enable simpler, flatter team structures to enable greater consumer responsiveness.
•	Regular materiality assessments to help identify and prioritize the citizenship and sustainability issues, risks and opportunities that matter most to our business and stakeholders. Our most recent assessment was conducted in Fiscal 2022.
•	Business focused engagement calls held throughout the year on the Company’s Strategic Plan and financial performance with existing and prospective stockholders.
•	A longstanding commitment to stockholder outreach is conducted on an ongoing basis, and at least once annually, and actively informs corporate policies and practices.

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•	Board and Committee refreshment, enhanced focus on sustainability and citizenship, more robust global citizenship and sustainability and human capital management disclosures, and addition of ESG and diversity goals in the Fiscal 2023 bonus plan were driven in part by results of stockholder engagement, among other initiatives to oversee corporate citizenship, sustainability, social and environmental issues and impacts.

GLOBAL CITIZENSHIP & SUSTAINABILITY

Timeless by Design is our global approach to citizenship and sustainability and it is supported by three strategic pillars: Create with Intent, Protect the Environment and Champion Better Lives. We have established goals and roadmaps to guide our efforts and report our performance in accordance with relevant corporate reporting frameworks including Sustainability Accounting Standards Board (“SASB”) Index for the Apparel, Accessories and Footwear industry, Global Reporting Initiative (“GRI”) and the Task Force on Climate-Related Financial Disclosures (“TCFD”).

Below are illustrative highlights and achievements from the past fiscal year:

•	Introduced our Cradle to Cradle (“C2C”) Certified® Gold Cashmere Sweater, the first of five Ralph Lauren iconic products that we’ve committed to have C2C Certified® by 2025;
•	Met our zero waste goal by diverting 92% of waste from landfill and incineration across our distribution centers;
•	Achieved our goal to increase women in factory leadership by 25%, making progress on our path to parity in our supply chain;
•	Furthered diversity in our organization by achieving our goal to ensure at least 20% of our Global Leadership Team is composed of racially and ethnically diverse talent;
•	Deepened our brand storytelling to make our portrayal of the American dream inclusive of the diverse communities that inspire us; and
•	The Ralph Lauren Corporate Foundation committed to a $25 million investment to expand or establish five cancer centers in underserved communities, including the recently opened Ralph Lauren Center for Cancer Prevention at Georgetown Lombardi Comprehensive Cancer Center in Washington, DC.

We regularly conduct materiality assessments to help identify and prioritize the citizenship and sustainability issues, risks and opportunities that matter most to our business and stakeholders. Our most recent assessment was conducted in Fiscal 2022.

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Please see page 38 for more information. Our most recently published Global Citizenship & Sustainability Report covering Fiscal 2023 and related events prior to that period may be found on our corporate website at https://corporate.ralphlauren.com/citizenship-and-sustainability. The information contained in or linked to or from our Global Citizenship & Sustainability Report and on our corporate website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

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RALPH LAUREN CORPORATION

Proxy Statement for the Annual
Meeting of Stockholders

General Information Regarding the Annual Meeting of Stockholders and Proxy Materials

This Proxy Statement is furnished to the stockholders of Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by its Board of Directors of proxies for its 2023 Annual Meeting to be held exclusively online via live webcast at www.virtualshareholdermeeting.com/RL2023 on Thursday, August 3, 2023, at 9:30 a.m. Eastern Time or at any adjournments or postponements thereof. A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to our Secretary, by delivering a later dated proxy, or by voting online during the 2023 Annual Meeting. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

This Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended April 1, 2023, and the Notice of Annual Meeting will be made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 22, 2023, and a full printed set of the proxy materials will be made available on request.

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D R I V E R         O N E

Elevate and Energize our Lifestyle Brand

Proposal 1:
Election of Directors

Our Board is presently divided into two classes, with all directors being elected annually.

Pursuant to our Amended and Restated Certificate of Incorporation, four Class A Directors will be elected by the holders of Class A Common Stock and nine Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Over the last few years, the Board has undergone significant refreshment, resulting in broadened diversity of backgrounds, skills and experiences, in a lower average tenure, and younger average age. In the past few years, a number of directors joined the Board with key experiences and attributes, such as individuals with experience in digital and technology, entertainment, international sales and operations, corporate citizenship, sustainability, regulatory governance, government affairs, and finance. In 2022, we were pleased to elect two new directors to our Board, Debra Cupp and Wei Zhang, each of whom brings extensive experience and skills, including technology, sales and operations, digital and consumer engagement, international sales, and entertainment, media and storytelling. Additionally, at our previous annual meeting, one of our then long-tenured directors did not stand for re-election. Linda Findley, Michael A. George, Hubert Joly, and Darren Walker have been nominated for election as Class A Directors. Ralph Lauren, Patrice Louvet, David Lauren, Angela Ahrendts, John R. Alchin, Frank A. Bennack, Jr., Debra Cupp, Valerie Jarrett, and Wei Zhang have been nominated for election as Class B Directors.

In Fiscal 2017, we appointed our first formal Lead Independent Director to provide strong, independent leadership for the Board and serve as a liaison between our Board and management. In Fiscal 2022, the Board refreshed the Lead Independent Director role and approved the appointment of Hubert Joly to serve as the new Lead Independent Director, which was effective following Mr. Joly’s re-election as a director at the 2021 Annual Meeting of Stockholders. Mr. Joly brings extensive experience and proven leadership to the role as one of our longer-tenured directors and current Chair of our Finance Committee. Recently, the Board revised its Corporate Governance Policies to expand the role of the Lead Independent Director to include, among other things, leading the annual performance evaluation of the Board, leading the annual performance review of the CEO, reviewing with the Board succession planning for the CEO and other key management positions, and playing an increased role in crisis management oversight. This role is consistent with good governance practices for

VOTING RECOMMENDATION Our Board recommends a vote “FOR” each nominee as a director to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected qualified.

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lead independent directors and will positively impact the Board’s operations and decision- making. For more information on the directors, please see “Director Nominees” on page 4 in the Proxy Summary section, “Board of Directors Effectiveness” on page 34, and “Diversity and Director Nominating Procedures” on page 40.

We know of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, our Board, based on the recommendation of the Nominating Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

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CLASS A DIRECTOR NOMINEES FOR ELECTION

Linda Findley

Age: 50

Ms. Findley has been a director of the Company since August 2018. Ms. Findley has served as the President, Chief Executive Officer of Blue Apron Holdings, Inc. (“Blue Apron”), a public company, since April 2019. Prior to that, she served as COO of Etsy, Inc. (“Etsy”), where she oversaw product, design, marketing, and customer engagement and acquisition. Prior to Etsy, Ms. Findley was COO of Evernote, where she oversaw worldwide operations and led cross-functional teams in offices across 10 countries. Previously, she was based out of Hong Kong and led global marketing, business development, and customer service for Alibaba.com. She has also held leadership positions in communications firms including Fleishman-Hillard, Text 100, and Schwartz Communications. Ms. Findley holds a Master’s degree in Journalism from UNC-Chapel Hill and an undergraduate degree in Corporate Communications from Elon University.

Experience, Qualifications, Attributes and Skills

Ms. Findley brings to our Board more than 25 years of experience in operations, international marketing, business development, public relations, and customer service. As President and CEO of Blue Apron, she is responsible for the corporate strategy and operations of the business. As COO of Etsy, she oversaw all revenue generating and go to market activities including product management, marketing, design, international expansion, and branding/communications. As COO of Evernote, she oversaw worldwide operations that drove revenue and global growth and led cross-functional teams in offices across 10 countries. With a strong emphasis on global growth, Ms. Findley’s work at Etsy included growth across North America, Asia, Europe, Africa, Latin America, and Russia. She drives strategies and programs that balance global efficiency with local teams. These programs drove both user-growth and monetization strategies, as well as scalable customer experience management to maintain brand and positive user engagement.

Michael A. George

Age: 61

Mr. George has been a director of the Company since May 2018. Mr. George previously served as the President of QVC, Inc. (“QVC”) from November 2005 through March 2018 and as its Chief Executive Officer since April 2006 through March 2018. In 2018, he was named CEO of QVC’s parent, Liberty Interactive, which was subsequently renamed Qurate Retail, Inc., a position he held through September 2021. Mr. George previously held various positions with Dell, Inc. (“Dell”) from March 2001 to November 2005, most notably as the Chief Marketing Officer and Vice President and General Manager of Dell’s U.S. consumer business. Prior to that, Mr. George was a senior partner at McKinsey & Company and led the firm’s North American Retail Industry Group. Mr. George previously served on the board of directors of Brinker International and Qurate Retail, Inc. and chaired the board of directors of the National Retail Federation, currently serves on the board of directors of Autozone, a public company, and serves on the boards of several not-for-profit organizations. The Board has determined that Mr. George is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. George brings to our Board extensive management and business experience through his previous roles of President and Chief Executive Officer of QVC and Chief Executive Officer of Qurate Retail Group. His distinguished career, including his prior experience at Dell and McKinsey, provides him with critical perspective on operational and strategic issues facing the retail industry. As a result of his service as a member of the boards of other public companies and not-for-profit organizations, he also provides our Board with valuable insights regarding governance and other significant matters that come before our Board.

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Hubert Joly

Age: 63

Mr. Joly has been a director of the Company since June 2009 and has served as the Lead Independent Director of the Board since his election at the 2021 Annual Meeting. He is the former Chairman and Chief Executive Officer of Best Buy Co., Inc. (“Best Buy”) where he served from 2012 to 2020. In addition, Mr. Joly is currently a member of the Board of Directors of Johnson & Johnson, a public company, a senior lecturer at Harvard Business School, and a member of the board of trustees of the Minneapolis Institute of Art and the New York Public Library. Previously, he served as President and Chief Executive Officer of Carlson from 2008 to 2012, after he joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. He also previously served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. He previously served on the boards of Carlson, The Rezidor Hotel Group, Carlson Wagonlit Travel, and the World Travel and Tourism Council.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board extensive management and leadership experience obtained as Chairman and Chief Executive Officer of Best Buy, as a director of Johnson & Johnson, as a member of the faculty at Harvard Business School, and formerly as President and Chief Executive Officer of Carlson and Carlson Wagonlit Travel. His positions give him critical insights into the issues facing a large international corporation, as well as unique perspective on issues and opportunities facing a large multi-channel retailer. Based on his current and past positions at Best Buy, Johnson & Johnson, Harvard Business School, Carlson, Carlson Wagonlit Travel, Vivendi Universal, Electronic Data Systems, and McKinsey & Company, Mr. Joly possesses a deep understanding of international issues affecting us and he provides our Board with valuable insight in the areas of leadership, governance, finance, financial reporting, and strategic planning.

Darren Walker

Age: 63

Mr. Walker has been a director of the Company since July 2020. Mr. Walker has served since 2013 as president of the Ford Foundation (“Ford”), one of the world’s largest foundations with an endowment of $16 billion. He is also the co-founder and chair of the US Impact Investing Alliance, and serves as a member of the board of directors of PepsiCo, Inc. and Block, Inc., both public companies, and Carnegie Hall, National Gallery of Art, Lincoln Center for the Performing Arts, Friends of the High Line, and Friends of Art & Preservation in Embassies. Before joining Ford, Mr. Walker was vice president at the Rockefeller Foundation, overseeing global and domestic programs, and COO of the Abyssinian Development Corporation—Harlem’s largest community development organization. Earlier, he had a decade-long career in finance at UBS and with the law firm Cleary Gottlieb Steen & Hamilton.

Experience, Qualifications, Attributes and Skills

Mr. Walker brings to our Board insight into the role of business in society gained through his role as President of Ford and leadership in many nonprofit and philanthropic organizations. Through his experience with an international network of diverse social and community initiatives, he provides the Board with a unique perspective on human capital management and talent development and insights on sustainability and public policy matters that are particularly valuable as the Company continues to focus on its sustainability and people and culture goals.

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CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren

Age: 83

Mr. R. Lauren founded our business in 1967 and, for over five decades, has cultivated the iconography of America into a global lifestyle brand. He is currently our Executive Chairman and Chief Creative Officer and has been a director of the Company since prior to our initial public offering in 1997. He had previously been our Chairman and Chief Executive Officer since prior to our initial public offering in 1997 until November 2015. In addition, he was previously a member of our Advisory Board or the Board of Directors of our predecessors since their organization.

Experience, Qualifications, Attributes and Skills

Mr. R. Lauren is an internationally recognized fashion designer. His unique role as our Founder and Chief Creative Officer, as well as his experience as our previous Chief Executive Officer, provides our Board with valuable leadership, including in the areas of design, brand management, and marketing. Mr. R. Lauren’s contributions to us since the founding of our business have been instrumental in defining our image and direction. As one of the world’s most innovative design leaders and a fashion icon, his career has spanned over five decades that have resulted in numerous unique tributes for his role within the fashion industry. He is uniquely qualified to bring strategic insight, experience, and in-depth knowledge of our business and the fashion industry to the Board.

Patrice Louvet

Age: 58

Mr. Louvet has served as our President and Chief Executive Officer, and a director of the Company since July 2017. Prior to joining the Company, he served as the Group President, Global Beauty, of Procter & Gamble Co. (“P&G”) since February 2015. Prior to that role, Mr. Louvet held successively senior leadership positions at P&G, including the roles of Group President, Global Grooming (Gillette), and President of P&G’s Global Prestige Business. Before he joined P&G, he served as a Naval Officer, Admiral Aide de Camp in the French Navy from 1987 to 1989. Mr. Louvet graduated from École Supérieure de Commerce de Paris and received his M.B.A. from the University of Illinois. He has served as a member of the board of directors of the National Retail Federation since January 2020. Mr. Louvet also serves on the board of trustees of the Hospital of Special Surgery and recently joined the board of directors of Danone, a public company, in April 2022. He is also on the CEO Advisory Council of the Fashion Pact, a coalition committed to advancing environmental sustainability in the fashion and textile industries.

Experience, Qualifications, Attributes and Skills

Mr. Louvet brings significant leadership and business experience to the Board. His over 25 years in the consumer products industry, with oversight of multiple major global business units, have provided him with a deep understanding of building and growing brands. His position as the Company’s President and Chief Executive Officer provides our Board with valuable perspective into the issues and opportunities facing the Company. Mr. Louvet’s extensive background in managing internationally renowned prestige brands, along with his substantial experience in driving business transformation and innovation, provides our Board with critical strategic insights into our global business.

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David Lauren

Age: 51

Mr. D. Lauren is our Chief Branding and Innovation Officer, Strategic Advisor to the CEO, and Vice Chairman of the Board since April 2022. He served as our Chief Innovation Officer, Strategic Advisor to the CEO, and Vice Chairman of the Board from October 2016 March 2022. Prior to that, he served in numerous leadership roles at the Company with responsibility for advertising, marketing, communications and philanthropy. He has been a director of the Company since August 2013. Mr. D. Lauren oversees the Company’s global branding and innovation strategy, processes, and capabilities to drive its brand strength and financial performance across all channels. He has been instrumental in growing the Company’s global digital commerce business and pioneering our technology initiatives. Mr. D. Lauren is also the President of The Ralph Lauren Corporate Foundation (formerly known as The Polo Ralph Lauren Foundation). Before joining the Company in 2000, he was Editor-In-Chief and President of Swing, a general interest publication for Generation X. Mr. D. Lauren is the son of Mr. R. Lauren.

Experience, Qualifications, Attributes and Skills

Mr. D. Lauren brings strong leadership and business experience to our Board. He has been instrumental in the development of the Company’s digital commerce business and the use of innovative marketing to build the Company’s global fashion image as it has expanded internationally. Mr. D. Lauren has been recognized as a leader on the use of new technologies in retail marketing and on using digital platforms to market luxury brands. His in-depth knowledge of these areas and his current position as our Chief Branding and Innovation Officer and Vice Chairman of the Board provides our Board with valuable insight and perspective into our brand development, global digital, digital commerce, and technology initiatives.

Angela Ahrendts

Age: 63

Ms. Ahrendts has been a director of the Company since August 2018. She most recently served as the Senior Vice President, Retail of Apple Inc. (“Apple”) from May 2014 through April 2019. Prior to Apple, Ms. Ahrendts joined Burberry Group plc in January 2006 where she served as a director and Chief Executive Officer beginning in July 2006. She also previously served as Executive Vice President at Liz Claiborne, Inc., as President of Donna Karan International, Inc., and as a member of the United Kingdom’s Prime Minister’s Business Advisory Council. Ms. Ahrendts currently serves on the board of directors of Airbnb, Inc. and WPP plc., both public companies, Charity: Water, and the How Institute for Society.

Experience, Qualifications, Attributes and Skills

Ms. Ahrendts brings to our Board substantial business and leadership experience. Her most recent position as Apple’s Senior Vice President, Retail and Online Stores, and her prior positions at multiple major fashion and apparel companies, such as Burberry, a luxury fashion company, Liz Claiborne, and Donna Karan, give her extensive experience with strategy, real estate and development, operations of physical stores, online stores and contact centers, as well as profound insights into the opportunities and challenges facing our industry. Her extensive background in guiding the retail strategy of renowned international brands, as well as her proven leadership track record in driving successful brand and business transformations, enable her to provide our Board with critical perspective and insight on business, operational, and strategic issues facing the Company.

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John R. Alchin

Age: 75

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation (“Comcast”), a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. Prior to that, he served as Executive Vice President and Treasurer of Comcast from January 2000 to November 2002. Mr. Alchin joined Comcast in 1990 as Senior Vice President and Treasurer. He is currently a member of the board of trustees of BNY Mellon Funds Trust, the board of trustees of the Philadelphia Museum of Art (“PMA”), the board of trustees of The Barnes Foundation, and the advisory group of Catalyst Investors. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust and as Chairman of the PMA finance committee. Prior to serving on the board of trustees of BNY Mellon Funds Trust, he served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Board has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board substantial business and financial experience. His experience as a
Co-Chief Financial Officer and Treasurer of Comcast, a major broadband cable operator and content and programming supplier, provides our Board with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations, and treasury functions. Mr. Alchin’s financial expertise offers our Board a deep understanding of accounting and audit-related matters. In addition, his service as a member of the boards of various financial institutions provides our Board with perspective in the areas of corporate finance and governance matters.

Frank A. Bennack, Jr.

Age: 90

Mr. Bennack has been a director of the Company since January 1998 and served as Lead Independent Director of our Board from Fiscal 2017 until the 2021 Annual Meeting. He is Executive Vice Chairman of The Hearst Corporation (“Hearst”) and served as Hearst’s Chief Executive Officer from 1979 to 2002 and then again from June 2008 to June 2013. Mr. Bennack has been the Chairman of the executive committee and Executive Vice Chairman of the board of directors of Hearst since 2002. He serves on the board and is Chairman Emeritus of Lincoln Center for the Performing Arts, Chairman Emeritus of the New York-Presbyterian Hospital, Chairman of The Paley Center for Media, and a Managing Director of the Metropolitan Opera. He has previously served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation, and JPMorgan Chase & Co. The Board has determined that Mr. Bennack is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board a distinguished career and extensive business experience as Executive Vice Chairman of Hearst, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking, financial and medical data services, and diversified communications activities. His current position as Hearst’s Executive Vice Chairman and previous position as Chief Executive Officer gives him critical insights into the operational issues facing a large corporation and provides our Board with valuable experience in the areas of finance, financial reporting, and strategic planning. As a result of his current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board with perspective with respect to governance and other important matters that come before our Board. Mr. Bennack has been a member of our Board since 1998, and therefore, his extensive knowledge of our business is a valuable aspect of his service on our Board.

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Debra Cupp

Age: 52

Ms. Cupp has been a director of our Company since August 2022. Ms. Cupp is currently the President of Microsoft North America, a division of Microsoft Corporation, a global technology company. Ms. Cupp leads a significant business responsible for the sales strategy, execution, and revenue growth for the Microsoft US and Canada business which spans enterprise, public sector, small and medium businesses, services, and partner communities. Previously, Ms. Cupp was Corporate Vice President of Worldwide Enterprise and Commercial Industries where she was responsible for the development and execution of Microsoft’s strategy and go-to-market approach. Prior to joining Microsoft in late 2017, Ms. Cupp spent 6 years at SAP, serving most recently as the Senior Vice President and Managing Director of Success Factors for North America. In this position, she was responsible for leading the HR business by driving sales and go-to-market strategies, as well as overseeing operations for the field sales organization. Ms. Cupp also serves on the Board of Directors for Avanade, a private company and the leading provider of innovative digital and cloud services, business solutions, and design-led experiences on the Microsoft ecosystem.

Experience, Qualifications, Attributes and Skills

Ms. Cupp brings extensive cross-industry and leadership experience to our Board. Her experience working with large enterprise organizations and their digital transformation journeys enables her to provide unique and valuable insights to our Board about industry and customer trends, and the latest in digital innovation. Ms. Cupp is a collaborative and authentic leader with a proven track record of creating inclusive environments for her employees where progress and growth can be realized. As a veteran in the technology industry, Ms. Cupp has dedicated her career to helping customers of all sizes across public and private sectors use technology as an enabler to achieve their business goals. Her extensive experience, knowledge of these areas, and current position as President of Microsoft North America provides our Board with valuable insight and perspective into strategy and our global technology and digital initiatives.

Valerie Jarrett

Age: 66

Ms. Jarrett was appointed as a director of the Company in October 2020. She is a Senior Distinguished Fellow at the University of Chicago Law School, and the Chief Executive Officer of the Obama Foundation. She serves as Board Chair of Civic Nation and Co-Chair of The United State of Women. She also serves on the boards of Lyft, Sweetgreen, and Walgreens Boots Alliance, each a public company, Ariel Investments, the Economic Club of Chicago, and Sesame Street Workshop. The Board has determined that Ms. Jarrett is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Ms. Jarrett brings to our Board insight into our business from her extensive experience in both the public and private sectors. Ms. Jarrett was the longest serving Senior Advisor to President Barack Obama. She oversaw the Offices of Public Engagement and Intergovernmental Affairs and Chaired the White House Council on Women and Girls. She served as the Chief Executive Officer of The Habitat Company in Chicago, Chairman of the Chicago Transit Board, Commissioner of Planning and Development, and Deputy Chief of Staff for Chicago Mayor Richard M. Daley. She also served as the director of numerous corporate and not-for-profit boards including Chairman and Chief Executive Officer of the Chicago Stock Exchange, Chairman of the University of Chicago Medical Center Board of Trustees, and Director of the Federal Reserve Bank of Chicago. Ms. Jarrett practiced law for ten years in both the private and public sectors, and has also received numerous awards and honorary degrees, including TIME’s “100 Most Influential People” as well as the Abner J. Mikva Legal Legends Award.

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Wei Zhang

Age: 53

Ms. Zhang has been a director of the company since November 2022. Most recently, Ms. Zhang was President of Alibaba Pictures Group, leading global operations since its formation in 2014. She joined Alibaba Group in 2008 as Senior Vice President of Corporate Development and spent the next six years in strategic investment and M&A, corporate strategy, and corporate social responsibility roles. Prior to Alibaba, Ms. Zhang was Chief Operating Officer of Star China from 2005 to 2008, overseeing day to day operations of News Corp’s China subsidiary. She was Managing Director of CNBC China from 2002 to 2005 and held positions at Bain & Company and General Electric. Ms. Zhang previously served on the boards of Amblin Partners, Alibaba Pictures Group, Meituan Company, Los Angeles Sports and Entertainment Commission and the Jack Ma Foundation.

Experience, Qualifications, Attributes and Skills

Ms. Zhang is a highly accomplished senior executive with extensive global experience, particularly in China, e- commerce and digitization, and media and entertainment, making her a valuable asset to our board. With an extensive career spanning renowned companies such as Alibaba Group, News Corporation, NBCUniversal, Bain & Company, and General Electric, Ms. Zhang has acquired a deep understanding of international markets and a profound knowledge of industry dynamics. Her hands-on experience in these organizations has honed her expertise in e-commerce and digitization, enabling her to navigate the complexities of the digital marketplace with confidence. Through spearheading successful digital transformation initiatives, she has leveraged innovative strategies and cutting-edge technologies to optimize online platforms, enhance customer experiences, and drive substantial growth. Additionally, her background in media and entertainment has provided her with a unique perspective on effectively positioning brands within the industry. By leveraging media platforms, content creation, and strategic partnerships, Ms. Zhang has consistently driven consumer engagement and increased brand visibility. Leveraging her diverse global experience, profound expertise in e-commerce and digitization, and exceptional media and entertainment acumen, Ms. Zhang brings an invaluable skill set to the board, offering strategic insights, global market knowledge, and innovative approaches to drive sustainable growth and maximize success.

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Corporate Governance

Our Board and management are committed to robust corporate governance.

OVERVIEW OF CORPORATE GOVERNANCE

We have in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the SEC, the NYSE, and the Dodd-Frank Act. Notwithstanding our eligibility to rely on NYSE “controlled company” listing exceptions, we do not rely on these exceptions available to majority-controlled companies. In keeping with good corporate governance practices, we maintain a majority of independent directors, and each of our Board Committees are comprised solely of independent directors as set forth in Rule 10A-3 of the Exchange Act and the listing rules of the NSYE.

To ensure that our Board reflects an appropriate mix of attributes, qualifications, experience, and skills and continues to provide effective oversight of the Company’s strategy and performance, the Nominating Committee focuses on director succession and tenure and seeks to combine continuity of experience with fresh perspectives and expertise provided by new directors.

This year, Fortune Magazine recognized our Board as among the most innovative boards of directors among S&P 500 companies based on criteria that include expertise, independence, diversity, and tenure of board membership, by including our Board as one of its Modern Board 25.

Over the last few years, the Board has undergone significant refreshment and evolution, resulting in broadened diversity of backgrounds, skills and experiences, a lower average tenure of less than 10 years, and a decreased average age, with the majority of independent directors under 64 years of age. In the past few years, a number of directors joined the Board with a range of relevant experiences, key skills, backgrounds and attributes to complement the depth of knowledge and experiences of our Board, such as individuals with experience in digital and technology, media and entertainment, international sales and operations, corporate citizenship, sustainability, regulatory governance, government affairs, and finance. In Fiscal 2023, we were pleased to elect two new directors to our Board, Debra Cupp and Wei Zhang, each of whom brings extensive experience and skills, including technology, sales and operations, digital and consumer engagement, international sales, media and entertainment, and expertise and direct experience in the Chinese market. The experience and backgrounds of Ms. Cupp and Ms. Zhang greatly complement the depth of knowledge and experience on our Board.

In addition to evolving the Board’s composition, the Nominating Committee reviews Committee membership annually, and the Board regularly refreshes its committee membership assignments based upon the Nominating Committee’s recommendations.

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While there is no strict committee rotation policy for Committee assignments, the Chairs of each Committee are rotated at least once every five years. Committee assignments and the designation of Committee Chairs are made based on Committee needs, director experience, interest and availability, and evolving legal and regulatory considerations. These practices promote strong Committee leadership and independence as well as director development and succession planning.

In Fiscal 2017, we appointed our first formal Lead Independent Director to provide strong, independent leadership for the Board and serve as a liaison between our Board and management. In Fiscal 2022, the Board refreshed the Lead Independent Director role and appointed Hubert Joly to serve. Mr. Joly brings extensive experience and proven leadership to the role as he has historical context and background on the Company having served on our Board for nearly 14 years and is currently the Chair of our Finance Committee. Mr. Joly served as CEO and Executive Chairman at Best Buy for nearly eight years amassing valuable business acumen and expertise and leadership skills and is currently a Senior Lecturer at Harvard Business School. In Fiscal 2023, the Board revised its Corporate Governance Policies to expand the role of the Lead Independent Director to include, among other things, leading the annual performance evaluation of the Board, leading the annual performance review of the CEO, reviewing with the Board succession planning for the CEO and other key management positions, and playing an increased role in crisis management oversight. This role is consistent with good governance practices for lead independent directors and will positively impact the Board’s operations, oversight and decision- making.

After the 2023 Annual Meeting, our Board of Directors will be comprised of the following members:

•	our Executive Chairman;
•	our Vice Chairman;
•	our President and Chief Executive Officer;
•	our Lead Independent Director; and
•	nine other directors, all of whom are independent.

We believe that our current Board structure with a robust Lead Independent Director and Board Committees comprised solely of independent directors provides appropriately strong leadership and oversight, as well as efficient and clear leadership, communication and administration.

We have a dual class capital structure, which we believe is in the best interests of the Company. Mr. R. Lauren founded Ralph Lauren Corporation in 1967 and is the controlling stockholder of the Company with a majority ownership of the Company’s Class B Common Stock. As founder, Mr. R. Lauren is bound to the Company not just in an economic sense through his significant holdings of Class A and B Common Stock, but also on the basis of heritage, stewardship and loyalty. In addition, since the Company has been a public company, there has been a balance to Mr. R. Lauren’s controlling stake through a voting structure that permits the Class A stockholders, over which Mr. R. Lauren does not have control, to have direct control over Class A directors, including our Lead Independent Director (as discussed further below). As a result, Class A stockholders currently solely elect four directors of our Board. As Executive Chairman and Chief Creative Officer, a role in which he remains a hands-on and active participant, he has led our vision, strategy, and development over the years into the strong and growing company we are today after more than 55 years. Mr. R. Lauren’s reputation and influence with our employees and close relationship with our design teams also allows him to continue mentoring the next generation of dedicated talent and outstanding designers who are a critical part of our business growth and success.

Mr. R. Lauren’s continued and deep involvement with the Company serves to provide a unique culture with a tone at the top that celebrates inclusion, diversity and equity. The Company’s purpose-driven culture is a significant element of our human capital management and we believe has helped us to recruit, attract and retain top talent across all Company functions that are necessary for our continued success. His vision and commitment to the Company has contributed to our sustained and continued long-term growth, and the long history of Mr. R. Lauren’s involvement in the Company has been one of its greatest strengths and benefit to stockholders.

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 The long-term success of the Company for the benefit of our stockholders has been, and continues to be, the primary focus and engagement of the Board and management, including the Lauren family. Our capital structure ensures that the Company has a solid and loyal investor base throughout economic downturns and crises. Mr. R. Lauren and his family have a deep interest in the long-term growth and success of the Company. In 2016, the Board appointed Mr. R. Lauren’s son, David Lauren, as Vice Chairman of the Board to further his engagement with our Company and the Board, and to lend his perspective to strategy, brand development, and innovation discussions at the Board level. The Lauren family ownership and direct involvement in the Company provides stability in the face of short-term market pressures or outside influences by providing a counterbalance to vulnerability relating to business cycles and related short-term disruptive effects. This enables the Board and management, including the Lauren family, to focus on long-term sustainable growth to benefit our stockholders. This long-term focus is especially critical in the current macroeconomic environment, which includes ongoing inflationary pressures, foreign currency volatility, the war in Ukraine, and COVID-19-related disruptions.

We believe our sustained financial performance benefits stockholders under the current structure.

In Fiscal 2023, we increased our quarterly dividend by 9%. We also returned approximately $653 million to stockholders in Fiscal 2023 through dividends and share repurchase programs, with our share buybacks more than offsetting the dilutive effect of our share-based employee compensation plans.

The current capital structure has been in place since the Company became public in April 1997, and the Company has a history of clear disclosure regarding the two-class structure. There are two classes of voting stock consisting of Class A Common Stock (currently representing approximately 14% of the voting power), and Class B Common Stock (currently representing approximately 86% of the voting power). The Class B Common Stock is convertible into Class A Common Stock at a Class B stockholder’s election. Pursuant to the Company’s governing documents, each share of Class B Common Stock currently owned by Mr. R. Lauren or Lauren Family Member (as defined below) (each a Class B Permitted Holder) may not be transferred other than to another Class B Permitted Holder, except under certain limited and enumerated circumstances. In addition, at such time as a person ceases to be a Class B Permitted Holder, any and all shares of Class B held by that person shall automatically convert into shares of Class A Common Stock. Following a conversion of all Class B Common Stock, the rights of holders of all outstanding common stock will be identical. Once converted into Class A Common Stock, the Class B Common Stock will never be reissued.

Class A stockholders have long been protected within this structure through the Company’s adherence to sound and robust corporate governance practices and principles that complement the share capital structure and reinforce the Company’s strong commitment to both long-term sustainable growth and stockholder value. As previously noted, our Board has a majority of independent directors with 10 of 13 directors and our Board Committees are comprised solely of independent directors. Unlike many dual-class structures, the Company’s Class A stockholders elect their own directors without any influence from Class B stockholders and are entitled to elect four members each to serve until the 2024 Annual Meeting of Stockholders. Once elected, there is no distinction between Class A or Class B directors and they have the same duties and responsibilities to protect the interests of all stockholders. Our Board and management are also dedicated to stockholder engagement and regularly seek engagement with our largest Class A stockholders, and in some cases with our Lead Independent Director participating in the stockholder outreach. This structure permits our Board to focus on the Company’s mission and long-term sustainable growth and success.

The Company’s leadership also reflects the commitment to sound and robust corporate governance practices. The Board has a strong Lead Independent Director and our CEO and Chairman positions are separate. Mr. Louvet joined the Company as President and Chief Executive Officer in 2017 and has been a member of the Board since that time. The Board of Directors believes it is appropriate for Mr. R. Lauren to be Chairman of the Board, in an executive capacity, as he continues, together

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with Mr. Louvet, to drive the strategic vision of our Company and to actively participate in setting our financial objectives and investment priorities. We believe that these corporate governance practices and those that are summarized on the following pages will continue to protect and preserve the interests of our stockholders.

Our corporate governance practices include:

Board Composition, Policies and Practices	Separate Chairman and Chief Executive Officer roles
Lead Independent Director with robust and well-defined responsibilities; role recently refreshed following the 2021 Annual Meeting of Stockholders
77% of Board is independent
Board evolution efforts to align with accelerated corporate strategy plan, including the addition of two new diverse directors in Fiscal 2021 with extensive corporate citizenship, sustainability, regulatory governance, government affairs, and finance expertise, and in Fiscal 2023 the addition of one new female director with extensive technology, digital, corporate citizenship, and management expertise and one new diverse, female director with extensive international sales, media and entertainment, and Chinese market expertise
Board Engagement	Regular executive sessions of independent directors, with executive sessions scheduled both at the start and the end of each regular Board meeting
Annual Board and Committee self-evaluations and formal evaluation of each Director prior to Annual Meeting
Independent third-party evaluation and formal evaluation of Board effectiveness at least every three years, including most recently in Fiscal 2023
Enhanced engagement in strategy, including periodic special meetings to provide oversight on strategic priorities and growth drivers, with increased access to various levels of management across all regions, plus regional ecosystem immersion field tours
Active engagement with human capital management, including diversity and inclusion initiatives as part of corporate culture oversight. Active engagement with citizenship and sustainability initiatives, and related impact assessment, as part of the Board’s environmental, social and governance (“ESG”) oversight
Active engagement on enterprise risk management, including identifying and preparing to mitigate identified areas of risk
Dedicated session at each regular Board meeting for open discussion and Q&A between the Board and management
Board Committees	Board Committees are entirely independent
All members of the Audit Committee are financially literate, and four of six members qualify as audit committee financial experts
Established 5-year term for Committee Chairs; new Chairs to be appointed in August 2023
All current independent directors serve on at least one Committee
Nominating Committee oversees corporate citizenship, sustainability, social and environmental issues and impacts
Renamed and enhanced the Talent Committee in Fiscal 2022; oversight includes executive compensation, talent development, human capital, DE&I, and succession planning and leadership development

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Accountability to Stockholders	All directors are elected annually
Stockholder advisory vote on executive compensation held annually
Class A directors may be removed by Class A stockholders with or without cause
Comprehensive and recently refreshed Code of Business Conduct and Ethics that is designed to provide directors, senior management and employees with guidance on our Company’s compliance policies. Directors, members of the Company’s Executive Leadership Team and all employees receive annual training on the Code of Business Conduct and Ethics with an annual training certification
Independent directors meet in Executive Session without management present at each Board and Committee meeting, both at the start and end of each meeting
Board maintains oversight of ESG so it can effectively govern and manage the ESG risks and opportunities that are integral to our corporate mission and core business strategy. Significant ESG risks are reviewed and evaluated by the Board and its Committees quarterly as part of their ongoing risk oversight of our Company
Each of the Board and its Committees annually evaluates its performance in a process led by the Lead Independent Director and the Nominating Committee
Evolved approach to CEO evaluation and succession planning led by Lead Independent Director in partnership with independent Chairs of Nominating Committee and Talent Committee
Robust stock ownership guidelines require our CEO, independent directors, named executive officers and certain other members of the Company’s senior management team to own shares equal to a specified multiple of the independent director’s annual retainer or such executive’s base salary, as applicable. Further details on the guidelines for non-employee directors and for executives are provided below in the “Director Compensation – Stock Ownership Guidelines” and “Compensation Discussion & Analysis – Executive Stock Ownership Guidelines” sections, respectively
Policy prohibiting all directors, officers and employees from pledging, hedging or short selling Company stock
Board’s balanced approach to Board evolution results in an effective mix of directors with historical context and new directors
Diverse Board, representing differences in skills, industry and geographic experience, background, race, ethnicity, gender and other unique characteristics
Stockholder Engagement	Stockholder engagement actively informs corporate policies and practices
Longstanding commitment to stockholder outreach is reflected in meetings with largest stockholders conducted on an ongoing basis (including with participation by our Lead Independent Director when requested) to discuss a variety of topics, including our employee value proposition, executive compensation, human capital, corporate governance and ESG
Business-focused engagement calls are held throughout the year on the Company’s Strategic Plan and financial performance with stockholders

Certain governance changes that have been driven in part by results of stockholder engagement include:

–   Board and Committee refreshment and evolution

–   Refreshed performance metrics for executive incentive compensation

–   Enhanced focus on global sustainability and citizenship

–   Company initiatives to oversee corporate citizenship, sustainability, social and environmental issues and impacts

–   More robust disclosure regarding global citizenship and sustainability and human capital management

–   Expanded disclosure of ESG and diversity goals applicable to Fiscal 2023 bonus plan

–   September 2022 Investor Day

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In addition, the key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;
•	our Fourth Amended and Restated By-Laws;
•	our updated Corporate Governance Policies;
•	our updated Audit Committee Charter;
•	our Nominating, Governance, Citizenship & Sustainability Committee Charter;
•	our updated Talent, Culture and Total Rewards Committee Charter;
•	our updated Finance Committee Charter;
•	our updated Code of Business Conduct and Ethics; and
•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on our investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance.” Copies of these documents are available to stockholders without charge upon written request to our Investor Relations Department, 650 Madison Avenue, New York, New York 10022. Only the Board or a Committee of the Board with specific delegated authority, as appropriate, may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver, or any amendments to our codes of ethics, will be promptly posted on our website.

COMPANY LEADERSHIP STRUCTURE

Separate Chairman and CEO Roles

The Board believes that the Company’s current leadership structure, in which the roles of the Chairman and the CEO are separate, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy, operating environment, culture, and Mr. R. Lauren’s vision for and commitment to the Company. As Executive Chairman of the Board, Mr. R. Lauren works with the CEO to set overall vision, strategy, financial objectives, and investment priorities for the business. Mr. R. Lauren also continues to coach and mentor our design team and provide guidance in areas that are important to the Company, including growth in new business categories, creative talent, branding, advertising, and marketing. The separation of the Chairman and CEO roles enables the CEO to focus on the business, operations, and strategy of the Company, and allows the Company to leverage the Chairman’s experience, perspective, and vision to serve the best interests of our stockholders. This structure, together with a strong Lead Independent Director, has proven advantageous in a complex and dynamic consumer and retail landscape affected by global supply chain, macroeconomic and inflationary pressures.

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Lead Independent Director

At the end of Fiscal 2017, the Board appointed a Lead Independent Director to provide strong, independent leadership for the Board.

At the beginning of Fiscal 2022, the Board refreshed the Lead Independent Director role and approved the appointment of Hubert Joly to serve as the new Lead Independent Director, effective following Mr. Joly’s re-election as a director at the 2021 Annual Meeting of Stockholders. Mr. Joly brings extensive experience and proven leadership to the role with historical context and background on the Company having served on our Board for nearly 14 years and as Chair of our Finance Committee. Mr. Joly served as CEO and Executive Chairman at Best Buy for nearly eight years amassing valuable business acumen and expertise and leadership skills, and is currently a Senior Lecturer at Harvard Business School.

Under our Corporate Governance Policies, key responsibilities of the Lead Independent Director include, among other duties:

preside at all meetings of the Board at which the Chairman or the Vice Chairman is not present and, when appropriate, at executive sessions of the independent directors;
ultimately approve the agendas for Board meetings, following discussion with the CEO and the Chairman;
consult with the Chairs of each Committee to determine the frequency of Committee meetings;
lead the annual performance evaluation of the Board in partnership with the Chair of the Nominating Committee;
lead the annual performance review of the CEO in partnership with the Chairs of the Nominating Committee and the Talent Committee;
with input from the Nominating Committee and the Chair of the Talent Committee, annually review succession planning for the CEO and other key management positions with the Board;
together with the Nominating Committee, actively engage in Board refreshment planning and succession planning for directors, including for the Lead Independent Director role;
participate in appropriate training and orientation for new directors;
serve as Interim Chairman, if necessary;
serve as liaison between the independent directors and the Chairman, as appropriate;
has the authority to call meetings of the independent directors, as appropriate;
if requested by key stockholders, serve as a point of contact and communication for stockholders wishing to engage directly with the Board, other than through the Chairman;
lead executive sessions of the Board and provide feedback to the Chairman and CEO regarding decisions and recommendations of the independent directors; and
participate in crisis management oversight, as appropriate.

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DIRECTOR INDEPENDENCE AND NON-MANAGEMENT DIRECTOR MEETINGS

Our Board believes that a majority of our directors should be independent and has determined that all non-management director nominees are independent: Angela Ahrendts, John R. Alchin, Frank A. Bennack, Jr., Debra Cupp, Linda Findley, Michael A. George, Valerie Jarrett, Hubert Joly, Darren Walker, and Wei Zhang. Each of the current members of our Audit Committee, Talent Committee, Nominating Committee, and Finance Committee detailed below are independent.

In considering the independence of our independent directors, we considered, among other factors, charitable contributions to entities affiliated with our independent directors and commercial transactions conducted, from time to time, in the ordinary course of business between us and certain entities affiliated with these directors. In the case of each of our independent directors, any such transactions have substantially the same terms as are prevailing at the time for comparable businesses and the indirect interest of the independent director in the charitable contribution or transaction, if applicable, was found to be immaterial and in amounts that do not impair the independence of the relevant director under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. Our guidelines for determining director independence are set forth as Appendix A to this Proxy Statement.

At each of our regularly scheduled Board and Committee meetings, the non-management, independent directors participate in an executive session without any members of the Company’s management present. In Fiscal 2023, our independent directors met together as a Board, without any management representatives present, at least once per quarter. Board meetings are structured so that the independent directors meet in executive session both at the start and at the end of each Board meeting. Our Lead Independent Director presided during these executive sessions of independent directors.

MEETINGS AND DIRECTOR ATTENDANCE

Type of Meeting	Number of Meetings and Director Attendance
2022 Annual Meeting of Stockholders	Although there is no formal attendance policy, our directors are expected to attend each Annual Meeting of Stockholders. 11 of the 12 directors nominated for election at the 2022 Annual Meeting of Stockholders attended the meeting.
Meetings of:	In Fiscal 2023:
• the Board; • the Audit Committee; • the Nominating Committee; • the Talent Committee; and • the Finance Committee.	• our Board met five times; • our Audit Committee met four times; • our Nominating Committee met five times; • our Talent Committee met five times; and • our Finance Committee met six times.
Each member of our Board other than Mr. Frank Bennack attended at least 75% of the required meetings held by the Board and the Committees of the Board on which he or she served. Due to certain health issues, Mr. Bennack attended 62% of the meetings of the Board and Committees on which he served. We expect Mr. Bennack to attend at least 75% of such required meetings in Fiscal 2024. The Board and its Committees also act from time to time by unanimous written consent in lieu of meetings.
Special Meetings: To ensure that the strength of our global business endures over the long-term, the Board and Committees convene additional special meetings throughout the fiscal year to provide management with oversight, input, and guidance regarding various matters, including cybersecurity preparedness, our fiscal year and long range plans, progress of corporate strategy including our Strategic Plan, and renewed on-location review of our regional key city ecosystems to engage directly with our strategy and consumer experience.

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INDEPENDENT COMMITTEES OF THE BOARD OF DIRECTORS

We require all four of our Board Committees to consist solely of independent directors. The table below indicates the current membership of our Committees prior to any composition changes slated to follow the 2023 Annual Meeting.

Director	Audit Committee	Talent Committee	Nominating Committee	Finance Committee
Angela Ahrendts
John R. Alchin
Frank A. Bennack, Jr.
Debra Cupp
Linda Findley
Michael A. George
Valerie Jarrett
Hubert Joly[1]
Darren Walker
Wei Zhang

1.	As Lead Independent Director, Mr. Joly is invited to attend all Committee meetings.

  Chair           Member

Audit Committee MEMBERS Mr. John R. Alchin (Chair) Mr. Frank A. Bennack, Jr. Ms. Debra Cupp Ms. Linda Findley Mr. Michael A. George Ms. Valerie Jarrett

Role of the Audit Committee

The Audit Committee appoints our independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews, among other things: (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews; (ii) management’s compliance with our major accounting and financial reporting policies; (iii) the adequacy of our financial organization and management’s procedures and policies relating to our internal control over financial reporting; and (iv) our compliance with applicable laws relating to accounting practice. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(Proposal 2) Ratification of Appointment of Independent Registered Public Accounting Firm.”

Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee is financially literate and that four of the six members of the Audit Committee qualify as audit committee financial experts, as defined by the SEC: its Chair, Mr. Alchin; Mr. Bennack; Mr. George; and Ms. Jarrett.

Cybersecurity Oversight

The Audit Committee reviews the Company’s cybersecurity program on a quarterly basis and periodically convenes special meetings to conduct deeper preparedness, enterprise risk and business continuity reviews. These special meetings are open to the full Board to attend. The Audit Committee anticipates it will continue to conduct these review sessions as appropriate. In addition, the full Board receives a regular cybersecurity update at least once annually. All of these meetings include our Chief Digital and Technology Officer and Chief Information Security Officer.

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Talent Committee MEMBERS Mr. Michael A. George (Chair) Ms. Linda Findley Mr. Hubert Joly Mr. Darren Walker

Role of the Talent Committee

The Talent Committee reviews and approves the compensation of executive officers and certain key members of our senior management and compensation plans and arrangements with respect to such executive officers and members of senior management. It also reviews and approves our compensation programs, including corporate metrics and milestones related to any ESG factors included in the compensation plans, and may consult the Nominating Committee on ESG goals when establishing, monitoring, or reviewing performance goals. The Talent Committee also administers the compensation plans in which certain employees may participate, including our 2019 Long-Term Stock Incentive Plan (the “2019 Stock Incentive Plan”), our currently expired Amended and Restated 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”), which replaced our 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), our current Executive Officer Annual Incentive Plan (“EOAIP”), and our Executive Incentive Plan.

In addition, the Talent Committee maintains oversight in the development of succession plans for the NEOs, except for the Chief Executive Officer where the Nominating Committee maintains oversight, and for certain other specified employees, regularly meeting in executive session to evaluate internal and external candidates, presenting them to the full Board, and performing succession modeling. It also consults with the Nominating Committee regarding its review of succession planning for the Chief Executive Officer. The Talent Committee also oversees and provides feedback and guidance on certain of our programs relating to our DE&I, talent development and retention, employee engagement and other human capital management strategies and initiatives. The Talent Committee consults, as needed, with third-party compensation consultants, independent legal counsel and other advisors to assist the Talent Committee with its duties related to compensation and human capital management and has sole authority to terminate and replace any such consultants or advisors. From time to time, the Talent Committee may form and delegate its authority to subcommittees when appropriate.

The Talent Committee oversees stock ownership guidelines applicable to senior management and non-employee directors, and reviews and recommends to the Nominating Committee any changes to the compensation of the non-employee directors.

Talent Committee Interlocks and Insider Participation

The Talent Committee is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” under the listing standards of the NYSE and SEC rules and regulations. None of the members of the Talent Committee during Fiscal 2023 (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which any one of our executive officers is a director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Talent Committee. There are no Talent Committee interlocks.

Nominating Committee MEMBERS Ms. Valerie Jarrett (Chair) Ms. Angela Ahrendts Mr. Frank A. Bennack, Jr. Mr. Darren Walker Ms. Wei Zhang

Role of the Nominating Committee

The Nominating Committee identifies individuals qualified to become directors, recommends director nominees to the Board, develops and recommends corporate governance policies to the Board, recommends non-employee director compensation to the Board, reviews related party transactions, exercises oversight of the evaluation of the members of the Board and Committees, recommends to the Board policies and principles for CEO succession, selection and performance reviews, and reviews the Company’s programs, policies, and practices relating to corporate governance, citizenship, sustainability, and social and environmental issues and impacts.

The Nominating Committee works closely with the Lead Independent Director on governance issues including the annual performance evaluation of the Board, Board refreshment planning and the succession of the Lead Independent Director position. The Nominating Committee and Lead Independent Director also work closely with the Chair of the Talent Committee on the annual review of succession planning for the CEO and other key management positions. In addition, the Chair of the Nominating Committee works with the Lead Independent Director and the Chair of the Talent Committee to review the annual performance evaluation and compensation of the CEO.

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Finance Committee MEMBERS Mr. Hubert Joly (Chair) Ms. Angela Ahrendts Mr. John R. Alchin Ms. Linda Findley Mr. Michael A. George Ms. Wei Zhang

Role of the Finance Committee

The Finance Committee was established by the Company in Fiscal 2018 to oversee the Company’s financial condition, policies, practices, and activities in support of the Company’s long-range plan. The Finance Committee provides oversight to management regarding: (i) the development and execution of the Company’s key strategic plans and long-term value creation strategy (the “Long-Term Strategy”); (ii) the establishment and review of strategic accelerators for the Long-Term Strategy; (iii) the alignment of the Company’s financial resources with the Long-Term Strategy; (iv) the review and implementation of productivity drivers as part of the Long-Term Strategy; and (v) the review of corporate and systemic risks related to the Long-Term Strategy.

Special Engagement Meetings

On occasion, the Board and Committees will convene special meetings throughout the fiscal year to focus on a particular risk or issue that is relevant to the Company and to provide the Board with oversight, input, and guidance regarding such issues and risks. This year, the Board renewed on-location review of our regional key city ecosystems by touring certain of our North America operations to engage directly with our strategy and consumer experience.

BOARD OF DIRECTORS EFFECTIVENESS

Independent Board Assessment

The Company conducts regular independent assessments of its Board and Board effectiveness. In Fiscal 2023, the Nominating Committee engaged an independent third-party consultant to conduct individual interviews with each director, including management members of the Board, and to perform an objective analysis of the Board’s governance structure, evaluation process, and overall effectiveness.

Since receiving the results of this and earlier independent third-party assessments, the Nominating Committee has conducted Board Effectiveness Reviews to monitor the progress of implementation of certain recommendations from the assessment, such as:

•	Refreshed Finance Committee mandate to expand oversight of the Company’s key strategic plans and long-term value creation strategy and related opportunities and risks;
•	Expansion of independent assessment process to include feedback from select members of the Company’s senior executive leadership in annual Board evaluation process;
•	Enhanced Board review and engagement with Company strategy, including by reintroducing regional ecosystem immersion tours and including outside experts in certain Board and Committee presentations and discussions;
•	Rotation of Committee Chairs at least every five years;
•	Planned August 2023 refreshment of Committee Chairs to revitalize the leadership of each Committee;
•	Continued commitment to Board evolution, including continuously evaluating new director candidates to ensure diversity on our Board and appropriate mix of skills and expertise, which resulted in the departure of five long-tenured directors since Fiscal 2020;

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•	As part of the commitment to Board evolution, implementation of a formal annual evaluation to ensure each director has the appropriate mix of characteristics, experience, and skills to serve the Company and its stockholders effectively before the Board nominates any director for re-election at the Annual Meeting;
•	Expansion of the Board education program and creation of an online Director Education Portal for internal Ralph Lauren classes on the Company and our business;
•	Robust Director Orientation program for new directors, consisting of one-on-one meetings with senior management, ecosystem tours and extensive written materials to familiarize the new directors with the Company’s business, financial performance, strategic plans, compensation programs, and corporate governance policies and practices; and
•	Additional training provided to directors who assumed new leadership positions, e.g., Committee Chairs, in connection with Committee composition refreshment.

Notably, these independent assessments have led to a focus on Board exposure to management and continue to prioritize deep engagement with business strategy.

In Fiscal 2023, some of the actions in which the Board engaged include, among others:

•	Opportunities for Board discussions with members of the executive leadership team, the creative design management team, as well as various levels of management across all regions;
•	Special meetings of the Finance Committee focusing on the Strategic Plan, the fiscal year plan and long range plan, and navigating the prevailing macroeconomic environment;
•	Quarterly review and analysis of cybersecurity preparedness;
•	Quarterly review and analysis of enterprise risk management with each Board Committee;
•	A special Board effectiveness executive session;
•	A dedicated session at each Board meeting for the directors and management to engage in an open discussion and Q&A outside of the regular management presentations;
•	Regular presentations by senior executives on our Strategic Plan pillars and progress indicators at the quarterly Board and Committee meetings; and
•	Opportunities to review the Company’s competitive landscape and future outlook and to assess firsthand the execution and impact of the Company’s Strategic Plan.

Board Effectiveness is a continuing focus, and the Company’s Corporate Governance Guidelines have recently been amended to require an independent assessment of the Board and its effectiveness at least every three years. The next assessment will be conducted in Fiscal 2026. When the Nominating Committee engages a third party to assist it, the Committee approves the fees that we pay for these services.

Focus on Strategy, Diversity and Succession Planning

Our Board is actively engaged with the Company’s strategy, and during Fiscal 2022 and Fiscal 2023, the Board was actively engaged in monitoring the impact of the prevailing macroeconomic environment and the ongoing COVID-19 pandemic on the Company’s strategy. Our entire Board acts as a strategy committee as it reviews and oversees progress on the Company’s Strategic Plan quarterly, including during executive sessions without Company management present.

Annually, the Board conducts an in-depth review of the Company’s long-term strategic plan, performance, and capital structure. The Finance Committee additionally takes a more active role in strategy oversight as it receives regular updates on strategy key performance indicators (“KPIs”) and quarterly reviews the alignment between our risk management program and our strategic priorities.

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These discussions are enhanced with experiences scheduled outside regular meetings, such as full-day ecosystem immersion tours with market or store visits, which provide our directors with an opportunity to see the Company’s operations at work, to assess firsthand the execution and impact of the Company’s strategy, and to engage with senior leaders throughout the Company to deepen their understanding of our business. While visits were paused during COVID-19, the Company reinstated visits to the field in May 2023. Furthermore, a full-day strategy meeting is scheduled periodically for the Finance Committee, and all members of the Board are invited to attend.

Strategy remains at the forefront of our robust succession planning process.

With a focus on evolving the Board with respect to the Company’s strategy, the Nominating Committee regularly reviews the skills and experience of the Board in consideration of the Board’s needs for the upcoming year regarding strategy, the appropriate size, and the current composition of the Board in light of independence, diversity of backgrounds, skill sets, age, availability of service, and tenure of its members, among other attributes.

Our Board is also actively engaged in the oversight of our corporate culture and is continuously focused on developing a diverse culture that is aligned with our long-term mission and strategy. Since 2020, the Board has received regular updates from management on our continued efforts to strengthen our DE&I efforts across all race, ethnicity, gender, sexual orientation, disability and other demographics to ensure that equal leadership and development opportunities are available for all employees. As part of this work and to further develop and nurture the Company’s culture, the Talent Committee receives regular reviews of talent across organizations within the Company to encourage promotion from within where management identifies strong candidates, with management and the Committee working to ensure our diverse talent are fully represented in the process for promotions to the executive level. The Board has also been regularly informed of the work of our management Global DE&I Steering Committee that is directly accountable for executing on our DE&I strategies to provide a robust structural framework to advise and act upon all DE&I commitments.

The Board also actively oversees succession planning with regard to senior management, including the Executive Chairman and the President and Chief Executive Officer. The Chair of the Talent Committee and the Chair of the Nominating Committee work with the Lead Independent Director to review succession planning for the Chief Executive Officer, Executive Chairman and certain other specified employees annually. In addition, the Talent Committee also regularly reviews and considers succession plans for the NEOs, and reports on such plans and potential candidates during executive session of the full Board. The Talent Committee members and members of senior management regularly meet to evaluate internal and external candidates, acquaint such candidates with members of the Board, and perform succession modeling.

Board and Committee Evaluations

Pursuant to the Company’s Corporate Governance Policies and the Charters of each of the Board’s Committees, the Board and each of its Committees conducts a performance evaluation at least annually.

Our processes enable directors to provide anonymous and confidential feedback on topics including:

•	Board/Committee information and materials;
•	Board/Committee meeting mechanics;
•	Board/Committee composition and structure, including diversity and mix of skills, qualifications, viewpoints, and experience;
•	Board/Committee responsibilities and accountability, including with respect to strategy, risk management, operating performance, CEO and management succession planning, corporate governance, citizenship and sustainability, and corporate culture;

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•	Board meeting and executive session conduct and culture; and
•	Overall performance of Board members.

To promote effectiveness of the Board, the results of the Board performance evaluation are reviewed and addressed by the Nominating Committee in executive session and then by the full Board in an executive session led by the Lead Independent Director with input from the Chair of the Nominating Committee. The results of each Committee’s performance evaluation are discussed at an executive session of the applicable Committee and further discussed by the full Board as appropriate. Before the Board nominates any director for re- election at the Annual Meeting, the Nominating Committee conducts a formal annual evaluation to ensure each director has the appropriate mix of characteristics, experience, and skill set to serve the Company and its stockholders effectively.

These evaluations, as well as the Fiscal 2023 and earlier independent third-party assessment described above, have had a meaningful impact on Board refreshment and succession planning. As a testament to the effectiveness of these assessments, in Fiscal 2019 and Fiscal 2020, the Board added three new independent directors, two of whom are female, continued to prioritize deep Board engagement with Company strategy, enhanced access to global management across various levels, refreshed the composition of the Committees of the Board, and enhanced director education. In Fiscal 2021, the Board continued its evolution with the addition of two new diverse directors, including a female director, and in Fiscal 2023 further added two new female directors, bringing our Board composition to 5 female directors and 3 ethnically and racially diverse directors out of our 9 independent directors on the Board. These refreshment efforts demonstrate the Board’s focus on ensuring that each member of the Board brings the necessary skills and areas of expertise to contribute to discussions on the Company’s strategic initiatives and to oversee the risks that face our business and as they evolve.

BOARD OF DIRECTORS OVERSIGHT OF RISK

Our management is responsible for understanding and managing the risks that we face in our business, and the Board is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board in reviewing our strategic objectives and business plans is a significant element of the Board’s assessment of management’s approach and tolerance for risk. In addition, the Committees of the Board report to the full Board at regularly scheduled Board meetings on any identified material risks within that Committee’s area of responsibilities and oversight, including as new risks arise.

In Fiscal 2023, each Committee reviewed a quarterly Enterprise Risk Management report setting forth the risks overseen by each Committee of the Board and mitigation opportunities. The Company’s Enterprise Risk Management program is fully updated annually and periodically updated and supplemented as new risks and opportunities are identified by management.

The Audit Committee has responsibility for oversight of the Company’s financial statements and financial reporting related risks, including those related to our accounting, auditing, and financial reporting practices, as well as cybersecurity risks.

The Finance Committee has responsibility for oversight of the development and execution of the Company’s key strategic plans, long-term value creation strategy and the assessment of financial strategic risks, including the adequacy of any policies, procedures, and controls designed by management to assess and manage these risks.

The Talent Committee has responsibility for the oversight of our compensation policies and practices, including conducting annual risk assessments, and evaluating and approving our executive compensation and benefit plans and programs.

The Nominating Committee has responsibility for the oversight of the Company’s governance structure, including succession planning, and has been enhanced to oversee ESG risks applicable to the Company, including citizenship and sustainability issues, and reports regularly to the full Board on these risks and opportunities. In addition to the Committee’s quarterly review of the Company’s citizenship and sustainability risk, in June 2023, the Committee reviewed the Company’s annual Global Citizenship & Sustainability Report and its Climate Risk Report, also presented to the full Board. The Board also receives regular reports from our CEO, COO and CFO, Chief Legal Officer, Chief People Officer, and other key members

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of senior management regarding various enterprise risk management issues, including operational, strategic, legal, and regulatory, cybersecurity and global information systems, internal audit, financial and reputational risks. The Board is also regularly informed and engaged as new risks arise.

The Company believes that the Board’s leadership structure, discussed in detail under “Company Leadership Structure” on page 29 of this Proxy Statement, supports the risk oversight function of the Board by providing for a separate role for the Chairman of the Board and the CEO, and open communication between management and the Board facilitated by a Lead Independent Director. In addition, seasoned independent directors chair each of the Board’s four Committees, which provide in-depth focus on certain categories of risks.

OVERVIEW OF ENVIRONMENTAL, SOCIAL, AND GOVERNANCE RISK OVERSIGHT

We believe that delivering the next 50 years for our Company means carefully managing our impact on the environment and society, and our performance is inextricably linked to the sustainability of the world in which we operate. As a result, the full Board considers sustainability to be an important element of our business strategy and the Board’s strategic oversight. Recently, we have made strides in ensuring this oversight is robust, with the following enhancements in our programs, policies, and practices:

Nominating Committee	Audit Committee and Finance Committee	Talent Committee
The Nominating Committee oversees, and receives regular quarterly reports on, ESG issues and liaises directly with members of management on such risks and opportunities.	As part of the larger oversight of enterprise risk management, both the Audit Committee and the Finance Committee provide high-level monitoring of any sustainability risks, as applicable, and the Finance Committee directly engages on strategy initiatives, including those impacting sustainability and corporate citizenship.	In addition to overseeing the compensation of our executive officers and certain key members of our senior management, the Talent Committee regularly reviews the Company’s people and development strategy, including with regard to our employee DE&I initiatives.

Chief Global Impact & Communications Officer.

In April 2022, the Company re-organized its sustainability function by consolidating global sustainability, citizenship and human rights areas under the new role of Chief Global Impact & Communications Officer. Our Chief Global Impact & Communications Officer leads our Global Citizenship & Sustainability Senior Steering Committee, comprised of leaders from across the Company and provides management and oversight of a number of internal working groups across all business functions to define and implement our citizenship and sustainability initiatives and better measure progress to maximize impact.

SUSTAINABILITY KPIs.

The Nominating Committee receives regular updates on the sustainability metrics and goals presented in our Global Citizenship & Sustainability Reports and reports to the Board on such progress. The Board also receives an annual sustainability KPI update as well as copies of the Company’s sustainability reports, including the annual Global Citizenship & Sustainability Report and Climate Risk Report. For Fiscal 2023, ESG metrics in the form of a scorecard were selected by the Talent Committee to serve as a strategic modifier goal which, if met, would adjust bonuses for the NEOs (other than Mr. R. Lauren) upwards by up to 10%. Using the ESG metrics in this way reflects the Company’s view of the importance of our citizenship and sustainability strategy to create positive social and environmental impacts across our Company, our industry and society.

For more information, please see the map of the Company’s sustainability risks in our most recently published Global Citizenship & Sustainability Report covering Fiscal 2023 and significant events prior to publication in Fiscal 2024 available on our corporate website at https://www.corporate.ralphlauren.com.

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ANALYSIS OF RISKS ARISING FROM COMPENSATION POLICIES AND PROGRAMS

At the beginning of Fiscal 2023, consistent with its annual review process, the Talent Committee reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. This annual assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks.

Selected key elements of our compensation programs that were reviewed include the following:

•	Pay Mix and Structure. Our executive compensation programs appropriately balance both short-term and long- term performance through our annual cash incentive bonus program and long-term equity awards. Equity awards granted in Fiscal 2023 deliver value to employees through stock price appreciation and Company performance. A significant portion of variable pay is delivered through equity awards with vesting schedules covering multiple years, thus emphasizing long-term Company performance and retention.
•	Incentive Caps. Our executive annual cash incentive bonus plan as well as our non-executive bonus plans do not allow for unlimited payouts. We believe that the range of payouts should be capped to avoid encouraging decisions that maximize short-term gain at the expense of long-term viability. In addition to the caps on all cash incentive bonus awards, the payout on performance share units (“PSUs”) cannot exceed a fixed percentage above target levels.
•	Performance. To strengthen the relationship between pay and performance, our executive annual cash incentive bonus plan and our non-executive commission and bonus plans are subject to the achievement of pre-established performance goals, which are established independently of plan participants at the beginning of each fiscal year. We believe that for Fiscal 2023 our incentive plan metrics were appropriately balanced between short-term incentives such as Total Company Revenue and Adjusted Operating Profit Margin, Home division revenue, a digital value chain metric, and ESG metrics for the executive annual cash incentive bonus plan and long-term metrics such as cumulative three- year Adjusted Return on Invested Capital (“Adjusted ROIC”) and relative total shareholder return to a comparator group of companies for our PSUs. These financial metrics were adopted in response to stockholder feedback and in order to align with the Company’s Strategic Plan.
•	Change in Control Policy. The change in control arrangements for our NEOs provide for cash payments only upon actual termination of employment. All unvested equity awards are subject to “double-trigger” vesting so that acceleration of vesting does not occur unless the executive’s employment is actually terminated under certain limited circumstances following a change in control. Our employment agreements do not provide for any excise tax gross-up provisions.
•	Ownership Guidelines. We have stock ownership guidelines for our directors, the NEOs, and select other members of our senior management group that are intended to align the interests of these individuals with our stockholders. As a result, such individuals may be less likely to take short-term risk if a meaningful portion of their personal financial investment is linked to our long-term holdings. Further details on the guidelines for non-employee directors and for executives are provided below in the “Director Compensation – Stock Ownership Guidelines” and “Compensation Discussion & Analysis – Executive Stock Ownership Guidelines” sections, respectively.
•	Clawback Policy. We have a clawback policy applicable to our NEOs. Under our clawback policy, the Talent Committee may, in its reasonable discretion, require an NEO to reimburse us for the amount of any payment previously received by such officer under our cash incentive bonus plan as well as our long-term equity plan if, as a result of such officer’s intentional misconduct or gross negligence, we are required to restate our financial statements.
•	Anti-Hedging and Anti-Pledging Policies. Our NEOs as well as Board members are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account. In addition, all employees and Board members are prohibited from hedging Company securities, whether or not issued by the Company, including by way of forward contracts, equity swaps, collars, exchange funds, or other financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

As a result of this review, the Talent Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.

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DIVERSITY AND DIRECTOR NOMINATING PROCEDURES

Our Board is comprised of individuals with diverse backgrounds, skill sets and business experiences, including financial expertise, active leadership, CEO experience in a variety of industries, international experience, product and channel experience, strong retail and digital commerce experience, digital and technology experience, media and entertainment experience, and corporate citizenship, sustainability, regulatory governance, government affairs, and academic expertise. Our Board members also have extensive experience on the boards of other companies and organizations, which provides an understanding of different business strategies and challenges. In seeking new Board members, we focus on adding diverse backgrounds and new skills and experiences necessary to oversee the Company’s business strategy and initiatives and fulfill the Board’s risk oversight obligations. In Fiscal 2023, we continued to focus on diversity of backgrounds, skill sets and experiences on our Board with the additions of Debra Cupp and Wei Zhang, each of whom brings extensive relevant experiences and skills, including in technology, sales and operations, digital and consumer engagement, international sales, and media and entertainment, and the Chinese market. Additionally, at our previous annual meeting, one of our then long-tenured directors did not stand for re-election. These Board refreshment changes are aligned with the strategic initiatives of our Chairman and our CEO and are complementary to the depth of knowledge and experience currently on our Board.

The Nominating Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board for its consideration. The Nominating Committee, guided by the membership criteria established by the Board in our Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. We maintain a majority of independent directors, and the Board considers a number of factors in selecting director candidates. Although we do not have a formal policy concerning diversity considerations, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries across geographies and professional disciplines, such as finance, professional services, retail, digital commerce, technology, and corporate citizenship, along with a diversity of gender, race, ethnicity, national origin, age, geographic location and other characteristics that reflect our Company’s values and are relevant to our business strategy in determining the appropriate composition of the Board and identifying director nominees. When the Nominating Committee identifies an area in which the Board may benefit from greater representation, it may focus its candidate search on particular experience, background, or diversity characteristics, including gender, racial, ethnic, and geographical attributes.

In addition, the Board considers the contributions the individual can make to the Board and management as we strive for a body of directors reflecting various genders, racial and ethnic backgrounds, among others, and professional experiences and expertise necessary for the Board to fulfill its responsibilities and leading to a more effective oversight and decision-making process. In the Board’s annual performance evaluation, one of the factors that the Board expressly considers is whether the membership of the Board provides an adequate mix of characteristics, experience, and skills to serve the Company and its stockholders effectively.

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Board Nominee Skills and Diversity Matrix

As presented in the chart below, we believe our Board nominees offer a diverse range of key skills and experiences to provide effective oversight of the Company and create long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. Below is a high-level summary which highlights certain of the Board nominees’ skills, qualifications and experiences and is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Balanced Mix of Skills, Qualifications and Experience

Name	Angela Ahrendts	John Alchin	Frank A. Bennack, Jr.	Debra Cupp	Linda Findley	Michael A. George	Valerie Jarrett	Hubert Joly	David Lauren	Ralph Lauren	Patrice Louvet	Darren Walker	Wei Zhang
Attributes/Experiences
CEO[1]
International Experience
Additional Public Company Executive
Retail/Consumer Products
E-commerce/Digital/ Technology
Data protection/Cyber/IT
Finance/Capital Allocation
Consumer Insights/ Marketing/Sales
Policy/Regulatory/Governance
Diversity
Race/Ethnicity
Gender
Nationality
Sexual Orientation

1	Current or former CEO or President experience, public, private and non-profit

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Role of Nominating Committee in Director Nomination

The Nominating Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Executive Chairman of the Board and the Lead Independent Director, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background, experience, and skills.

The Nominating Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates properly recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating Committee will initially determine the need for additional or replacement members of the Board and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Executive Chairman, the Lead Independent Director and other members of our Board. If the Nominating Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Nominating Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s Annual Meeting of Stockholders in order to be considered for nomination by the Nominating Committee. The Nominating Committee believes this deadline is appropriate and in our best interests and those of our stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2024 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by February 23, 2024. The written notice must include:

•	all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;
•	the name and address of the stockholder giving the notice, as they appear on the Company’s books, and of the beneficial owner of those shares; and
•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating, Governance, Citizenship & Sustainability Committee, Office of the Corporate Secretary/Legal Department, Ralph Lauren Corporation, 100 Metro Boulevard, Nutley, New Jersey, 07110.

Our stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in our Fourth Amended and Restated By-laws, which are described below under the caption “Additional Matters — Stockholder Proposals for the 2023 Annual Meeting of Stockholders.”

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Timeless by Design Since our founding, we have believed in creating things that are timeless — that last and that never go out of style. Our iconic products are created to be worn, loved and passed on through generations.

GLOBAL CITIZENSHIP & SUSTAINABILITY

This ethos of timelessness extends beyond our products to the lives, communities, and natural resources our business intersects. Our Purpose is to inspire the dream of a better life through authenticity and timeless style. Timeless by Design is how we apply our Company’s Purpose to our approach to citizenship and sustainability. We live this commitment by empowering our employees, through the charitable work we undertake through our Company and The Ralph Lauren Corporate Foundation and with a continued focus on advancing a more circular apparel industry. From the materials we use to how we make our iconic products, we consider timeless style throughout our design process — ensuring our philosophy of timelessness is embedded from inspiration through to our products’ every use and reuse.

Create With Intent

In 2022, we introduced our Live On promise to take our enduring philosophy of timelessness even further with a new commitment: By 2030, Ralph Lauren commits to enable our past and future products to live on responsibly. To deliver on this promise, we committed to designing new and reimagined products according to circular principles. To help extend the life of Ralph Lauren products — old and new — we are also enabling consumers to rent, repair and recirculate our items in select top cities. We also continue to make investments to help advance circular innovation across the industry.

In Fiscal 2023, we released our first C2C Certified® product, initiated our circular principles workstream with internal and external partners and continued our efforts to bring vintage Ralph Lauren offerings to our consumers. Additionally, we launched a recycling program for 100% cashmere products in collaboration with Re-Verso™, a leading textile production company that bridges science and technology to create a circular economy manufacturing system for high-quality wool and cashmere.

Our sustainable materials strategy has a holistic orientation, inclusive of impacts across the environment, animal welfare, land use and farmer livelihoods. We look to source materials from certifications and programs that drive positive change in these areas. Our efforts and goals are focused on the key materials that make up 92.2% of our material use: cotton, wool, cashmere, leather, viscose and polyester. As part of our goal to source 100% sustainable key materials by 2025, we are continuing to invest in the increased use of sustainable cotton and seek to support the scaling of improved practices in cotton cultivation. In Fiscal 2023, 94% of the cotton units we produced met at least one of our defined sustainability attributes (organic, transitional/ in-conversion, Better Cotton, recycled, regenerative, U.S. Cotton Trust Protocol or Fair Trade). This year, we became a member of the U.S. Cotton Trust Protocol, which helps farmers transition to more sustainable cotton cultivation practices and enables growers to measure the environmental impacts of their operation to support continuous improvement.

Foundational to the successful implementation of our Global Citizenship and Sustainability (“GC&S”) strategy is our work with our suppliers and within our supply chain. This year we took significant steps to increase supply chain visibility and chain of custody verification to enhance our traceability efforts. We are committed to improving both transparency into global supply chains and the traceability of our products across Ralph Lauren specific value chains. In Fiscal 2023, we increased the use of industry tools for our supplier scorecard, including the Higg Facility Environment Module and Social Labor Convergence Project, as well as the tracking of sustainable material certifications and resource-efficient production practices to ensure alignment between our sourcing strategy and our GC&S goals. Throughout the year, we hosted roundtables and trainings globally to share updates to our compliance programming and GC&S standards. We are working towards establishing a comprehensive long-term Transparency & Traceability strategy and approach, incorporating the lessons learned from our piloting efforts thus far.

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Protect the Environment

Beyond creating products more responsibly, we are working to operate in ways that respect our planet, such as using renewable energy, managing our waste properly and using water responsibly. By adopting practices that help preserve the world’s natural resources, we can be stewards in protecting our environment for generations to come.

As we develop and refine our roadmap to achieving net zero by 2040, we have defined key strategies for reducing GHG emissions across our own operations and supply chain. To implement these strategies, we collaborate and engage on policy issues to accelerate low carbon practices in our industry. Additionally, we are actively engaged in industry collaborations including United Nations Fashion Industry Charter for Climate Action, the Sustainable Apparel Coalition, G7 Fashion Pact, Clean Energy Buyers Alliance and RE100, among others. These collaborations help to bring together expertise to inform targeted corporate actions for decarbonization, including the transition to renewable energy across our supply chains and growing the circular economy.

Our absolute emissions decreased by 29% in Fiscal 2023 from our Fiscal 2020 baseline. This reduction is driven by production volumes decreasing by 33% compared to Fiscal 2020, which contributed significantly to our Scope 3 emissions from manufacturing and raw materials. Other factors contributing to this change in emissions include reductions in air freight usage from Fiscal 2022 levels, changes in business travel practices and regular improvements to our carbon footprint methodology consistent with carbon accounting best practices.

To reduce emissions in our owned and operated footprint, we continue to pursue projects that will help us meet our 2025 renewable energy target and bring additional renewable electricity to the grid. Over the past year we have navigated challenges in the renewable energy market by working closely with renewable energy developers, expanding our sourcing to additional grid regions and evaluating alternative contract and financing arrangements. In Fiscal 2023, we made progress sourcing virtual power purchase agreements for our electricity consumption in North America and Europe. In North America, we are pursuing multiple projects that will result in new solar electricity generation in the grid and will collectively match the electricity we consume annually in the United States and Canada. In Europe, we are participating in the Fashion Pact’s collective virtual power purchase agreement initiative, working together with 11 other fashion companies to aggregate our electricity demand in Europe and bring new renewable energy capacity to the grid.

A significant portion of our emissions come from our supply chain, so we work with suppliers to set and implement goals and plans to reduce their carbon footprint. In Fiscal 2023, we continued our work with the Apparel Impact Institute to roll out the Carbon Leadership Program within our supply chain. Through the Carbon Leadership Program, we invested in expert technical support for each manufacturing facility to develop their 2025 and 2030 carbon and water reduction plans in alignment with broader industry ambitions and best practices. We also worked closely with our suppliers to track progress and support capability building and collective action programs. We plan to continue expanding the program in our supply chain.

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Relatedly, we recognize that coal is one of the most carbon intensive energy sources in the manufacturing industry and therefore a crucial factor in our supply chain decarbonization pathway. In Fiscal 2023, we established a roadmap to eliminate coal use in our supply chain. Beginning in November 2022, we are no longer onboarding new manufacturing facilities with on-site coal usage.

We look to conserve use of water in our operations, protect its sources, responsibly manage wastewater and help improve community access to this fundamental resource. Through Fiscal 2023, we have decreased total water use across our operations and value chain by 25% from our Fiscal 2020 baseline. In Fiscal 2023, we began working with a third-party expert to analyze water hotspots in our supply chain and identify priority areas for improving water use practices in manufacturing and production. In parallel, we continued our direct collaboration with suppliers to improve water management through the adoption of more water-efficient processing for our materials and product manufacturing. In Fiscal 2023, these transitions helped our suppliers avoid more than 240,000 cubic meters of water use. Additionally, through our ongoing collaboration with World Wildlife Fund (“WWF”), we have conducted a comprehensive water risk analysis, enabling us to identify water-stressed basins in our supply chain and prioritize action and investment to improve watershed health in those locations, such as our continued participation in WWF’s Noyyal-Bhavani Collective Action Program.

As ecosystems and species are increasingly threatened, we are committed to leveraging science to build an in-depth understanding of our current impacts on biodiversity by identifying ways to avoid new negative impacts and reduce existing ones where possible, developing strategies to restore and regenerate ecosystems in our value chain, and identifying opportunities to engage in transformative, systems-level efforts to address drivers of nature loss. On our path to setting goals in alignment with the Science Based Targets for Nature, we have established initiatives that address many aspects of the target areas identified in the initial guidance. We are actively engaging with The Fashion Pact’s biodiversity pillar, which is focused on supporting members in developing biodiversity strategies aligned with the Science Based Targets for Nature and identifying pathways for reducing nature impacts of key materials such as leather and cashmere.

Part of conserving natural resources is managing waste in a responsible way. We work to minimize waste in our operations and divert waste from landfill and incineration to donation, reuse and recycling. Our goal is continued improvement as we incorporate zero waste principles throughout our business practices. This past year, we diverted 92% of waste from landfill and incineration across our distribution centers, meeting the Zero Waste Alliance definition of zero waste. Many efforts contributed to this milestone, including the Fiscal 2023 installation of balers at two of our distribution centers to increase plastic recycling and the addition and expansion of collaborations with textile recyclers. We will continue to maintain a greater than 90% diversion level and seek ongoing improvements in waste diversion and reduction at all facilities.

We strive to ensure the chemicals used to make our products are safe for people and the environment. In Fiscal 2023 we made progress toward our goal to eliminate hazardous chemicals in our global supply chain and are working closely with suppliers to achieve full ZDHC Manufacturing Restricted Substances List conformance by 2025. Our Tier 1 and Tier 2 suppliers achieved 84% and 86% conformance respectively, for those disclosing their chemical use. For the last few years, we have focused on eliminating priority harmful chemicals, and this year we successfully transitioned all our water repellent fabrics to non-PFAS materials and no longer develop materials or products with intentionally added PFAS or PVC materials. We are also on track to phase out all Potassium Permanganate from denim by 2025, and plan to expand this to non-denim products.

Ralph Lauren 2023 Proxy Statement	45

Corporate Governance	Table of Contents

Champion Better Lives

Creating a business that is timeless and has a positive impact on the world means ensuring that the people who move us forward are included, respected and empowered. That’s why we’re committed to supporting the people in our workforce, throughout our supply chain and in the communities we serve.

The diversity of our workforce is integral to building a strong, successful organization. With this in mind, we develop programs and collaborations within and outside of our Company to engage and develop talent with diverse backgrounds, experiences and perspectives.

In Fiscal 2023, we reached our goal for Global Leadership Team representation — 20% of our Global Leadership Team is made up of leaders from diverse racial and ethnic groups. We plan to continue driving progress toward other key representation targets, including ensuring that at least 10% of our Global Leadership Team is Black, African or African American. Our Board of Directors is made up of 23% racially and ethnically diverse leaders, and we continue to place an emphasis on diversity as we recruit independent directors. We also continue to maintain gender parity in our leadership ranks with 50% of female-identifying employees at the vice president level and above. We have achieved these results through intentional efforts to include diverse representation in our external candidate pools and via career development programs for current employees.

Our Employee Impact Groups harness the talent and passion of our employees around the world to help create an inclusive and diverse company culture. In 2023, we launched a new framework, shifting to a more customized approach to ensure accessibility for employees worldwide. Formerly called Employee Resource Groups, our newly renamed Employee Impact Groups aim to bring employees together based on shared experiences and the desire to be allies and advocates. They create learning and engagement opportunities and provide a space for support and change agency based on community-specific goals.

We take a proactive approach to pay equity, continually monitoring our compensation programs to ensure fairness and identify any necessary corrective actions. In Fiscal 2023, our female employees in the U.S. earned an average of 99 cents for every $1 earned by males and 98 cents for every $1 globally. In the U.S., our non-white employees earned an average of 99 cents for every dollar earned by white employees.

Contributing to our communities and helping address social and environmental issues have long been part of our global philanthropic efforts. The Company and The Ralph Lauren Corporate Foundation (the “Foundation”) invest in communities through financial and product donations, collaborations and via our employees — empowering them to support nonprofits whose missions align with causes they are passionate about through volunteering and the Ralph Lauren Employee Matching Gift Program. The Company and the Foundation also strive to educate our teams on key issues and highlight causes important to our mission to champion better lives. In Fiscal 2023, the Company and the Foundation provided $10.3 million in combined contributions; Corporate employee volunteered 7,201 hours in local communities around the world and 252 nonprofits were supported through Foundation grants, Ralph Lauren Employee Matching Gift Program and Company collaborations.

46	Ralph Lauren 2023 Proxy Statement

Corporate Governance	Table of Contents

DIRECTOR COMMUNICATIONS

Stockholders and interested parties may contact any of our directors, including the Executive Chairman of the Board, the Lead Independent Director, the Chairs of the Board’s independent Committees, any Committee of the Board, the Board’s non-management directors as a group or the entire Board, by writing to them as follows:

Name(s)/Title(s), c/o Legal Department and Office of the Corporate Secretary, Ralph Lauren Corporation, 650 Madison Avenue, New York, New York 10022.

Communications received in this manner will be handled in accordance with the procedures approved by our non-management directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Ralph Lauren 2023 Proxy Statement	47

Audit Committee Report

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting, and the qualifications, independence, and performance of the Company’s internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate, and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of six independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. GAAP. Ernst & Young, as the Company’s independent registered public accounting firm for Fiscal 2023, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with U.S. GAAP, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or U.S. GAAP or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for Fiscal 2023. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed with management, the Company’s internal auditors, and Ernst & Young the Company’s consolidated financial statements for Fiscal 2023 and the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301 (formerly known as Auditing Standards No. 16), as amended (Communications with Audit Committees). Ernst & Young provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence, and the Audit Committee discussed their independence with them. In determining Ernst & Young’s independence, the Audit Committee considered whether their provision of non-audit services to the Company was compatible with maintaining independence. The Audit Committee received regular updates on Ernst & Young’s fees and the scope of audit and non- audit services it provided. All such services were provided consistent with applicable rules and the Company’s pre-approval policies and procedures.

48	Ralph Lauren 2023 Proxy Statement

Audit Committee Report	Table of Contents

Based on our discussions with management, the Company’s internal auditors, and Ernst & Young, and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for Fiscal 2023 be included in the Company’s Annual Report on Form 10-K.

The Audit Committee also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for Fiscal 2024.

Members of the Audit Committee

John R. Alchin

(Committee Chair)

Frank A. Bennack, Jr.

Debra Cupp

Linda Findley

Michael A. George

Valerie Jarrett

Ralph Lauren 2023 Proxy Statement	49

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (i) each of our NEOs, (ii) each director and director nominee, (iii) each stockholder who is known by us to beneficially own in excess of five percent of any class of our voting securities, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of the Record Date, there were 622 holders of record of our Class A Common Stock.

Voting
Power
of Total
	Class A		Class B		Common
	Common Stock		Common Stock[1]		Stock %
	Number	%	Number	%	%
Ralph Lauren	347,646[2]	*	24,881,276[3]	100%	86.2%
Patrice Louvet	55,544[4]	*	—	—	*
Jane Nielsen	57,825[5]	*	—	—	*
Halide Alagöz	18,766[6]	*	—	—	*
David Lauren	29,826[7]	*	—[8]	—	*
Angela Ahrendts	7,649[9]	*	—	—	*
John R. Alchin	25,759[10]	*	—	—	*
Frank A. Bennack, Jr.	29,518[11]	*	—	—	*
Debra Cupp	1,660[12]	*	—	—	—
Linda Findley	7,649[13]	*	—	—	*
Michael A. George	13,234[14]	*	—	—	*
Valerie Jarrett	3,172[15]	—	—	—	—
Hubert Joly	27,929[16]	*	—	—	*

50	Ralph Lauren 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	Table of Contents

					Voting
					Power
					of Total
	Class A		Class B		Common
	Common Stock		Common Stock[1]		Stock %
	Number	%	Number	%	%
Darren Walker	5,128[17]	*	—	—	*
Wei Zhang	—	—	—	—	—
BlackRock, Inc.	5,773,955[18]	14.3%	—	—	2.0%
The Vanguard Group	4,509,836[19]	11.2%	—	—	1.6%
T. Rowe Price Associates, Inc.	3,333,095[20]	8.3%	—	—	1.2%
JPMorgan Chase & Co.	2,578,651[21]	6.4%	—	—	0.9%
Invesco Ltd.	2,147,293[22]	5.3%	—	—	0.7%
All directors and executive officers as a group (15 persons)	631,305[23]	1.6%	24,881,276[3]	100%	86.4%

*	Less than 1.0%
1.	Each share of Class B Common Stock is convertible at the election of the holder into one share of Class A Common Stock. Each share of Class B Common Stock currently owned by Mr. R. Lauren (or any Class B Permitted Holder), may not be transferred other than to another Class B Permitted Holder, except under certain limited and enumerated circumstances. In addition, at such time as a person ceases to be a Class B Permitted Holder, any and all shares of Class B Common Stock held by that person shall automatically convert into shares of Class A Common Stock.
2.	For Mr. R. Lauren, includes 35,854 shares of Class A Common Stock indirectly held by Mr. R. Lauren in a revocable trust of which he is the sole trustee and beneficiary. Does not include (i) unvested performance-based stock awards with respect to 184,892.87 shares of our Class A Common Stock, which are subject to upward or downward adjustment, (ii) 499,369.54 vested time-based restricted stock units (“RSUs”) (the underlying shares of our Class A Common Stock for these RSUs will not be delivered until Mr. R. Lauren’s separation of service from the Company or, if earlier, upon a change in control (as defined in Mr. R. Lauren’s employment agreement)), and (iii) 166,407.28 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered on August 15, 2023).
3.	For Mr. R. Lauren, includes (i) 12,282,954 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary, (ii) an aggregate of 4,289,028 shares of Class B Common Stock held by trusts established for the benefit of Mr. R. Lauren’s descendants and of which Mrs. R. Lauren is a trustee and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren may not serve as the replacement trustee and the replacement trustee is not related or subordinate to Mr. R. Lauren, (iii) 2,370,956 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren’s descendants, and of which Mr. R. Lauren has the power to remove and replace the trustee, provided that Mr. R. Lauren and Mrs. R. Lauren may not serve as the replacement trustees, (iv) 44,631 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren and Mr. R. Lauren’s descendants, and over which Mr. R. Lauren has the power to remove and replace the trustee, provided that the replacement trustee may not be anyone related or subordinate to him, (v) 51,365 shares of Class B Common stock held by a trust of which Mr. R. Lauren is the sole trustee, and (vi) 5,842,342 shares of Class B Common Stock held by the Lauren Family, L.L.C., a limited liability company of which Mr. R. Lauren has the power to remove and replace the managers (currently Andrew Lauren, Mr. D. Lauren and Dylan Lauren, all children of Mr. R. Lauren and Mrs. R. Lauren), provided that any such replacement manager is not Mr. R. Lauren or related to or subordinate to Mr. R. Lauren (the “Lauren Family L.L.C.”). Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers. The Lauren Family L.L.C. qualifies as a Class B Permitted Holder.
4.	For Mr. Louvet, does not include (i) unvested performance-based stock awards with respect to 80,550 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, (ii) 71,777 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered August 15, 2023), (iii) 25,862 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in two equal annual installments on August 15, 2023 and August 15, 2024), and (iv) 49,149 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in three equal annual installments beginning on August 15, 2023).

Ralph Lauren 2023 Proxy Statement	51

Security Ownership of Certain Beneficial Owners and Management	Table of Contents
5.	For Ms. Nielsen, does not include (i) unvested performance-based stock awards with respect to 45,882 shares of Class A Common Stock, which are subject to upward or downward adjustment, (ii) 28,711 unvested RSUs the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered August 15, 2023), (iii) 10,776 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in two equal annual installments on August 15, 2023 and August 15, 2024), and (iv) 20,478 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in three equal annual installments beginning on August 15, 2023).
6.	For Ms. Alagöz, does not include (i) unvested performance-based stock awards with respect to 9,316 shares of Class A Common Stock, which are subject to upward or downward adjustment, (ii) 11,513 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered August 15, 2023), (iii) 2,694 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in two equal annual installments on August 15, 2023 and August 15, 2024), and (iv) 6,144 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in three equal annual installments beginning on August 15, 2023).
7.	For Mr. D. Lauren, does not include (i) unvested performance-based stock awards with respect to 6,503 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment, (ii) 5,264 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered August 15, 2023), (iii) 2,088 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in two equal annual installments on August 15, 2023 and August 15, 2024), and (iv) 3,969 unvested RSUs (the underlying shares of our Class A Common Stock, net of shares withheld for taxes, for these RSUs will be delivered in three equal annual installments beginning on August 15, 2023).
8.	An aggregate amount of 5,842,342 shares of Class B Common Stock are held by Lauren Family, L.L.C. of which Mr. D. Lauren is one of the three current managers, along with Andrew Lauren and Dylan Lauren. Actions by the Lauren Family, L.L.C. require the consent of a majority of the managers. Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not Mr. R. Lauren or related to or subordinate to Mr. R. Lauren.
9.	For Ms. Ahrendts, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
10.	For Mr. Alchin, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
11.	For Mr. Bennack, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
12.	For Ms. Cupp, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
13.	For Ms. Findley, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
14.	For Mr. George, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
15.	For Ms. Jarrett, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
16.	For Mr. Joly, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
17.	For Mr. Walker, includes 1,660 RSUs vesting within 60 days of the Record Date, the Class A shares for which will be delivered on August 4, 2023.
18.	According to a Schedule 13G/A filed on January 23, 2023, BlackRock, Inc. (“BlackRock”) may be deemed the beneficial owner of 5,773,955 shares of Class A Common Stock beneficially owned by its subsidiaries, BlackRock Life Limited, BlackRock International Limited, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd, with the sole power to vote or direct the vote over 5,528,778 shares of Class A Common Stock and sole dispositive power over 5,773,955 shares of Class A Common Stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
19.	According to a Schedule 13G/A filed on February 9, 2023, The Vanguard Group (“Vanguard”) is the beneficial owner of 4,509,836 shares of Class A Common Stock with the shared power to vote or direct the vote over 47,162 shares of Class A Common Stock, sole dispositive power over 4,367,594 shares of Class A Common Stock and shared dispositive power over 142,242 shares of Class A Common Stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

52	Ralph Lauren 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	Table of Contents
20.	According to a Schedule 13G filed on February 14, 2023, T. Rowe Price Associates, Inc. (“T. Rowe”) is the beneficial owner of 3,333,095 shares of Class A Common Stock with the sole power to vote or direct the vote over 1,279,870 shares of Class A Common Stock and sole dispositive power over 3,333,095 shares of Class A Common Stock. T. Rowe’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.
21.	According to a Schedule 13G/A filed on January 25, 2023, JPMorgan Chase & Co. may be deemed the beneficial owner of 2,578,651 shares of Class A Common Stock beneficially owned by its subsidiaries, J.P. Morgan Trust Company of Delaware, J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, JPMorgan Asset Management (UK) Limited, J.P. MORGAN SE, J.P.Morgan (Suisse) SA, J.P. Morgan Investment Management Inc., and 551, LLC, with the sole power to vote or direct the vote over 2,506,955 shares of Class A Common Stock, shared power to vote or to direct the vote 201 shares of Class A Common Stock, sole dispositive power over 2,577,567 shares of Class A Common Stock and shared power to dispose or to direct the disposition of 599 shares of Class A Common Stock. JPMorgan Chase & Co.’s address is 383 Madison Avenue, New York, New York 10179.
22.	According to a Schedule 13G filed on February 8, 2023, Invesco Ltd. (“Invesco”) may be deemed the beneficial owner of 2,147,293 shares of Class A Common Stock beneficially owned by its subsidiaries, Invesco Advisers, Inc., Invesco Investment Advisers LLC, and Invesco Capital Management LLC, with the sole power to vote or direct the vote over 2,105,737 shares of Class A Common Stock and sole dispositive power over 2,147,293 shares of Class A Common Stock. Invesco’s address is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.
23.	Includes RSUs vested, as of the Record Date or within 60 days thereafter representing 14,940 shares of Class A Common Stock. Does not include (i) 323,400.73 unvested performance-based stock awards, a portion of which are subject to upward or downward adjustment, (ii) 417,763.28 unvested RSUs, and (iii) 499,369.54 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered to Mr. R. Lauren until his separation of service from the Company or if earlier, upon a change in control), granted under the 1997 Stock Incentive Plan.

Ralph Lauren 2023 Proxy Statement	53

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and to provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than 10% of our Class A Common Stock. To our knowledge, based solely on our review of the copies of Section 16(a) reports furnished to us during and with respect to Fiscal 2023 and on written representations from certain reporting persons, all reportable transactions during Fiscal 2023 were reported on a timely basis.

54	Ralph Lauren 2023 Proxy Statement

Director Compensation

For Fiscal 2023, the compensation for non-employee directors was as follows:

Type of Compensation	Compensation Amount
Annual retainer for each non-employee director[1]	$90,000
Additional annual retainer for Lead Independent Director[1]	$50,000
Additional annual retainer for the Chair of each Board Committee[1]	• Chair of the Audit Committee: $30,000 • Chair of the Talent Committee: $30,000 • Chair of the Nominating Committee: $20,000 • Chair of the Finance Committee: $20,000
Annual retainer for member of each Board Committee[1]	• Audit Committee Member: $15,000 • Talent Committee Member: $15,000 • Nominating Committee Member: $10,000 • Finance Committee Member: $10,000
Annual equity award[2]	Target equity value of $160,000, which is delivered in the form of restricted stock units of Class A Common Stock. These restricted stock units vest on the one year anniversary of the grant.
1.	The annual retainers are paid to the non-employee directors in quarterly installments in arrears.
2.	The annual equity award to non-employee directors is awarded on the date of the Annual Meeting of Stockholders each year to those non-employee directors who join the Board on the date of the Meeting or have served as directors in the preceding fiscal year.

STOCK OWNERSHIP GUIDELINES

Our Board and Talent Committee believe it is important for our NEOs, key members of our senior management team, and our non-employee directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders, and to encourage the creation of long-term value. The Talent Committee has established stock ownership guidelines for our non-employee directors, our NEOs, and select other members of our senior management group. Further details on the guidelines for NEOs and certain members of our senior management group are provided in “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.”

The current stock ownership guidelines for the non-employee directors are as follows:

•	Ownership requirement is defined as a multiple of annual cash retainer. The target for directors is set at five times the annual cash retainer.
•	There is a hold-and-retain requirement of 50% of net equity proceeds acquired through the vesting of restricted shares and RSUs and the exercise of stock options until the stock ownership target is attained.

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Director Compensation	Table of Contents
•	In addition to counting shares owned outright by the director or his or her family members, unvested restricted shares and RSUs count toward the achievement of ownership targets.
•	As of the Record Date, all non-employee directors who were covered under stock ownership guidelines exceeded their Fiscal 2023 stock ownership target.

We reimburse our non-employee directors for reasonable travel and other related expenses to attend Board and Committee meetings and for director education courses. Non-employee directors are also provided with a merchandise discount on most of our products.

DIRECTOR COMPENSATION TABLE

The following table provides information concerning the compensation of those individuals who served as our non-employee directors during Fiscal 2023. Directors who are our employees receive no compensation for their services as directors and do not serve on any Committees of the Board.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Angela Ahrendts	110,000	159,966	269,966
John R. Alchin	145,000	159,966	304,966
Frank A. Bennack, Jr	115,000	159,966	274,966
Debra Cupp	78,750	159,966	238,716
Linda Findley	130,000	159,966	289,966
Michael George	160,000	159,966	319,966
Valerie Jarrett	130,000	159,966	289,966
Hubert Joly	185,000	159,966	344,966
Judith A. McHale[3]	65,000	—	65,000
Darren Walker	111,250	159,966	271,216
Wei Zhang	55,000	—	55,000
1.	Reflects the amount of fees paid in arrears for Fiscal 2023 per the retainers set forth in the table above based on timing of appointments to the Board or Committees, as applicable.
2.	We granted annual stock-based awards to non-employee directors on the same day as the annual stockholders meeting in the amount of $159,966, representing the aggregate grant date fair value of the annual grant, made on August 4, 2022, of 1,626 restricted stock units of the Company’s Class A Common Stock, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification topic 718.
3.	Ms. McHale departed the Board of Directors following the 2022 Annual Meeting of Stockholders but received compensation in connection with her service in the first and second quarters of Fiscal 2023.

56	Ralph Lauren 2023 Proxy Statement

Director Compensation	Table of Contents

DIRECTOR EQUITY TABLE

At the end of Fiscal 2023, each individual who served as a non-employee director during Fiscal 2023 held restricted stock units of our Class A Common Stock as follows:

Restricted Stock Units[2]
Angela Ahrendts	1,649.4
John R. Alchin	1,649.4
Frank A. Bennack, Jr.	1,649.4
Debra Cupp	1,649.4
Linda Findley	1,649.4
Michael George	1,649.4
Valerie Jarrett	1,649.4
Hubert Joly	1,649.4
Judith A. McHale[1]	—
Darren Walker	1,649.4
Wei Zhang	—
1.	Ms. McHale no longer served on the Board of Directors following the 2022 Annual Meeting of Stockholders.
2.	Includes Dividend Equivalent Units that are subject to the same vesting provisions as the underlying restricted stock units and are accrued in the form of additional restricted stock units each quarter and credited to each non-employee director’s holdings.

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D R I V E R      T W O

Drive the Core and Expand for More

Compensation Discussion
& Analysis

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation programs for the following individuals, all of whom were deemed to be NEOs during Fiscal 2023.

Name	Title
Ralph Lauren	Executive Chairman and Chief Creative Officer
Patrice Louvet	President and Chief Executive Officer (“CEO”)
Jane Nielsen	Chief Operating Officer and Chief Financial Officer (“COO and CFO”)
David Lauren	Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation
Halide Alagoz	Chief Product Officer

To inspire the dream of a better life through authenticity and timeless style.

The CD&A includes the following:

CD&A Section	What’s included?
Executive Summary	Highlights of our executive compensation program, including Fiscal 2023 compensation decisions, how we connect pay with performance and company achievements, and an overview of our executive compensation governance practices
Stockholder Feedback and Talent Committee Response	Our stockholder engagement process and the Talent, Culture & Total Rewards Committee (the “Talent Committee”) consideration of Say on Pay votes, and a preview of our Fiscal 2024 executive compensation program
Governance	Summary of the factors considered by the Talent Committee in compensation goal setting, the key participants in our executive compensation process and the role each plays in decision-making
Key Components of Executive Compensation	A description of the principal components of our executive compensation program, including pay mix and specific details regarding decisions made within each element
Other Compensation, Executive Stock Ownership Guidelines, and Related Considerations	A summary of employee benefits and perquisites, Fiscal 2023 stock ownership guidelines, and other related compensation considerations

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EXECUTIVE SUMMARY

Fiscal 2023 Performance Highlights

Our ambition is for Ralph Lauren Corporation to become the world’s leading luxury lifestyle company, consistently bringing to life our Purpose of “Inspiring the dream of a better life, through authenticity and timeless style” and creating competitive sustained value for all our stakeholders (employees, consumers, investors, partners/suppliers and communities we live and operate in). In September, we hosted an Investor Day where we presented our Next Great Chapter: Accelerate plan (“Strategic Plan”) – outlining our multi-year strategic priorities. Fiscal 2023 represented a strong first year of progress on this plan as we delivered on our key strategic initiatives while continuing to manage through a highly dynamic global operating environment. Our teams operated with agility and strength through multiple headwinds in the broader environment, including ongoing inflationary pressures, foreign currency volatility, the war in Ukraine, and COVID-19-related disruptions.

Through all of this, our iconic brand prevailed and we emerged stronger with our key financial results ahead of our expectations as well as consensus estimates. This was a result of our team’s exceptional execution as well as our strategic realignment through the COVID- 19 pandemic to fundamentally reposition our business for success, as we executed on our strategic priorities to elevate our brand and set ourselves up for long-term sustainable growth and value creation through key city ecosystem expansion, recruiting new high-value consumers and developing high-potential product categories.

Results of our Strategic Plan included:

•	Elevate and Energize Our Lifestyle Brand
–	Delivered robust consumer momentum with continued growth in high-value new consumer acquisition, led by our full price channels, and digital search trends outpacing peers. Consumer metrics remained strong across global brand consideration, value perception, purchase intent and net promoter scores relative to pre-pandemic levels through an engaging mix of values-driven and performance marketing investments.
–	Drove brand engagement and high-value new consumer acquisition through key brand moments including: our sponsorships of the U.S. Open Tennis Championships, Australian Open and Wimbledon; outfitting the wedding of Jennifer Lopez and Ben Affleck; our first-ever West Coast fashion show featuring our multi-brand, multi-gender ode to California Dreaming; and our innovative collaborations with popular platforms Roblox and Fortnite in the metaverse.
•	Drive the Core and Expand for More
–	Drove strong revenue growth in both our Core business, up low-teens to last year, and our high-potential categories – including Women’s, Outerwear and Home – up high-teens to last year, both in constant currency.
–	Product launches and special releases included our Polo Originals line, an elevated assortment of products paying homage to Polo’s heritage; the launch of Polo Women’s intimates; our Cradle to Cradle (“C2C”) Certified® Gold Cashmere Sweater, our U.S. Open collection with record sales for the event; Polo Active Club; and Polo Stadium collection as part of our Fortnite collaboration.
–	Brand elevation continued with average unit retail (“AUR”) growth of 12% across our direct-to-consumer network for full year Fiscal 2023, on top of a 15% increase in Fiscal 2022, driven by a compelling product offering and promotional discipline.

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•	Win in Key Cities with Our Consumer Ecosystem
–	Delivered positive revenue growth across all geographies, despite significant foreign currency headwinds, inflationary pressures, and continued disruptions related to COVID-19 and the global supply chain throughout the fiscal year.
–	By region, results were led by Asia, up double-digits to last year despite ongoing COVID-19 impacts, including stronger than expected performance in China.
–	Total digital ecosystem revenues grew mid-single digits on top of a strong comparison of 38% in the prior year. Digital operating margin continued to benefit the total Company margin rate.

In addition, our business is supported by our fortress foundation, which we define through our five key enablers, including: our people and culture, best-in-class digital technology and analytics, superior operational capabilities, a powerful balance sheet, and leadership in citizenship and sustainability.

Aligned with our Strategic Plan and based on the feedback received from our stockholders in Fiscal 2022, and review and discussion with management, our independent consultants, and the Talent Committee, we included traditional financial measures in both our short- and long-term incentive compensation plans in Fiscal 2023.

•	Overall, our key financial results for Fiscal 2023 were generally strong with higher results than prior year for both Total Company Revenue and Adjusted Operating Profit Margin. Each of these measures were weighted 40% in the short-term incentive plan. Total Company Revenue results were slightly ahead of the target set in our short-term incentive plan, while Adjusted Operating Profit Margin results were behind target as follows:
–	Total Company Revenue was $6,803.6 million on a constant dollar basis, or 100.2% of target, $585.1 million greater than Fiscal 2022 results of $6,218.5 million. The increase in revenue was realized despite the absence of the 53rd week, which resulted in incremental revenue of $62.7 million in Fiscal 2022.
–	Adjusted Operating Profit Margin was 13.7% on a constant dollar basis, or 94.5% of target, greater than Fiscal 2022 results of 13.4%.
•	For Fiscal 2023 short-term incentives, we added two new metrics, weighted 10% each, in the form of division Home revenue, a high-potential focus area, and a Digital Value Chain (“DVC”) metric, to unlock our goals toward sustainability and raw material usage. Home revenue results were 17% greater than Fiscal 2022 results, but below target, while the results of the DVC metric were above target.
•	We maintained environmental, social, and governance (“ESG”) metrics in the form of a scorecard as our strategic goal modifier to our Fiscal 2023 short-term incentive plan to support our commitment to create positive social and environmental impacts across our Company, our industry and society. We exceeded the majority of the ESG targets set in the beginning of Fiscal 2023, resulting in a plus 10% adjustment to bonus payouts, except that this adjustment in annual bonus attributable to the strategic goal modifier was not applicable to Mr. R. Lauren.
•	As part of our long-term incentives, we granted PSUs in Fiscal 2023 based on three-year Adjusted Return on Invested Capital (“Adjusted ROIC”) and three-year TSR relative to a comparator group of companies to support the Company’s strategy to return to sustainable earnings growth.
•	We returned cash to stockholders in the form of our quarterly dividend and share repurchases in the amount of $653 million. Our Board of Directors announced an increase in the dividend in May 2022 increasing the annual dividend from $2.75 per share to $3.00 per share.

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•	For the past several years, our Company has exerted significant efforts in our Employee Value Proposition positioning ourselves as an employer of choice supported by our culture of inclusion and employee well-being, which enables us to recruit and retain top talent. As a result of our efforts, our Company’s Fiscal 2023 recognition achievements and distinctions include being named to:

–	Forbes: World’s Most Admired Companies for 2023, ranking #2 for our industry
–	Fast Company 10 Most Innovative in North America: Acknowledged for sustainable products including Clarus and Cradle to Cradle Certified®
–	Fast Company Brands that Matter: Recognized on the 2022 Brands that Matter list for our collaboration with Morehouse and Spelman Colleges
–	Parity.org: Best Companies for Women to Advance for third consecutive year
–	Newsweek: America’s Most Responsible Companies 2023 based on advancements in the areas of environment, social, and corporate governance.

Total Shareholder Return (“TSR”) Performance

Our TSR for recent periods, relative to our Fiscal 2023 PSU comparator group detailed on page 77 and the S&P 500, is set forth below. TSR is based on stock price appreciation, plus dividends reinvested, with starting and ending share prices based on average closing stock prices for the 20 trading days ending immediately prior to the beginning and end of the performance period. RLC had strong TSR results in Fiscal 2023, outperforming both the PSU Comparator Group and the S&P 500. RLC was behind the PSU comparator group and the S&P 500 for the three-year period ended Fiscal 2023 and outperformed the PSU Comparator Group for the five-year period ended Fiscal 2023 and behind the S&P 500 for the five-year period ended Fiscal 2023.

Returned Cash to Stockholders

Balancing investments in our core business with returning cash to stockholders is an important part of our long-term strategy. Our long-term capital priorities include:

1.	Investing in our business, particularly in key strategic areas across digital, marketing, global store expansion and new capabilities

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2.	Using excess free cash flow to return capital to stockholders in the form of our quarterly cash dividend and share repurchases
3.	Considering strategic mergers and acquisitions dependent on the ability to deliver long-term value

With regard to returning cash to stockholders, in May 2022, we announced an increase in the quarterly cash dividend from $0.6875 to $0.75 per share, increasing the annual dividend from $2.75 to $3.00 per share. We returned approximately $653 million in cash to our shareholders through dividends and share repurchases in Fiscal 2023.

Compensation Program Philosophy & Objectives

Our employees are at the center of everything we do. The goal of our competitive executive compensation program is to attract, inspire and reward passionate, talented and creative employees who are dedicated to our Purpose of “Inspiring the dream of a better life, through authenticity and timeless style.” Our compensation programs are designed to reward sustained business growth and results and are intended to drive stockholder value through the following principles:

•	Strong pay-for-performance alignment by rewarding progress on our highest priority strategic and financial goals, balancing the interests of our five stakeholder groups: Our Employees, Our Customers, Our Stockholders, Our Partners/Suppliers, and Our Communities.
•	Achieve competitive compensation practices and levels on total compensation and for each compensation element.
•	Strike the right balance of variable and fixed pay by awarding a meaningful portion of compensation in variable rather than fixed pay, with a significant portion in the form of long-term equity awards.
•	Maintain globally consistent bonus and stock targets to support movement of talent and internal pay equity.
•	Reward and motivate top talent, including high performers and those with high potential.
•	Inspire creativity and collaboration (“one team”, “one strategy”).
•	Design a simple, consistent, and transparent plan.

How We Connected Pay to Performance for Fiscal 2023

Based on the feedback from our stockholders we received in Fiscal 2022, and aligned with our strategic priorities with review and discussion from our management team and outside consultants, and as determined by the Talent Committee, we utilized financial performance measures in our Fiscal 2023 short- and long-term incentive compensation plans to align with our strategic priorities and our desire to return to sustainable revenue and earnings growth. Adjusted Operating Profit Margin (40%) and Total Company Revenue (40%) were the main evenly weighted metrics focusing our executives on profitable growth. We added Home division revenue (10%), a high-potential focus area, and a DVC metric (10%) to unlock our goals toward sustainability and raw material usage. Given our continued strategic focus on ESG, we included ESG metrics again in our short-term incentive plan as the strategic goal modifier which enable the short-term incentive payout to be adjusted up or down 5% or 10% of payout based on metrics tied to the Company based on progress on key performance indicators (“KPIs”), comprised of citizenship and sustainability goals.

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Fiscal 2023 Payout of Short-Term Annual Incentive Bonus: Executive Officer Annual Incentive Plan (“EOAIP”)

In Fiscal 2023, financial results for Total Company Revenue and DVC results were above target set for the short-term incentive plan, while Adjusted Operating Profit Margin and Home division revenue were below target resulting in below target payouts in our short-term incentive plan.

Performance Period (Fiscal Year)	Metrics and Weight	Payout Scale	Performance Result[1]	Amount Paid as a % of Target[2]

2023	Total Company Revenue (40%) Adjusted Operating Profit Margin (40%) Home Division Revenue (10%) DVC Metric (10%)	0% - 200%	88%	88% for Mr. R. Lauren; 96.8% for our CEO and other NEOs

	ESG Scorecard (Strategic Modifier)	+/- 10%	+10%
1.	Includes impact of adjustments approved by the Talent Committee, including restructuring and other charges pursuant to the Strategic Plan.
2.	Includes impact of the strategic modifier, which can adjust bonus payment from -10% to +10%. For Fiscal 2023, as determined by the Talent Committee, there was a plus 10% adjustment for the strategic modifier based on the performance results of the ESG scorecard where performance exceeded target level. Any adjustment in annual bonus attributable to the strategic modifier is not applicable to Mr. R. Lauren.

Total Company Revenue results were $6,803.6 million on a constant dollar basis, or 100.2% of target, Adjusted Operating Profit Margin results were 13.7% on a constant dollar basis, or 94.5% of target, Home division revenue results were 17% greater than Fiscal 2022 results but were below target and the results of the DVC metric were above target.

The strategic goal modifier can adjust the bonus payout up 5% or 10% if goals are exceeded or down 5% or 10% if goals are not achieved. For our strategic modifier goal, the Talent Committee reviewed the progress against the ten KPI goals set on the ESG scorecard, comprised of five sustainability KPIs and five citizenship KPIs, and determined that overall, our strategic goal was above target, as seven KPIs exceeded the target goal and three met the target goal. The Talent Committee determined that based on these above target results, a +10% adjustment would be made to the bonus payout. Details of the strategic goal modifier can be found under “Key Components of Executive Compensation: Annual Cash Incentive Awards – Fiscal 2023”.

Fiscal 2023 Long-Term Equity-Based Incentives Program Design

We changed the performance measure in one of our long-term equity-based incentives from three-year Adjusted Operating Profit Margin to three-year Adjusted Return on Invested Capital (“Adjusted ROIC”) to provide a clear link to value creation for our stockholders over time, reward management for successful decisions on capital allocation and investments and differentiate measures in bonus and equity plans to prevent overlap. The Fiscal 2023 long-term equity-based incentive awards are summarized below.

Fiscal 2023 Awards Granted	Performance Measure	Performance Period
PSUs – Adjusted Return on Invested Capital (“Adjusted ROIC”)[1]	Adjusted ROIC	Fiscal 2023 – Fiscal 2025
PSUs – Relative TSR[1]	Relative TSR	Fiscal 2023 – Fiscal 2025
Restricted Stock Units (“RSUs”)[2]	N/A Time-based	N/A Three-year pro-rata vesting
1.	Represents 50% of annual equity award for Mr. R. Lauren and 25% of annual equity award for the other NEOs for each respective fiscal year of the performance period.
2.	Represents 50% of annual equity award for NEOs except for Mr. R. Lauren.

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Fiscal 2023 Payouts of Long-Term Equity-Based Incentives Program

Since only time-based RSUs were granted in Fiscal 2021, as a temporary change due to the uncertainties of COVID-19, no performance-based equity awards vested in Fiscal 2023.

Overview of Executive Compensation Governance Practices

We seek to maintain high standards with respect to the governance of our executive compensation programs. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below.

Our Compensation Practices (What we do)	At-Risk Compensation: Our incentive-based compensation represents a significant portion of our executives’ compensation (90% or more for both our Executive Chairman and Chief Creative Officer and our President and CEO).
Stock Ownership Guidelines: We require our NEOs and other select members of our senior management to own a meaningful amount of our Common Stock, worth one to six times their base salary, depending on their positions.
Double Trigger Vesting: We provide for double-trigger vesting following a change-in-control for equity awards for all participants in our long-term incentive plan.
Clawback Policy: Our NEOs are subject to a recoupment policy in the event the Company is required to restate its financial statements, providing the right to recoup granted, earned, and vested awards with a look-back period.
Fixed Share Authorization: Our long-term incentive plan does not provide for an evergreen feature that would automatically replenish the shares for issuance.
Caps on Incentive Payouts: We have caps on maximum payouts under our short-term and long-term incentive plans.
Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for performance against clear metrics that align with our Strategic Plan and stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.
Regular Review of Programs with Top Institutional Investors: We annually review our compensation programs with our top institutional investors for their feedback and consideration.
Regular Review of Share Utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.
Independent Consultant: We work with an independent compensation consultant retained by the Talent Committee.
Independent Talent Committee: Our Talent Committee is composed solely of independent directors.

Our Prohibited Compensation Practices (What we don’t do)	No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our NEOs.
No Hedging or Pledging: We prohibit the hedging or pledging of the Company’s stock by directors, officers, or other employees of the Company.
No Excise Tax Gross Ups: We do not provide any tax gross ups.
No Discount Grants: We do not provide for grants of any equity below fair market value.

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STOCKHOLDER FEEDBACK AND THE TALENT COMMITTEE RESPONSE

Say on Pay Advisory Vote

In making executive compensation decisions during Fiscal 2023, the Talent Committee considered the results of the non-binding, advisory proposal on our executive compensation philosophy, policies, and practices (“Say on Pay”) as set forth in our 2022 Proxy Statement. At our 2022 Annual Meeting of Stockholders, we received 97% stockholder support for our executive compensation program.

Stockholder Outreach

We are committed to ongoing stockholder outreach efforts as the input from our stockholders is an important driver of our corporate governance and compensation practices. We actively seek to engage with our stockholders to ensure that we are responsive to their views and priorities in shaping our compensation plan designs and adopting best practices. The Talent Committee receives an annual report on engagement with our stockholders and the Board receives regular investor feedback from our various analyst meetings.

In Fiscal 2023, subsequent to the 2022 Annual Meeting of Stockholders, we invited approximately 40 of our top stockholders to discuss our compensation and governance practices and met with nine of them. Our Lead Independent Director attended several of the calls. The focus of these investor-led calls was to:

•	Share our Employee Value Proposition – The ability to recruit, grow and retain our teams is critical to the success of our Company. Our people strategy is to maintain a diverse, equitable and inclusive culture, creating the conditions for our teams to thrive. Recent accomplishments to position ourselves as a company of choice and best place to work include:

–	Scoring above the high performing norm in employee engagement compared to the Fortune 500,
–	Achieving our gender parity goals with our Board parity above peers and our management parity at 50%/50%, two years ahead of our goal.
–	Exceeding our goal of at least 20% of our Global Leadership Team being composed of racially and ethnically diverse talent in Fiscal 2023 with the goal of attaining 23% by Fiscal 2024
–	Receiving numerous awards in 2022 and 2023 as a “best place to work.”

•	Review our compensation programs

–	Aligned with our Strategic Plan and based on the feedback received from our stockholders in Fiscal 2022, and review and discussion with management, our independent consultants, and the Talent Committee, we utilized traditional financial measures in both our short- and long-term incentive compensation plans in Fiscal 2023.
–	We continued to include ESG metrics as a strategic goal modifier in the short-term plan to support our key citizenship and sustainability goals, including climate, water and diversity.
–	We changed the performance measure in one of our long-term equity-based incentives plan from three-year Adjusted Operating Profit Margin to three-year Adjusted Return on Invested Capital (“Adjusted ROIC”) to provide a clear link to value creation for our stockholders over time, reward management for successful decisions on capital allocation and investments and differentiate measures in bonus and equity plans to prevent overlap. We maintained three-year relative TSR compared to our comparator group of companies. These financial metrics were selected with the purpose of driving sustainable long-term growth and value creation.

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•	Highlight our citizenship and sustainability efforts

–	We launched our first Cradle to Cradle Certified product in Fiscal 2023 with our luxury Cradle to Cradle (“C2C”) Certified® Gold Cashmere sweater, a first-of-its-kind luxury product to achieve this global standard. This is the first of five iconic products that we plan to make C2C Certified by 2025.
–	We discussed our circularity plan of extending the life of our products by connecting consumers with options to rent, repair and recirculate our products in select top cities by 2025.
–	By 2025, we also plan to invest in scaling regenerative practices. As part of this effort, we have invested in the U.S. Regenerative Cotton Fund and innovative technologies like those developed by Natural Fiber Welding, Inc., a leading sustainable material science startup.

•	Discuss Board Evolution

–	We have an ongoing focus on Board evolution in recent years and believe that, to date, we have built a highly effective Board with a very strong and varied skill set and experience across retail, e-commerce and DTC, finance and capital allocation matters, sustainability and societal matters, data protection and cybersecurity, media and technology, and most recently Chinese market expertise, among others to provide effective oversight of the company and create long-term sustainable growth through successful execution of our Strategic Plan.
–	We also have built a diverse Board, in gender, racial and ethnic diversity, including 5 female and 3 racially and ethnically diverse directors, and tenure diversity, with average tenure on our Board of approximately 9 years, 7 directors with under 5 years and 6 directors with more than 5 years. In percentages, our evolved Board has 38% female directors, 23% racially and ethnically diverse directors, and 69% of our directors are under 10 years of tenure.
–	We recently announced the addition to our board Wei Zhang, who brings a unique perspective and expertise in both media and the Chinese market, and Deb Cupp, who brings critical expertise on technology, sales and operations, and digital and consumer engagement. These additions, along with the addition of Valerie Jarrett and Darren Walker in Fiscal 2021, bring new perspectives and valuable skillsets to our Board that are deeply valuable to the execution of our Strategic Plan. Ms. Zhang is now serving on our Finance Committee and our Nominating Committee, and Ms. Jarrett is the new chair of our Nominating Committee.
–	Refreshment of our committee members this year with new independent directors to provide new expertise and a fresh outlook to the Board; rotation of our Committee Chairs is planned for this year consistent with our regular cadence for rotation.
–	We have expanded the duties and responsibilities of our Lead Independent Director and our Talent Committee, which now oversees our human capital risks and opportunities which we consider critical to the Company’s future.
–	Since Fiscal 2020, five long-tenured directors have departed the Board.

Looking Forward to Fiscal 2024

Based on feedback received from our stockholders in Fiscal 2023, the Talent Committee, in conjunction with management and its third-party independent compensation consultant, reviewed and approved changes to the design of the Fiscal 2024 compensation programs to align with our strategic priorities to elevate our brand and set ourselves up for long-term sustainable growth and value creation.

For our Fiscal 2024 short-term incentive plan, we continue to evolve the metrics in support of our Strategic Plan. In addition to the financial metrics of Total Company Revenue and Adjusted Operating Profit Margin, we will retain a DVC metric as it continues to support our strategy and will include revenue from key strategic growth drivers: Women’s Apparel, Outerwear, and Handbags & Small Leather Goods. We will continue to use ESG metrics in the form of a scorecard as the strategic goal modifier with KPIs tied to the Company making progress on key citizenship and sustainability goals, including climate, water and diversity.

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The financial measures used in our Fiscal 2024 long-term equity PSU program will continue to be based on three-year Adjusted ROIC and three-year relative TSR for Fiscal 2024-2026. Adjusted ROIC is used to provide a clear link to value creation for stockholders over time, reward management for successful decisions on capital allocation and investments and to differentiate the measures in the bonus and equity programs to avoid overlap. The comparator group used for relative TSR will be unchanged from the comparator group used in Fiscal 2023 since we believe it remains appropriate.

Based on a review and discussion with management and our independent consultants, and aligned with our strategic priorities, in May 2023, the Committee approved a Compensation Peer Group which will be used as a source of benchmarking to better understand the competitiveness of our compensation program and will be another factor in considering future pay decisions. The Compensation Peer Group is separate from our comparator group which will continue to be used to assess our financial performance in determining potential long-term incentives vesting. The companies in the Compensation Peer Group are presented below.

Abercrombie & Fitch Co.	G-III Apparel, Ltd.	lululemon athletica inc.	Under Armour, Inc.
American Eagle Outfitters, Inc.	The Gap, Inc.	Nike, Inc.	Urban Outfitters, Inc.
Capri Holdings Limited	Hanesbrands Inc.	PVH Corp.	V.F. Corporation
Foot Locker, Inc.	Levi Strauss & Co.	Tapestry, Inc.	Williams-Sonoma, Inc.

Executive Compensation Governance

Compensation Goal Setting

We are a high performing organization and we strive to set challenging goals for our short-term and long-term incentive compensation. The financial goals set for our Fiscal 2023 executive compensation plans were aligned with and supported our multi-year Strategic Plan.

•	Our senior management establishes overall parameters for growth and profitability after assessing our business opportunities and risks given the global consumer and retail landscape.
•	The Finance Committee reviews progress against the Strategic Plan at several points throughout the fiscal year, including review of KPIs, and recommends the proposed annual and multi-year financial plans to the Board of Directors for approval.
•	Our Board of Directors oversees the strategic planning process and approves the final Strategic Plan which is subject to further review and approval by the Finance Committee of the Board.
•	Our incentive plan targets are set at levels that align with the approved Strategic Plan and the financial guidance we provide to investors. At the time the financial goals are established, the Talent Committee, in consultation with its third-party independent compensation consultant, considers a variety of qualitative and quantitative factors, including the financial impact of incentive payouts above and below target before establishing minimum and maximum financial goals and the corresponding payout levels for incentives.

Determination of Compensation for Executives

•	Market Data. We organize our business into the following three reportable segments: North America, Europe, and Asia. Our primary products include apparel for men, women and children, footwear, accessories, home furnishings, fragrance, and hospitality. As a result, we believe our product breadth, multichannel distribution, and global reach are unique among luxury and apparel companies.

Accordingly, while the Talent Committee considers, among other things, competitive market compensation paid by other companies in our industry in establishing compensation programs, the Talent Committee does not set executive compensation at, or near, any particular target percentile within a peer group. Instead, the Talent Committee considers compensation market data across multiple comparator groups in setting our executive compensation levels.

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•	Other Considerations. In addition to market data, the Talent Committee considers several other factors in determining executive compensation levels, including internal pay equity, nature and scope of responsibility, individual employee’s current performance and expected future contributions, succession planning considerations relative to development and retention, and our performance, financial plans, and budget. In order to succeed in the execution of our Strategic Plan, we will require the ability to attract and retain high level executive talent.

Role of the Talent Committee

The primary responsibility of the Talent Committee is to, among other things, review and administer our compensation plans and to maintain oversight of the development of succession plans for certain key executive positions of senior management (“Executives”). Key responsibilities include, among others:

•	Review and approve the compensation and succession planning of the Executives
•	Review and approve the design and goals of the incentive plans
•	Review and report to the Board the organizational development of the Executives
•	Review and approve guidelines with regard to the stock ownership guidelines
•	Review and make recommendations to the Nominating Committee on Board compensation
•	Consult the Nominating Committee in its annual review of succession planning for the CEO and Chairman of the Board

The Talent Committee also oversees the Company’s strategies and programs for talent development and retention, diversity, equity and inclusion, employee engagement and other human capital management strategies and initiatives as well as reviews executive compensation disclosures for the proxy statement and human capital disclosure for our Annual Report on Form 10-K.

The Talent Committee is also responsible for reviewing and approving employment agreements, as applicable, for each of our NEOs, which include their salary, bonus, and certain other compensation components. In determining the long-term incentive component of the compensation for each of our NEOs pursuant to each of their employment agreements, as applicable, the Talent Committee considered, among such other factors as it deemed relevant, our performance, long-term stockholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to each of our NEOs in prior years. As noted above under “Executive Compensation Governance – Determination of Compensation for Executives – Market Data,” while the Talent Committee considers market information, the Talent Committee believes that considerations unique to our Company have a greater impact in setting executive compensation. On an annual basis, the Talent Committee also reviews and approves the corporate performance goals and objectives relevant to the compensation payable to our NEOs. Subject to previously approved applicable obligations in an employment agreement, the Talent Committee also reviews and approves on an annual basis, the compensation of key members of our senior management, and reviews and approves the corporate performance goals and objectives relevant to the compensation payable to each of them. In addition, the Talent Committee regularly reviews the design and structure of our executive compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further our strategic priorities, including ESG and our fair treatment and diversity and inclusion efforts.

Role of the Compensation Consultants

We engage compensation consultants to assist in reviewing our overall compensation strategy and total compensation package and to provide input on the competitive market for executive talent, evolving executive and director compensation market practices, program design and regulatory compliance. The Talent Committee retains an independent outside compensation consulting firm, Korn Ferry, to provide guidance in connection with the development and evaluation of compensation philosophy, policies and practices and significant executive compensation decisions. The Talent Committee has the sole authority to retain and terminate the independent compensation consulting firm and approve the firm’s fees and other retention terms.

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In Fiscal 2023, the Talent Committee engaged Korn Ferry to provide independent advisory services. The Talent Committee meets with Korn Ferry regularly and as needed, in the Talent Committee’s sole discretion, and the consultant assists the Talent Committee by:

•	attending Talent Committee meetings;
•	meeting with the Talent Committee without management present;
•	providing third-party data, advice and expertise on proposed executive compensation and awards and plan designs;
•	reviewing briefing materials prepared by management and outside advisers and advising the Talent Committee on the matters included in these materials, including the consistency of proposals with the Talent Committee’s compensation philosophy and comparisons to programs at other companies;
•	preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Talent Committee’s compensation philosophy; and
•	advising the Talent Committee on compensation decisions based on the unique circumstances in Fiscal 2023.

Fees for executive compensation services provided to the Talent Committee during Fiscal 2023 were $245,250. Korn Ferry also provides other services to Ralph Lauren Corporation which must be approved by the Talent Committee. Fees for these other corporate services collected during Fiscal 2023 were $239,000 which included fees collected related to the employee engagement survey, digital services, and leadership and talent consulting services. The Talent Committee has made an assessment under the factors set forth in the NYSE rules and concluded that Korn Ferry is independent and that the firm’s work for the Talent Committee does not raise any conflicts of interest. In making this assessment, the Committee considered the other services that Korn Ferry provides to management and other Korn Ferry policies and processes in place.

Management continued to retain the services of Compensation Advisory Partners, LLC (“CAP”), as its compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation matters.

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Factors in Determining Compensation for Executives

Determining Compensation for Mr. R. Lauren, our Executive Chairman and Chief Creative Officer

The Talent Committee, in consultation with its independent compensation consultant and independent outside counsel, determined the compensation structure under Mr. R. Lauren’s employment agreement effective as of the beginning of Fiscal 2018, including the amendment dated June 16, 2021, to extend the term for five years with no adjustment to compensation. Mr. R. Lauren serves as both Chief Creative Officer and Executive Chairman. These factors were considered when setting Mr. R. Lauren’s compensation opportunity during Fiscal 2023 in accordance with the terms set forth in his employment agreement. Mr. R. Lauren’s role is unique and critical, and his compensation package is based on several factors including:

Mr. R. Lauren

Chief Creative Officer

As the chief designer, Mr. R. Lauren’s compensation package is also based on the Company’s review of the compensation of other Chief Creative Officers. The Talent Committee believes that Mr. R. Lauren’s leadership, aesthetic vision, direction and the public’s association of his name and likeness with our branded products are unparalleled and integral components of our success, and that his contributions to our longstanding, consistent achievement over five decades have been, and continue to be, instrumental in creating long-term stockholder value.

Executive Chairman

As Executive Chairman of the Board, Mr. R. Lauren works with the CEO to set overall vision, strategy, financial objectives, and investment priorities for the business. Mr. R. Lauren also continues to coach and mentor our design team and provide guidance in areas that are important to the Company, including growth in new business categories, creative talent, branding, advertising, and marketing.

Strategic Vision

Mr. R. Lauren not only drives the vision and strategy of a unique, complex, global organization with distribution channels in multiple product categories and countries, but he is also the founder, creator and name behind our brands for over 55 years and the value of the impact of his leadership to the creative talent of the organization is very significant.

Celebrated Achievements

Mr. R. Lauren’s unique, critical role as Chief Creative Officer brings to us his extraordinary and rare talent that is unrivaled by others in our industry. His career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of Fashion Designers of America’s four highest honors:

• Lifetime Achievement Award; • Womenswear Designer of the Year Award;	• Menswear Designer of the Year Award; and • Retailer of the Year Award.

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Determining Compensation for Mr. Louvet, our President and Chief Executive Officer

There was no change to target compensation for Mr. Louvet in Fiscal 2023. In determining the compensation for Mr. Louvet in Fiscal 2023, the Talent Committee, in consultation with its independent compensation consultant considered, among other things, Mr. Louvet’s strong global brand leadership as he successfully navigated the Company through the challenges of significant macroeconomic uncertainty, cost inflation, continued COVID disruption in certain markets, all the while making strong progress on our strategic priorities as presented in our Strategic Plan. Under Mr. Louvet’s leadership, the Company’s Fiscal 2023 Total Company Revenue and Adjusted Operating Profit Margin exceeded pre-pandemic levels and higher results than last year.

We have evolved our approach to CEO evaluation and succession planning over the past year. Our new process is led by our Lead Independent Director in partnership with the independent Chairs of our Nominating Committee and Talent Committee, and we conduct a concurrent review of the CEO annual performance evaluation and succession planning. Their assessment is supported by independent consultant assessments and consultation with our Executive Chairman.

Determining Compensation for our Other NEOs

In determining the compensation of our other NEOs, the Talent Committee also considered the impact and leadership structure required to support the ongoing global transformation and long-term growth of our business in an increasingly complex global environment.

Employment Agreements

All our NEOs have employment agreements other than Mr. D. Lauren. Employment agreements for our NEOs were reviewed and approved by the Talent Committee, in consultation with its independent compensation consultant and the Talent Committee’s independently retained legal advisors when requested and reviewed and approved with Mr. R. Lauren and Mr. Louvet with respect to our other NEOs. The terms of Mr. D. Lauren’s compensation arrangement were determined based on his role in the organization and were also reviewed and approved by the Talent Committee.

The guidelines for salary, bonus, and certain other compensation components for each NEO with an employment agreement are set forth in his or her respective employment agreement. The agreements also provide for certain benefits, including those in the event of various termination or change in control situations. We believe that providing for certain benefits in change in control situations enhances the value of the business by preserving the continuity of management during these potential situations and by focusing our senior executives on our long-term priorities.

See “Executive Employment Agreements and Compensatory Arrangements,” “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each NEO’s employment agreement and other compensatory arrangements.

KEY COMPONENTS OF EXECUTIVE COMPENSATION

The principal elements of our senior executive compensation programs are summarized in the following table and described in more detail below.

Compensation Element	Performance-Based	Fiscal 2023 Objective
Base Salary		Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees.
Annual Cash Incentive Awards		Motivate and reward employees to achieve or exceed current-year financial and other strategic goals with variable cash compensation earned based on achieving pre-established annual goals.
Long-Term Equity-Based Incentive Awards		Align each employee’s interest with those of our stockholders and encourage executive decision-making that maximizes value creation over the long-term with variable equity compensation earned based on achieving pre-established long-term goals.

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Compensation Programs Pay Mix

The charts below show the components and allocation of the variable and fixed elements that comprise the target total direct compensation for our NEOs at the end of Fiscal 2023. Total direct annual compensation represents base salary plus target bonus and target annual equity in place at the end of Fiscal 2023.

Target Total Direct Compensation

Executive Chairman - Target Total Direct Compensation	CEO - Target Total Direct Compensation	Other NEOs - Target Total Direct Compensation

Compensation Element: Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. Base salaries for each of our NEOs are determined and approved by the Talent Committee. In general, base salaries may be reviewed periodically by the Talent Committee and are provided in each NEO’s employment agreement, other than for Mr. D. Lauren, who does not have an employment agreement.

As of the end of Fiscal 2022 and Fiscal 2023, the annual base salaries for our NEOs were as follows:

Name / Title	Fiscal 2022 Base Salary ($)	Fiscal 2023 Base Salary ($)	% Increase
Ralph Lauren Executive Chairman and Chief Creative Officer	1,750,000	1,750,000	0%
Patrice Louvet CEO	1,350,000	1,350,000	0%
Jane Nielsen COO and CFO	1,050,000	1,050,000	0%
David Lauren Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation	950,000	950,000	0%
Halide Alagoz Chief Product Officer	850,000	950,000	12%[1]
1.	Ms. Alagoz’s base salary was increased effective April 10, 2022, to compensate for increased responsibilities in her role as Chief Product Officer.

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Compensation Element: Short-Term Annual Cash Incentive Awards

In Fiscal 2023, all our NEOs participated in the Executive Officer Annual Incentive Plan (“EOAIP”), a stockholder-approved, short-term cash incentive bonus plan, in which the Talent Committee determines the eligible EOAIP participants from among our executive officers. The EOAIP is designed to promote strong executive decision-making and achievement that supports the realization of significant overall Company financial goals. Key features of the EOAIP are as follows:

Payouts	Payouts are based on different levels of achievement, which include threshold, target and maximum levels, established by the Talent Committee each year. In Fiscal 2023, the Talent Committee determined that the following performance levels were applicable to EOAIP participants:
	Threshold	The minimum level of performance that is required before the bonus plan pays out at 50% of the target level.
	Target	100% achievement of financial goals and strategic goals as determined by the Committee.
	Maximum	200% achievement at a superior level of performance.
Talent Committee Process and Authority

Process: Each year, we engage in an extensive and deliberate process to establish our performance measures and performance targets which are subject to the Talent Committee approval in consultation with its independent consultant. At the end of the fiscal year, the following approval process takes place:

•  After our independent auditors issue their audit opinion for the completed fiscal year, the Talent Committee determines the extent to which, if at all, financial performance has been achieved against pre-established targets;

•  Based upon the degree of achievement, the Talent Committee approves the annual cash incentive bonuses payable to each NEO under the EOAIP, as applicable; and

•  The Talent Committee believes that the performance of each of our NEOs is represented by the Company’s financial and other strategic performance results. Individual performance is not considered in determining their bonuses.

Authority: The Talent Committee has the authority to:

•  Determine the eligible EOAIP participants from among our executive officers;

•  Establish the performance goals at the beginning of the fiscal year and payout schedules, including any adjustments;

•  Establish the required achievement levels against pre-determined performance goals under the EOAIP; and

•  Exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP.

Annual Cash Incentive Awards – Fiscal 2023

As approved by the Talent Committee at the beginning of our fiscal year, the corporate performance measures selected for the short-term incentive plan were Fiscal 2023 Total Company Revenue and Adjusted Operating Profit Margin, Home division revenue and a DVC metric. The Talent Committee believes that these measures align with stockholders’ interests, promote sustainable long-term stockholder value, and are aligned to the objectives of our Strategic Plan. The Fiscal 2023 financial targets were set at a level that would require a challenging level of performance aligned to support the financial guidance set forth in the Fiscal 2023 Strategic Plan communicated to stockholders.

Bonus Payouts for Fiscal 2023. Each of our NEOs was eligible for a bonus in Fiscal 2023 when we reached threshold performance of the full year financial measure targets including adjustments approved by the Talent Committee at the beginning of the fiscal year.

The following table outlines our Fiscal 2023 EOAIP target goals and actual performance as measured against those goals.

Fiscal 2023 Performance Measure	Goals				Actual Compensation Awarded as a % of Target[2]
	Threshold 50%	Target 100%	Maximum 200%	Actual Results[1]
Adjusted Operating Profit Margin (40% weight)[3]	13.8%	14.5%	15.2%	13.8%	88% for Mr. R. Lauren; 96.8% for our CEO and other NEOs
Total Company Revenue - $ millions (40% weight)	$6,451.2	$6,790.8	$7,130.3	$6,803.6
Home division revenue - % Increase over prior year (10% weight)	15.8%	28.6%	41.5%	17.3%
DVC metric - % Complete (10% weight)	85%	90%	100%	100%
1.	Includes impact of adjustments approved by the Talent Committee, including restructuring and other charges pursuant to the Strategic Plan. Actual results do not include impact of the strategic modifier adjustment. Including the impact of the strategic modifier adjustment, Adjusted Operating Profit Margin for Fiscal 2023 was 13.7%.

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2.	Includes impact of the strategic modifier, which can adjust bonus payment from -10% to +10%. For Fiscal 2023, as determined by the Talent Committee, there was a plus 10% adjustment for the strategic modifier based on the performance results of the ESG scorecard where performance exceeded target level. Any adjustment in annual bonus attributable to the strategic modifier is not applicable to Mr. R. Lauren.
3.	Reference Appendix B for a reconciliation of Adjusted Operating Profit Margin to most directly comparable GAAP measure.

ESG metrics were set in the form of a scorecard as the Strategic Modifier Goal with five sustainability KPIs and five citizenship KPIs. Each of the NEOs, except for Mr. R. Lauren, may have their respective bonuses adjusted upwards 5% or 10% or downwards 5% or 10% based on the achievement of previously established strategic goals, up to a maximum bonus payout of 200% of target, including strategic goal adjustment. For Fiscal 2023, ESG metrics in the form of a scorecard were selected by the Talent Committee as our strategic goal to support the importance of our citizenship and sustainability strategy to create positive social and environmental impacts across our Company, our industry and society.

Progress made against KPIs set in the form of a scorecard for the ESG strategic goal modifier are noted in the chart below. The majority of KPIs were determined by the Talent Committee to be exceeding the Fiscal 2023 goal set resulting in overall assessed progress above target. For Fiscal 2023, as determined by the Talent Committee, there was a plus 10% adjustment of the strategic modifier based on the performance results of the ESG Scorecard where performance exceeded target level. This adjustment in annual bonus attributable to the strategic modifier was not applicable to Mr. R. Lauren.

ESG Scorecard	KPI	Actual Fiscal 2023 Achievement	Fiscal 2023 Progress Against Commitment Goal
SUSTAINABILITY	GHG Emission: reduction over Fiscal 2020 baseline	29% reduction over Fiscal 2020 baseline	Exceeded Goal
	Sustainable Material: % of units meeting criteria	89% meeting criteria	Exceeded Goal
	Waste Diversion from Landfill: across global distribution centers	92% waste diverted across global distribution centers	Exceeded Goal
	Water: reduction over Fiscal 2020 baseline	25% reduction over Fiscal 2020 baseline	Met Goal
	Chemical Use Transparency: by business	79% transparency by business	Exceeded Goal
CITIZENSHIP	People of Color: % of Global Leadership	20% of Global Leadership Team is comprised of underrepresented racial and ethnic groups	Met Goal
	Gender Parity: ensuring we continue to have gender parity at the VP level and above	Maintained gender parity with 50% female to male split with equal representation in leadership positions at the VP level and above	Exceeded Goal
	Responsible Purchasing Practices: follow up workshops & implementation trainings finished for all teams, improvement areas & success metrics identified and established in partnership within all cross functional teams	Completed Fiscal 2023 goal	Met Goal
	Diverse Suppliers: spend globally	15.9% spend globally on diverse suppliers	Exceeded Goal
	DE&I employee survey: total company favorability	88% favorable which supports our DE&I strategy: To create a culture of belonging, equality, inclusion and fairness for all	Exceeded Goal

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The table below sets forth the target bonus and actual Fiscal 2023 cash bonus for each of our NEOs:

Name / Title	Target Bonus ($)	Actual Fiscal 2023 Bonus ($)
Ralph Lauren[1] Executive Chairman and Chief Creative Officer	6,000,000	5,280,000
Patrice Louvet[1,2] CEO	4,050,000	3,920,400
Jane Nielsen[1,2] COO and CFO	1,837,500	1,778,700
David Lauren[1,2] Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation	712,500	689,700
Halide Alagoz[1,2] Chief Product Officer	950,000	919,600
1.	Target bonus amounts payable to Messrs. R. Lauren and Louvet, and Mses. Nielsen and Alagoz are set forth in their respective employment agreements. Target bonus amount payable to Mr. D. Lauren, who does not have an employment agreement, is based on his role in the organization and was approved by the Talent Committee.
2.	Includes the effect, if any, of the strategic goal modifier which may adjust the bonuses upwards 5% or 10% or downwards 5% or 10%, up to a maximum bonus payout of 200% of target, including the strategic goal modifier adjustment. For Fiscal 2023, the Talent Committee determined there would be a plus 10% adjustment for the strategic modifier based on the performance results of the ESG scorecard.

COMPENSATION ELEMENT: LONG-TERM EQUITY-BASED INCENTIVES – FISCAL 2023

Long-term equity-based incentives are intended to align executive and stockholder interests and encourage strong executive decision-making that maximizes stockholder value creation over the long-term. The values, mix, and type of annual grants for each senior executive are discussed by management and the Talent Committee and ultimately approved by the Talent Committee, in consultation with its independent consultant, unless the terms have been previously approved and set forth in an employment agreement.

The determination of the mix and type of Mr. R. Lauren’s Fiscal 2023 annual grant was provided under his employment agreement with 100% of award in the form of PSUs with 50% utilizing Adjusted ROIC as the performance measure and 50% utilizing Relative TSR as the performance measure.

In Fiscal 2023, all equity awards to our NEOs were granted under our 2019 Stock Incentive Plan. These awards all provide the recipient with the opportunity to receive shares of our Class A Common Stock over a specified period. The achievement of our performance goals for performance-based equity awards is subject to adjustment to exclude the effect of certain unbudgeted events and unusual items or transactions, as permitted under the 2019 Stock Incentive Plan, in accordance with the adjustment rules established by the Talent Committee at the beginning of each fiscal year. RSUs granted to all NEOs, with the exception of Mr. R. Lauren, are time-based awards vesting on a pro-rata basis over three years on the anniversary date of the grant.

The Fiscal 2023 awards consisted of:

Fiscal 2023 Awards Granted	Performance Measure	Performance Period
PSUs – Adjusted ROIC[1]	Adjusted ROIC	Fiscal 2023 – Fiscal 2025
PSUs – Relative TSR[1]	Relative TSR	Fiscal 2023 – Fiscal 2025
RSUs[2]	N/A Time-based	N/A Three-year pro-rata vesting
1.	Represents 50% of annual equity award for Mr. R. Lauren and 25% of annual equity award for the other NEOs for each respective fiscal year.
2.	Represents 50% of annual equity award for NEOs except for Mr. R. Lauren who receives 100% of his award in the form of PSUs as provided under his employment agreement.

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Details regarding the PSUs and RSUs are outlined below.

•	PSUs-Adjusted ROIC. Adjusted ROIC is used as a performance measure to provide a clear link to value creation for our stockholders over time, reward management for successful decisions on capital allocation and investments and differentiate measures in bonus and equity plans to prevent overlap. Awards granted in Fiscal 2023 may pay out from 0% to 200% of target based on three-year cumulative Adjusted ROIC results (Fiscal 2023 – Fiscal 2025).

The performance and payout levels for the PSUs-Adjusted ROIC are summarized below. The Talent Committee believes the payout percentages for our PSUs provide an appropriate balance between the performance levels required relative to the level of payout, based on targets that require significant effort for achievement over a multi-year period. Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Talent Committee, during the applicable performance period.

Performance Level	% of Goal Achieved	% of PSUs Vested
Threshold	90%	50%
Target	100%	100%
Maximum	110%	200%

No payout is earned for performance below threshold. Vesting is interpolated for performance between 90% and 100% of target, and for performance between 100% and 110% of target.

•	PSUs-Relative TSR. Relative TSR is used as a performance measure to align our executives with the interests of our stockholders. Awards granted in Fiscal 2023 may pay out from 0% to 200% of target based on the performance of the Company’s stock as compared to the performance of stock in a comparator group of companies over the three-year performance period (Fiscal 2023 – Fiscal 2025). Relative TSR is based on stock price appreciation, plus dividends reinvested, with starting and ending share prices based on average closing stock prices for the 20 trading days ending immediately prior to the beginning and end of the performance period. The comparator group of companies is specified at the time of grant and if any comparator group companies are removed from the NYSE for any reason over the performance period, they are removed from the final performance calculation at the end of the performance period, such that the final TSR performance calculations may be based on fewer companies.

The comparator group which is being used for the Fiscal 2023 PSUs — Relative TSR is shown below. The companies in the comparator group include luxury retail peers, certain department stores and apparel wholesalers, and other leading companies in the industry.

Abercrombie & Fitch Co.	Levi Strauss & Co.	PVH Corp.	V.F. Corporation
Capri Holdings Limited	lululemon athletica inc.	RH (Restoration Hardware, Inc.)	Williams-Sonoma, Inc.
Dillard’s, Inc.	Macy’s Inc.	Tapestry, Inc.
The Gap, Inc.	Nike, Inc.	Under Armour, Inc.
G-III Apparel, Ltd.	Nordstrom, Inc.	Urban Outfitters, Inc.

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The performance and payout levels for the PSUs-Relative TSR are summarized as follows:

Performance Level	Relative TSR Performance	% of PSUs Vested
Below Threshold	Below 30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Stretch	70th Percentile	150%
Maximum	90th Percentile and above	200%

No payout is earned for performance below threshold. The number of PSUs earned is interpolated on a linear basis for performance between Threshold and Target, between Target and Stretch, and between Stretch and Maximum.

RSUs granted to all NEOs, with the exception of Mr. R. Lauren, are time-based awards vesting on a pro-rata basis over three years on the anniversary date of the grant.

In Fiscal 2023, each of our NEOs received long-term equity awards granted in the form of share units on August 15, 2022.

Name / Title	PSUs-Adjusted ROIC[1]	PSUs-Relative TSR[1]	RSUs-Pro-rata
Ralph Lauren Executive Chairman and Chief Creative Officer	56,318	42,020	—
Patrice Louvet CEO	24,575	19,836	49,149
Jane Nielsen COO and CFO	10,240	8,265	20,478
David Lauren Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation	1,984	1,601	3,969
Halide Alagoz Chief Product Officer	3,072	2,480	6,144

1.   Represent target share units, may pay out from 0% to 200% of target based on the performance results.

ALL OTHER COMPENSATION

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short and long-term disability coverage and a 401(k) plan. We continue to engage all eligible employees, including our NEOs, by providing such benefits as flexible work arrangements and sabbaticals. In Fiscal 2023, we expanded our medical benefits in the U.S. to our part-time employees, ensuring equitable benefits for our frontline workers. We also provide a merchandise discount on most of our products to all our employees, including our NEOs, and our directors.

Other Benefits

We provide our NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently and promote our brand. The costs of these benefits constitute only a small percentage of each NEO’s total compensation. Our NEOs are eligible for financial counseling and an annual executive physical was added for all NEOs. We provide the use of an automobile and driver to Mr. R. Lauren and Mr. Louvet and an annual car allowance for all other NEOs.

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In addition, pursuant to his employment agreement and for security purposes, Mr. R. Lauren is required to use private aircraft for any travel and is reimbursed for the expense of business travel. Also, under Mr. R. Lauren’s employment agreement, we will reimburse him up to a maximum aggregate amount of $200,000 for any expense incurred as a result of his use of his private aircraft, or other acceptable private aircraft, for personal travel. The Company did not pay for personal travel for any of the other NEOs in Fiscal 2023. In all cases, personal travel paid by the Company is treated as imputed income to the executive. See the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for a discussion of all perquisites and other personal benefits provided to our NEOs.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our Board and Talent Committee believe it is important for key members of our senior management team to build and maintain a long-term ownership position in our Company to further align their financial interests with those of our stockholders and to encourage the creation of sustainable long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period.

In June 2010, the Talent Committee established stock ownership guidelines for our non-employee directors, our NEOs, and select other members of our senior management group to further link the interests of these individuals with those of our stockholders. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section above. Below is a summary of our current stock ownership guidelines for our NEOs:

•	Multiple of Salary Approach. The application of a multiple of salary approach is used to establish stock ownership targets. The guidelines for NEOs were based on competitive multiples of salary.
•	Holding Requirement. If at any time the minimum number of shares owned is not achieved, the NEO will be required to retain 50% of the net shares resulting from the vesting of all time-based RSU awards, performance-based awards and 50% of the net shares resulting from the exercise of all stock option awards, until the NEO’s applicable level of ownership is met and maintained.
•	Determination of Shares. The minimum number of shares required is determined annually in June using the NEO’s applicable multiple and base salary as of the beginning of the current fiscal year and the average daily closing share price for the 20 trading days ending on May 31 of that year.

Shares directly or beneficially owned by an employee subject to the guidelines count toward the achievement of ownership guidelines, including certain shares underlying vested RSUs that may not be distributed to Mr. R. Lauren until his employment is terminated. Unvested time-based RSUs count toward the achievement of ownership targets.

All of our NEOs exceeded their respective Fiscal 2023 stock ownership guidelines. As of the end of Fiscal 2023, the following stock ownership targets were in effect for our NEOs:

Name	Share Ownership Target Value
Ralph Lauren, Executive Chairman and Chief Creative Officer	6 times base salary
Patrice Louvet, CEO	6 times base salary
Jane Nielsen, COO and CFO	3 times base salary
David Lauren, Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation	3 times base salary
Halide Alagoz, Chief Product Officer	3 times base salary

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RELATED CONSIDERATIONS

Pay Equity

We take a proactive approach to pay equity and continually monitor our compensation programs to ensure fairness. In Fiscal 2022, we shifted from biennial to annual assessments and expanded our gender pay equity assessment globally. In addition, we established a new collaboration with an independent firm who is the creator of a software platform used to analyze our employee compensation based on gender, race, and ethnicity. As of Fiscal 2023, our female employees in the U.S. earned an average of 99 cents for every $1 earned by males and 98 cents for every $1 globally. In the U.S., our non-white employees earned an average of 99 cents for every dollar earned by white employees.

In addition, this software platform allows us to make a comparison of employees, identify pay patterns with more precision and determine any necessary corrective actions needed to ensure fairness of pay. We review these results and remediate where necessary.

Ralph Lauren publishes an annual UK Gender Pay Gap report in line with UK legislation available on our investor relations website at http://investor.ralphlauren.com. Our mean and median gender pay and bonus gaps are substantially better than UK average figures and we have significantly reduced the pay mean and median pay gap on the previous year. We continue to have more women in senior management positions and have increased the percentage of women in the upper middle and upper pay quartiles.

In Switzerland, Ralph Lauren performed an equal pay analysis as per local legislation. The wage difference was lower than the national average and didn’t show any wage difference between men and women due to gender. We continue to strive to create an environment where everyone has a sense of belonging and can thrive to be their best selves.

Certain Tax Matters

The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s covered employees, including its NEOs. We expect that compensation paid to our covered employees, including our NEOs, in excess of $1 million will not be deductible (except in accordance with certain limited exceptions).

Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. GAAP. The financial statement impact of various compensation awards is an important factor that the Talent Committee considers in determining the amount, form, and design of each pay component for our executives.

Clawback Policy

The EOAIP includes a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of our financial statements. Under this policy, if, as a result of a NEO’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Talent Committee may, in its reasonable discretion, require such executive to promptly reimburse us for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or paid during the 12 month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement. We also have this policy with regard to awards granted to our NEOs under the 2010 Stock Incentive Plan and the 2019 Stock Incentive Plan. We anticipate adopting a new clawback policy that is consistent with the SEC’s recent rulemaking and NYSE listing standards no later than the deadline for compliance with such listing standards.

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TALENT COMMITTEE REPORT

The Talent Committee, composed entirely of independent directors, reviewed, and discussed the Compensation Discussion and Analysis (“CD&A”) with management and with the other members of the Board. Based on these reviews and discussions, the Talent Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended April 1, 2023.

Members of the Talent Committee:

Michael A. George

(Talent Committee Chair)

Hubert Joly

(Lead Independent Director of the Board)

Linda Findley

Darren Walker

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Executive Compensation Matters

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by our NEOs for Fiscal 2023, Fiscal 2022, and Fiscal 2021.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Ralph Lauren Executive Chairman and Chief Creative Officer	2023	1,750,000	11,000,014	5,280,000	258,865	18,288,879
	2022	1,783,654	11,000,038	12,000,000	164,118	24,947,810
	2021	—	11,000,011	6,000,000	131,234	17,131,245
Patrice Louvet President and CEO	2023	1,350,000	9,110,544	3,920,400	90,412	14,471,356
	2022	1,341,346	9,228,711	7,896,240	86,761	18,553,058
	2021	1,117,788	7,131,351	3,750,000	64,429	12,063,568
Jane Nielsen COO and CFO	2023	1,050,000	3,796,028	1,778,700	29,123	6,653,851
	2022	1,073,654	5,244,347	3,675,000	21,958	10,014,959
	2021	1,005,577	2,852,609	1,837,500	25,338	5,721,024
David Lauren Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation	2023	950,000	735,567	689,700	27,750	2,403,017
	2022	933,654	745,129	1,374,060	27,392	3,080,235
	2021	814,038	523,003	637,500	25,569	2,000,110
Halide Alagoz Chief Product Officer	2023	948,077	1,138,924	919,600	61,875	3,068,476
1.	The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. See “Executive Employment Agreements and Compensatory Arrangements.” Each of Fiscal 2023 and Fiscal 2021 was a 52-week period. Fiscal 2022 was a 53-week period. The amounts in Fiscal 2021 reflect temporary salary reductions instituted during the fiscal year as a result of COVID-19.

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2.	The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of RSU and PSU awards granted during Fiscal 2023, Fiscal 2022 and Fiscal 2021, calculated in accordance with Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”). The assumptions used in calculating these amounts are set forth in Note 18 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal 2023. We determine the fair value of RSU, PSU, PSU-OPM, PSU-Adjusted ROIC and PSU-EPS awards using the average of the high and low stock prices on the date of grant, as adjusted to reflect the absence of dividends for those awards that are not entitled to dividend equivalents. We determine the fair value of PSU-Relative TSR award using a Monte Carlo simulation, which models multiple stock price paths of the Company’s Class A common stock and that of its comparator group to evaluate and determine its ultimate expected relative TSR performance ranking. For all PSUs, the amounts shown in the table reflect the aggregate grant date fair value at the Target achievement level.
RSUs can only be paid out at Target. No PSUs were granted in Fiscal 2021. If Performance were assumed to be achieved at the Maximum level for PSUs granted in Fiscal 2023 and Fiscal 2022, the aggregate grant date fair values would increase as follows:
	Fiscal 2023		Fiscal 2022
	PSUs- Adjusted ROIC ($)	PSUs-Relative TSR ($)	PSUs-OPM ($)	PSUs-Relative TSR ($)
Ralph Lauren	5,500,016	5,499,998	5,500,021	5,500,018
Patrice Louvet	2,192,015	2,399,958	2,241,346	2,399,942
Jane Nielsen	913,377	999,982	2,332,951	999,940
David Lauren	176,967	193,705	180,962	193,796
Halide Alagoz	274,013	300,055	N/A	N/A
3.	The amounts reported in this column represent payments made under the EOAIP in June following the expiration of the fiscal year to which the payments relate.
4.	The amounts reported in this column represent the aggregate dollar amount for each NEO of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, we are required to identify by type all perquisites and other personal benefits for a NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual.
In Fiscal 2023, Mr. R. Lauren received perquisites and other personal benefits, including reimbursement for personal travel ($200,000) which increased compared to the prior two years with the resumption of travel post pandemic, personal use of an automobile and driver ($56,640) and enhanced amount of business travel accident coverage.
In Fiscal 2023, Mr. Louvet received perquisites and other personal benefits, including car service for travel to and from his home to the office ($46,396), financial planning services ($30,000), annual executive medical exam and matching contribution under the Company’s 401(k) plan.
In Fiscal 2023, Ms. Nielsen and Mr. D. Lauren received perquisites and other personal benefits, including an automobile allowance and matching contributions under the Company’s 401(k) plan.
In Fiscal 2023, Ms. Alagoz received perquisites and other personal benefits, including financial planning services ($30,000), annual executive medical exam, an automobile allowance and matching contributions under the Company’s 401(k) plan.

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GRANTS OF PLAN-BASED AWARDS

The following table represents all plan-based awards granted to the NEOs in Fiscal 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units[2] (#)	Grant Date Fair Value of Stock ($)
Name	Grant Date	Threshold[1] ($)	Target[1] ($)	Maximum[1] ($)	Threshold[2] (#)	Target[2] (#)	Maximum[2] (#)
Ralph Lauren		3,000,000	6,000,000	12,000,000
	08/15/2022[3]				28,159	56,318	112,636		5,500,016
	08/15/2022[4]				21,010	42,020	84,040		5,499,998
Patrice Louvet		2,025,000	4,050,000	8,100,000
	08/15/2022[3]				12,288	24,575	49,150		2,192,015
	08/15/2022[4]				9,918	19,836	39,672		2,399,958
	08/15/2022[5]							49,149	4,518,572
Jane Nielsen		918,750	1,837,500	3,675,000
	08/15/2022[3]				5,120	10,240	20,480		913,377
	08/15/2022[4]				4,133	8,265	16,530		999,982
	08/15/2022[5]							20,478	1,882,669
David Lauren		356,250	712,500	1,425,000
	08/15/2022[3]				992	1,984	3,968		176,967
	08/15/2022[4]				801	1,601	3,202		193,705
	08/15/2022[5]							3,969	364,895
Halide Alagoz		475,000	950,000	1,900,000
	08/15/2022[3]				1,536	3,072	6,144		274,013
	08/15/2022[4]				1,240	2,480	4,960		300,055
	08/15/2022[5]							6,144	564,856

1.	Represents grants of cash incentive awards under the Corporation’s EOAIP. See “Compensation Discussion and Analysis – Key Components of Executive Compensation – Compensation Element: Short-Term Annual Cash Incentive Awards” for a description of the material terms of these awards.
2.	Represents the number of RSUs, PSU-Adjusted ROIC and PSUs-Relative TSR that were granted in Fiscal 2023 under our 2019 Stock Incentive Plan. See “Compensation Discussion and Analysis-Key Components of Executive Compensation-Compensation Element: Long-Term Equity- Based Incentives-Fiscal 2023” for a description of the material terms of these awards.
3.	Represents a PSU grant where performance is based on Adjusted ROIC.
4.	Represents a PSU grant where performance is based on Relative TSR.
5.	Represents an RSU grant.

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EXECUTIVE EMPLOYMENT AGREEMENTS AND COMPENSATORY ARRANGEMENTS

Ralph Lauren’s Employment Agreement. During Fiscal 2023, Ralph Lauren was employed as our Executive Chairman and Chief Creative Officer pursuant to an employment agreement made effective as of April 2, 2017, as amended June 16, 2020, and again on June 16, 2021. The key terms of the R. Lauren Employment Agreement are indicated below:

•	Term: The R. Lauren Employment Agreement provides for his employment through April 3, 2027, the last day of our 2027 fiscal year.
•	Salary: He is entitled to an annual base salary of not less than $1.75 million.
•	Bonus: His target bonus is in the amount of $6 million for each of the fiscal years during the term of his agreement. The maximum bonus provided for under his agreement in any fiscal year is 200% of that fiscal year’s target bonus.
•	Equity Awards: He receives an annual stock award grant with an aggregate target grant date fair market value of $11 million for each fiscal year during the term of the agreement. PSUs make up 100% of the awards, except in the case of Fiscal 2021 pursuant to the R. Lauren Amendment, as noted below. Each PSU award vests at the end of a three-year performance period, subject to his continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). Three levels of achievement are used to determine vesting: threshold, target, and maximum. The threshold level, which is 70% of the financial goal, must be achieved in order for any PSUs to vest and be provided to him at the end of the applicable vesting period. If performance is at the threshold level, 75% of Mr. R. Lauren’s target shares plus accrued dividends will vest and be paid out. If performance is at the target level, which is 100% of the financial goal, then his target shares plus accrued dividends will vest and be paid out. If performance is at the maximum level, which is 110% or more of the financial goal, then 150% of the target shares plus accrued dividends will vest and be paid out. Vesting with respect to his PSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of his PSUs shall vest for performance below threshold goal(s). The aforementioned PSU award may be subject to different performance conditions as set by the Talent Committee during any fiscal year so long as they are no less favorable than those applicable to PSUs granted to any other Named Executive Officers in respect of such fiscal year.
•	Other Benefits: He is required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurs which were business-related, he is also entitled to reimbursement for any personal aircraft travel expenses which he incurs, without any tax gross-up, up to a maximum aggregate amount of $200,000 per fiscal year. Mr. R. Lauren is also entitled to a car and driver paid by us, and is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers.
•	Non-compete: He is prohibited from competing with us anywhere in the world during the term of his employment and for a period of two years after the termination of his employment, for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. R. Lauren under the Lauren Employment Agreement, as modified by the R. Lauren Amendment.

Patrice Louvet’s Employment Agreement. During Fiscal 2023, we employed Mr. Louvet as our President and Chief Executive Officer pursuant to an employment agreement dated May 11, 2017, and made effective as of July 3, 2017, and amended as of June 10, 2017, June 17, 2020, and August 1, 2021 (the “Louvet Employment Agreement”). The key terms of the Louvet Employment Agreement are indicated below:

•	Term: The Louvet Employment Agreement provides that Mr. Louvet will remain employed until such time as he is terminated in accordance with the terms of the Louvet Employment Agreement.
•	Salary: He is entitled to a base salary of not less than $1.35 million.

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•	Bonus: He is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 300% of annual base salary and a maximum of 600% of annual base salary.
•	Equity Awards: Mr. Louvet is eligible to receive annual equity awards pursuant to the terms of the Company’s 2019 Stock Incentive Plan with an aggregate target value of $9.6 million.
•	Other Benefits: He is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers, and receives pay for his travel to and from the Company offices pursuant to a Company-approved car service.
•	Non-compete: If Mr. Louvet’s employment terminates for any reason, he may not compete with us for one year after the termination of his employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. Louvet under his employment agreement.

Jane Nielsen’s Employment Agreement. During Fiscal 2023, we employed Ms. Nielsen as our Chief Operating Officer and Chief Financial Officer pursuant to an employment agreement made effective as of March 31, 2019, as amended on June 17, 2020 (the “Nielsen Employment Amendment”). The key terms of the Nielsen Employment Agreement are indicated below:

•	Term: The Nielsen Employment Agreement provides for Ms. Nielsen’s employment through September 7, 2023, subject to automatic, successive one-year extensions thereafter, unless either party gives at least 180 days’ prior notice that the term will not be extended.
•	Salary: Ms. Nielsen is entitled to a base salary of not less than $1.05 million.
•	Bonus: She is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 175% of annual base salary and a maximum of 350% of annual base salary.
•	Equity Awards: Ms. Nielsen is eligible to receive annual equity awards pursuant to the terms of the Company’s 2019 Stock Incentive Plan with an aggregate target value of $4 million. She also received a one-time stock award in the amount of $6 million, $3 million of which was in the form of RSUs that vest based on continued service, unless provided for otherwise under the Nielsen Employment Agreement, and $3 million of which was in the form of PSUs that vest based on the achievement of certain performance metrics as well as continued service, unless provided for otherwise under the Nielsen Employment Agreement.
•	Other Benefits: She is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers and receives a monthly car allowance of $1,500.
•	Non-compete: If Ms. Nielsen’s employment terminates for any reason, she may not compete with us for one year after the termination of her employment. See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Nielsen under her employment agreement.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Nielsen under her employment agreement.

David Lauren’s Employment Terms. During Fiscal 2023, David Lauren was employed on an at-will basis as our Chief Marketing Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation. Following the end of Fiscal 2022, the Chief Marketing Officer portion of his title changed to Chief Branding and Innovation Officer. Mr. D. Lauren does not have an employment agreement, and the terms of his compensation arrangement were reviewed and approved by the Talent Committee. The key terms of Mr. D. Lauren’s employment arrangement are as follows:

•	Salary: Mr. D. Lauren’s base salary is $950,000.
•	Bonus: He is eligible for an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 75% of annual base salary and a maximum of 150% of annual base salary.

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•	Equity Awards: He is eligible to receive annual equity awards pursuant to the terms of the Company’s 2019 Stock Incentive Plan with an aggregate target value of $775,000.
•	Other Benefits: He is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers and receives a monthly car allowance of $1,500.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Mr. D. Lauren under the terms of his employment.

Halide Alagoz’s Employment Agreement. During Fiscal 2023, we employed Ms. Alagoz as our Chief Product Officer pursuant to an employment agreement made effective February 14, 2021, as amended as of April 10, 2022 (the “Alagoz Employment Agreement”). The key terms of the Alagoz Employment Agreement are indicated below:

•	Term: The Alagoz Employment Agreement provides that Ms. Alagoz will remain employed until such time as she is terminated in accordance with the terms of the Alagoz Employment Agreement.
•	Salary: Ms. Alagoz is entitled to a base salary of not less than $950,000.
•	Bonus: She is entitled to an annual incentive bonus opportunity under the terms of the EOAIP, with a target bonus of 100% of annual base salary and a maximum of 200% of annual base salary.
•	Equity Awards: Ms. Alagoz is eligible to receive annual equity awards pursuant to the terms of the Company’s 2019 Stock Incentive Plan with an aggregate target value of $1.2 million.
•	Other Benefits: She is eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers and receives a monthly car allowance of $1,500.
•	Non-compete: If Ms. Alagoz resigns without Good Reason, as defined in the Alagoz Agreement, or if she is terminated for cause, as defined in the Alagoz Agreement, she may not compete with us for one year after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change in control payments payable to Ms. Alagoz under her employment agreement.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning the unvested stock awards for each of our NEOs as of the end of Fiscal 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ralph Lauren
	165,384	[1]	19,295,351
				46,280	[4]	5,399,488
				75,446	[5]	8,802,285
				57,128	[8]	6,665,124
				85,250	[9]	9,946,118
Patrice Louvet
	53,833	[1]	6,280,696
	17,944	[2]	2,093,526
	25,862	[3]	3,017,320
	49,149	[7]	5,734,214
				19,396	[4]	2,262,931
				33,486	[5]	3,906,812
				24,575	[8]	2,867,165
				39,672	[9]	4,628,532
Jane Nielsen
	21,533	[1]	2,512,255
	7,178	[2]	837,457
	10,776	[3]	1,257,236
	20,478	[7]	2,389,168
				12,319	[6]	1,437,258
				8,082	[4]	942,927
				13,952	[5]	1,627,780
				10,240	[8]	1,194,701
				16,530	[9]	1,928,555
David Lauren
	3,948	[1]	460,613
	1,316	[2]	153,538
	2,088	[3]	243,607
	3,969	[7]	463,063
				2,704	[5]	315,476
				1,566	[4]	182,705
				1,984	[8]	231,473
				3,202	[9]	373,577

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	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Halide Alagoz	4,096	[10]	477,880
	5,563	[1]	649,035
	1,854	[2]	216,306
	2,694	[3]	314,309
	6,144	[7]	716,820
				2,020	[4]	235,673
				3,488	[5]	406,945
				3,072	[8]	358,410
				4,960	[9]	578,683
1.

Amount reflects the number of shares of Class A common stock represented by unvested RSUs subject to time-based vesting. RSUs from this award were granted on August 15, 2020 and vest 100% on August 15, 2023.

2.

Amount reflects the number of shares of Class A common stock represented by unvested RSUs subject to time-based vesting. RSUs from this award were granted on August 15, 2020 and vest in three equal annual installments on the anniversary date of the grant.

3.

Amount reflects the number of shares of Class A common stock represented by unvested RSUs subject to time-based vesting. RSUs from this award were granted on August 15, 2021 and vest in three equal annual installments on the anniversary date of the grant.

4.	Amount reflects unearned Fiscal 2022 PSUs-OPM which in accordance with SEC rules are included at target performance. Where applicable, shares have been rounded to whole numbers.
5.	Amount reflects unearned Fiscal 2022 PSUs-TSR which in accordance with SEC rules are included at maximum performance. Where applicable, shares have been rounded to whole numbers.
6.

Amount reflects unearned Fiscal 2022 PSUs-OPM granted to Ms. Nielsen as part of her special one-time equity award which in accordance with SEC rules are included at target performance. Where applicable, shares have been rounded to whole numbers.

7.

Amount reflects the number of shares of Class A common stock represented by unvested RSUs subject to time-based vesting. RSUs from this award were granted on August 15, 2022 and vest in three equal annual installments on the anniversary date of the grant.

8.	Amount reflects unearned Fiscal 2023 PSUs-Adjusted ROIC which in accordance with SEC rules are included at target performance. See “Compensation Discussion and Analysis – Key Components of Executive Compensation – Compensation Element: Long-Term Equity-Based Incentives – Fiscal 2023” for a description of the material terms of these PSUs. Where applicable, shares have been rounded to whole numbers.
9.	Amount reflects unearned Fiscal 2023 PSUs-TSR which in accordance with SEC rules are included at maximum performance. See “Compensation Discussion and Analysis – Key Components of Executive Compensation – Compensation Element: Long-Term Equity-Based Incentives – Fiscal 2023” for a description of the material terms of these PSUs. Where applicable, shares have been rounded to whole numbers.
10.	Amount reflects the number of shares of Class A common stock represented by unvested RSUs subject to time-based vesting granted to Ms. Alagoz on August 15, 2018, and vest 100% on August 15, 2023.

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STOCK VESTED

The following table provides information concerning the vesting of stock awards during Fiscal 2023 on an aggregated basis for each of our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph Lauren[1]	115,355	11,514,186
Patrice Louvet[2]	114,655	11,011,775
Jane Nielsen[3]	51,131	5,188,236
David Lauren[4]	5,942	586,869
Halide Alagoz[5]	8,250	812,166
1.	In connection with the vesting of his performance-based stock awards, Mr. R. Lauren acquired 101,359 shares on May 31, 2022 with a market price of $99.465 and the table includes a cash payment of $90.36 in lieu of fractional shares representing 0.908 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.
Mr. R. Lauren has outstanding vested RSUs whose underlying shares of Class A Common Stock will not be delivered until Mr. R. Lauren’s separation from the Company or, if earlier, upon a change in control. These RSUs are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 3,046.52, 3,911.16, 3,918.89 and 3,119.67 were acquired respectively on April 15, 2022, July 15, 2022, October 14, 2022 and January 13, 2023. Market price (based on the average of the high and low stock prices on that day) was $108.84, $93.07, $93.635 and $118.565, respectively.
2.	Mr. Louvet acquired 34,913 shares upon vesting of his RSUs, with a market price of $89.82 on July 3, 2022; 30,875 shares upon vesting of his RSUs, with a market price of $97.66 on August 15, 2022. In connection with the vesting of his performance-based stock awards, Mr. Louvet acquired 48,867 shares on May 31, 2022 with a market price of $99.465 and the table includes a cash payment of $80.57 in lieu of fractional shares representing 0.81 shares of Class A Common Stock.
3.	Ms. Nielsen acquired 12,566 shares upon vesting of her RSUs, with a market price of $97.66 on August 15, 2022; and 7,709 shares upon vesting of her RSUs, with a market price of $115.68 on March 31, 2023. In connection with the vesting of her performance-based stock awards, Ms. Nielsen acquired 30,856 shares on May 31, 2022 with a market price of $99.465 and the table includes a cash payment of $171.08 in lieu of fractional shares representing 1.72 shares of Class A Common Stock.
4.	Mr. D. Lauren acquired 2,360 shares upon vesting of his RSUs, with a market price of $97.66 on August 15, 2022. In connection with the vesting of his performance-based stock awards, Mr. D. Lauren acquired 3,582 shares on May 31, 2022 with a market price of $99.465 and the table includes a cash payment of $107.43 in lieu of fractional shares representing 1.08 shares of Class A Common Stock.
5.	Ms. Alagoz acquired 4,705 shares upon vesting of his RSUs, with a market price of $97.66 on August 15, 2022. In connection with the vesting of her performance-based stock awards, Ms. Alagoz acquired 3,545 shares on May 31, 2022 with a market price of $99.465 and the table includes a cash payment of $72.61 in lieu of fractional shares representing 0.73 shares of Class A Common Stock.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ralph Lauren	—	1,432,423[1]	186,661[2]	—	57,411,798[3]
Patrice Louvet	—	—	—	—	—
Jane Nielsen	—	—	—	—	—
David Lauren	—	—	—	—	—
Halide Alagoz	—	—	—	—	—
1.	Represents the value of Mr. R. Lauren’s additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 3,046.52, 3,911.16, 3,918.89 and 3,119.67 were acquired, respectively on April 15, 2022, July 15, 2022, October 14, 2022 and January 13, 2023 with a market price based on the average of the high and low stock prices on each day. No portion of these additional RSUs has been reported in the Summary Compensation Table as the value of these additional RSUs was factored into the grant date fair value when initially granted.
2.	The amount reflected for Mr. R. Lauren represents appreciation/depreciation accumulated on vested but not delivered RSUs. Appreciation/depreciation accumulated on vested but not delivered RSUs is not included in the Summary Compensation Table as the RSUs do not receive any above-market or preferential earnings.
3.	Mr. R. Lauren’s RSUs are valued at $115.68, the average of the high and the low stock prices as of March 31, 2023, the last business day of Fiscal 2023 on which there were sales of shares. Of the total amount shown in this column, $23,223,863 has been reported in the Summary Compensation Table of prior years’ proxy statements. Mr. R. Lauren’s RSUs have vested but may not be distributed to him until his employment is terminated.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Ralph Lauren. Under the R. Lauren Employment Agreement, in the event of termination without cause or resignation for good reason (as defined in the R. Lauren Employment Agreement and as defined below), Mr. R. Lauren would be entitled to receive, within 30 days following the date of termination, a lump sum cash payment equal to the sum of: (i) two years’ base salary; (ii) any accrued but unpaid compensation as of the date of termination; and (iii) two times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment (however, if he elects to transition to Executive Chairman, the amount described in this clause (iii) would no longer be payable in connection with a subsequent termination of employment). In addition, Mr. R. Lauren would be entitled to receive a pro-rated portion of the bonus he would otherwise have received for the fiscal year in which his termination of employment occurred, payment of which would be made when bonuses are paid to our other executives. Any unvested stock options would continue to vest on their scheduled vesting dates, and any vested stock options shall be exercisable until the later of one year from the date of termination or 30 days from the date the options become vested and exercisable, but in any event not later than the expiration date of the option. Any unvested restricted performance share units (“RPSUs”) and PSUs will vest based on actual performance over the applicable performance period as if Mr. R. Lauren had remained employed to the applicable vesting certification date. Also, we will be obligated to continue to provide him with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver during the two-year severance period (however, any medical plan coverage would be limited to the first 18 months of the severance period unless he elects to continue participation in such plan for the remainder of the severance period, provided that there are no adverse tax consequences to the Company).

In the event that his employment terminates due to his death or disability, Mr. R. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination paid at the same time as bonuses are paid to our other executives. With respect to his

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unvested stock options, RSUs, RPSUs and PSUs, such awards shall vest immediately (at target, in the case of RPSUs and PSUs) and, in the case of his stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his RSUs, RPSUs and PSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date; provided that if termination is based on death and occurs in the last year of the performance period, the unvested RPSUs and PSUs will vest and be paid out based on actual performance during the performance period as if Mr. R. Lauren had remained employed to the applicable vesting certification date.

If he terminates his employment for any reason, other than for good reason, death or disability, or if we terminate his employment for cause (but not including a termination by reason of the Company’s non-renewal of the R. Lauren Employment Agreement, as described below), then Mr. R. Lauren will only receive any accrued but unpaid compensation as of the date of termination (including for any prior fiscal year, and including base salary through the date of termination). In addition, any unvested RPSUs and PSUs held by him pursuant to his employment agreement shall be forfeited. Further, any vested but unexercised stock options shall be forfeited only if termination of employment is for cause, and otherwise they shall remain exercisable for one year from the date of termination of employment if such termination is by Mr. R. Lauren for other than good reason.

If his employment terminates at the end of the term by reason of our failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the R. Lauren Employment Agreement, then he will be entitled to receive: (i) any accrued and unpaid compensation as of the date of termination; and (ii) his bonus for the fiscal year ending on the last day of the term. In addition, Mr. R. Lauren’s unvested and unexercised stock options and unvested RPSUs and PSUs shall vest and/or become exercisable in the same manner as if he resigned for good reason or if we terminated his employment without cause. In addition, following any termination of employment, to the extent not previously paid or provided, the Company will timely pay or provide Mr. R. Lauren any other amounts or benefits required to be paid or provided to him (or that he is eligible to receive) under any plan, program, policy, practice or contract of the Company and its affiliates through the date of his termination.

In the event that a change in control precedes the termination of Mr. R. Lauren’s employment, he will continue to receive, upon termination of employment, the same amounts in the same manner as described in the paragraphs above. In addition, any unvested stock options granted under the 1997 Stock Incentive Plan and any unvested RSUs and RPSUs granted prior to the R. Lauren Employment Agreement would immediately vest upon a change in control. Under the R. Lauren Employment Agreement, Mr. R. Lauren’s RPSUs and PSUs granted during the term of the R. Lauren Employment Agreement would not immediately vest upon a change in control.

The R. Lauren Agreement also provides the following with respect to the application of certain Fiscal 2020 and Fiscal 2021 payments and awards to certain termination payments: (i) any unvested RSUs granted to Mr. R. Lauren in 2021 would, if applicable, be treated in the same manner upon termination of employment as Mr. R. Lauren’s unvested PSUs and PRSUs; (ii) upon termination of employment, the portion of his severance based on his base salary would, if applicable, disregard his reduced base salary rate in Fiscal 2021; and (iii) the portion of his severance based on prior years’ bonus would, if applicable, be based on the bonuses for the most recent fiscal years excluding Fiscal 2021 and Fiscal 2020.

The above-described amounts payable to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for two years following the termination of his employment; (ii) not to solicit any of our employees for three years following the termination of his employment; (iii) not to disparage us for three years following the termination of his employment; and (iv) not to disclose any of our confidential information. The R. Lauren Employment Agreement also provides that for the duration of Mr. R. Lauren’s employment and for three years following the termination of his employment, we will not (and will use reasonable best efforts to cause our senior executives and Board members to not) disparage Mr. R. Lauren.

Under the R. Lauren Employment Agreement, cause is defined as: (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his

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employment that is materially injurious to us or subjects us, monetarily or otherwise or which subjects, or if generally known, would subject us to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. R. Lauren not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the forgoing, Mr. R. Lauren shall not be deemed to have been terminated for cause without: (x) reasonable written notice to him setting forth the reasons for our intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Board, and (z) delivery to him of a specific termination notice from the Board that states that in the good faith opinion of the Board, he was guilty of the conduct set forth in clauses (A), (B) or, (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board has so determined, in good faith, that cause exists, the Board shall have no obligation to terminate Mr. R. Lauren’s employment if the Board determines in its sole discretion that such a decision not to terminate his employment is in our best interest.

Under the R. Lauren Employment Agreement, good reason is defined to mean: (A) a material diminution in Mr. R. Lauren’s duties, assignment to him of a title or duties inconsistent with his position as our Executive Chairman of the Board and Chief Creative Officer, or a material diminution of his authority; (B) a material reduction in his salary; or (C) our failure to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within 30 days after notice of such noncompliance has been given by Mr. R. Lauren to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six-month delay in payment. The R. Lauren Employment Agreement clarifies that settlement of any RPSUs or PSUs in the case of a termination due to disability may also be delayed to the extent required to comply with Section 409A of the Code.

Patrice Louvet. Under the Louvet Employment Agreement, if we terminate Mr. Louvet’s employment for any reason other than death, disability, or cause (as defined in the Louvet Employment Agreement and as described below), or Mr. Louvet voluntarily terminates his employment for good reason (as defined in the Louvet Employment Agreement and as described below), he would be entitled to receive 400% of his base salary per year for a severance period equal to two years, payable in equal installments on a monthly basis. In addition, he will vest in any unvested portion of the Louvet-One-Time-Stock-Award (as defined in the Louvet Employment Agreement) with only service based vesting conditions as of the date of termination of his employment, and any unvested portion of the Louvet- One-Time-Stock Award with performance based vesting conditions held by him will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals.

Mr. Louvet will also be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination. In addition, he will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Mr. Louvet voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination and any unpaid annual bonus for the fiscal year ended prior to the date of termination.

In the event of his termination due to his death or disability, he or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, any unpaid annual bonus for the fiscal year ended prior to the date of termination and he shall also be entitled to have the Louvet-One-Time-Stock-Award be treated in the same manner as termination without cause, and he shall also receive a pro-rata EOAIP bonus for the year of termination based on actual performance.

If the Company terminates Mr. Louvet’s employment without cause or he terminates his employment for good reason, in either case within 12 months following a change in control (as defined in the Louvet Employment Agreement), then he will be entitled to receive a lump sum amount equal to the total amount of cash severance he would receive were his

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employment terminated without cause. In addition, any outstanding equity awards held by him will immediately vest (such immediate vesting shall also occur upon a termination of Mr. Louvet’s employment in contemplation of a change in control, and the change in control then actually occurring). For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved. Pursuant to the Louvet Employment Agreement, to the extent that the aggregate present value of any payments or benefits payable to him that constitute “parachute payments” under Section 280G of the Code (the “parachute amount”) would exceed 2.99 times his “base amount” (as defined for purposes of Section 280G of the Code), then such payments and benefits shall be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount (provided, that no reduction shall apply if he would retain, on a net after-tax basis, a greater amount than he would have retained, on a net after-tax basis, after applying such reduction).

Under the Louvet Employment Agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of his employment; (ii) not to solicit any of our employees for two years following the termination of his employment; (iii) not to disparage us for seven years following the end of the employment term (and indefinitely with respect to Mr. R. Lauren and members of his family); and (iv) not to disclose any of our confidential information. Under the Louvet Employment Agreement, cause is defined to mean: (1) the willful and continued failure by Mr. Louvet to substantially perform his duties hereunder after demand for substantial performance is delivered to him by us that specifically identifies the manner in which we believe he has not substantially performed his duties hereunder, (2) Mr. Louvet’s conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony, (3) the willful engaging by Mr. Louvet in gross misconduct relating to his employment that is materially injurious to the Company, monetarily or otherwise, or which subjects or if generally known would subject the Company to public ridicule. Notwithstanding the foregoing, his employment may be terminated for cause only by act of the Board and, in any event, his employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Mr. Louvet setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice, and (z) an opportunity for him, together with his counsel, to be heard by the Board.

Under the Louvet Employment Agreement, good reason is defined to mean a termination of employment by Mr. Louvet within one (1) year following the occurrence of (A) a material diminution in or adverse alteration to his title as CEO, base salary, benefits, position, or duties (provided that the exercise of Mr. R. Lauren of any authority permitted under the Louvet Employment Agreement shall not constitute a material diminution in, or material adverse alteration to, the Executive’s “position” or “duties” for this purpose), (B) the relocation of his principal office outside the area which comprises a 50 mile radius from New York City, (C) a failure of the Company to comply with any material provision of the Louvet Employment Agreement, or (D) the Company requires the Executive to report to any person other than the current Executive Chairman or to the Board; provided, that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Mr. Louvet provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within 90 days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Mr. Louvet to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six-month delay in payment.

Jane Nielsen. Under the Nielsen Employment Agreement, if we terminate Ms. Nielsen’s employment for any reason other than death, disability or cause (as defined in the Nielsen Employment Agreement and as described below), or she voluntarily terminates her employment for good reason (as defined in the Nielsen Employment Agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the balance of the term (up to a maximum of two years) and the one-year

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period commencing on the date of such termination, plus an amount, payable at the end of the severance period, equal to 175% of her base salary, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. In addition, she will vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment, and any unvested equity awards with performance-based vesting conditions held by her will vest on their originally scheduled vesting date or dates, as applicable, subject to the Company meeting the applicable performance goals. Ms. Nielsen will also be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination. In addition, Ms. Nielsen will be entitled to receive any unpaid annual bonus for the fiscal year ended prior to the date of termination.

If Ms. Nielsen voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. If Ms. Nielsen’s voluntary termination without good reason is an early retirement, she will be entitled to vest in a pro-rated amount, based on the percentage of time that has elapsed during the applicable vesting periods, of the unvested PSUs and RSUs held by her, subject to our achievement of pre-established performance goals when applicable.

In the event of her termination due to her death or disability, Ms. Nielsen or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability, and she shall also be entitled to have her equity awards be treated in the same manner as termination without cause, and she shall also receive a pro-rata EOAIP bonus for the year of termination based on actual performance.

If the Company terminates her employment without cause, or Ms. Nielsen voluntarily terminates her employment for good reason, in each case within 12 months following a change in control of the Company (as defined in the Nielsen Employment Agreement), then, in lieu of the foregoing amounts, she will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and target bonus immediately prior to her termination. In addition, in such event, any unvested stock options, RSUs and other equity awards held by Ms. Nielsen will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved. Under the Nielsen Employment Agreement, Ms. Nielsen shall also be entitled to the above amounts if she is terminated by the Company without cause in contemplation of a change in control, and the change in control then actually occurs.

The above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under the Nielsen Employment Agreement, cause is defined as: (A) the willful and continued failure by Ms. Nielsen to substantially perform her duties hereunder after demand for substantial performance is delivered to her that specifically identifies the manner in which we believe she has not substantially performed her duties; (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony; (C) her willful engagement in gross misconduct relating to her employment that is materially injurious to the Company, monetarily or otherwise, or which subjects, or if generally known, would subject, the Company to public ridicule. Under this definition, no act, or failure to act, on Ms. Nielsen’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, Ms. Nielsen’s employment may be terminated for cause only upon (x) reasonable written notice to her setting forth the reasons for the Company’s intention to terminate her for cause; (y) the opportunity to cure (if curable) within 30 days of such written notice; and (z) an opportunity for Ms. Nielsen, together with her counsel, to be heard by the Company.

Under the Nielsen Employment Agreement, good reason is defined as a termination of employment by her within 60 days following the occurrence of: (A) a material diminution in or material adverse alteration to her title, base salary, annual bonus percentage, duties or position, provided that a removal of particular business units or functions from her purview,

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responsibility or management that does not alter her role as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer shall not constitute a material diminution in or material adverse alteration to her position for this purpose; (B) the relocation of her principal office outside the area which comprises a 50 mile radius from New York City; (C) a failure of the Company to comply with any material provision of the Nielsen Employment Agreement; or (D) Ms. Nielsen being required to report to anyone other than the Chief Executive Officer or the Chairman, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (i) until Ms. Nielsen provides written notice to the Company of the existence of such diminution, alteration, relocation, failure or requirement within 90 days of the date she learned of its occurrence (or, if sooner, the date she would have learned of the occurrence had she exercised reasonable diligence); and (ii) unless such diminution, alteration, relocation, failure or requirement (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Ms. Nielsen to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six-month delay in payment.

Halide Alagoz. Under the Alagoz Employment Agreement, if we terminate Ms. Alagoz’s employment for any reason other than death, disability or cause (as defined in the Alagoz Employment Agreement and as described below), or she voluntarily terminates her employment for good reason (as defined in the Alagoz Employment Agreement and as described below), she will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period of twelve months, plus an amount, payable at the end of the severance period, equal her target bonus, plus a pro-rata EOAIP bonus for the year of termination based on actual performance. Ms. Alagoz will also be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination.

If Ms. Alagoz voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination.

In the event of her termination due to her death or disability, Ms. Alagoz or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. Further, she will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RSUs and PSUs held by her, which shall vest at the end of the applicable vesting period, subject to our achievement of pre-established financial goals where applicable.

Under the Alagoz Employment Agreement, if the Company terminates her employment without cause, or Ms. Alagoz voluntarily terminates her employment for good reason, in each case within 12 months following a change in control of the Company (as defined in the Alagoz Employment Agreement), then, in lieu of the foregoing amounts, she will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and prior fiscal year’s bonus immediately prior to her termination. In addition, in such event, any unvested stock options, RSUs and other equity awards held by Ms. Alagoz will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved.

The above described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) in the event her employment is terminated for cause or she resigns without good reason, not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for one year following the termination of her employment; (iii) not to disparage us following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under the Alagoz Employment Agreement, cause is defined as: (i) failure by Ms. Alagoz to perform the duties of her employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by her to perform her duties has not been cured to our satisfaction, in our sole discretion, within fifteen (15) days

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after notice of such failure has been given by us to Ms. Alagoz; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Ms. Alagoz; or (iii) any action by her causing damage to or misappropriation of our assets; or (iv) her wrongful disclosure of our confidential information; or (v) her engagement in any competitive activity which would constitute a breach of her employment agreement and/or of his duty of loyalty; or (vi) her breach of any of our employment policies; or (vii) performance by her of her employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by her, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject us to public ridicule or embarrassment, or would likely be detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under the Alagoz Employment Agreement, good reason is defined as a termination of employment by her within 60 days following the occurrence of: (A) a material diminution in or material adverse alteration to her title, base salary, or position, provided that a removal of particular business units or functions from her purview shall not constitute a material diminution in or material adverse alteration to her position for this purpose; (B) the relocation of her principal office outside the area which comprises a 50 mile radius from either New York City; or (C) a failure of the Company to comply with any material provision of the Alagoz Employment Agreement, provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason until (i) Ms. Alagoz provides written notice to the Company of the existence of such diminution, alteration, relocation, or failure within 30 days of the date she learned of its occurrence; and (ii) unless such diminution, alteration, relocation, or failure (as applicable) has not been cured within 30 days after written notice of such noncompliance has been given by Ms. Alagoz to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six-month delay in payment.

David Lauren. If we terminate Mr. D. Lauren not based on poor job performance and without just cause, he would be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period of one year. Under the Company’s severance pay plan for employees in the United States, just cause is defined to mean:

Any act or omission by the employee resulting or intended to result in personal gain at the expense of the employer; (2) The performance by the employee of his or her employment duties in a manner deemed by the employer to be grossly negligent (3) The improper disclosure by the employee of proprietary or confidential information or trade secrets of the Employer, or intellectual property which an employer is under a duty to protect, including software licensed to an Employer under agreements prohibiting disclosure; (4) Misconduct by the employee, including, but not limited to, fraud, falsification of employer records, failure to comply with employer policies, rules or guidelines (including a violation of the Employer’s business code of conduct), harassment, excessive absenteeism, dishonesty, insubordination, theft, violent acts or threats of violence, or possession of alcohol or narcotics on the property of any employer, or the use of any of the Employer’s property, facilities or services for illegal purposes; (5) Violation of any material written employer policy; or (6) The commission of an act by the employee, whether or not performed in the workplace, which subjects, or if generally known, would subject any employer to public ridicule or embarrassment.

In connection with his receipt of severance, and per the Company’s practice under its severance pay plan, Mr. D. Lauren would be required to comply with the following restrictive covenants: (i) not to solicit any of our employees for one year following the termination of his employment; (ii) not to disparage us following the termination of his employment; and (iii) not to disclose any of our confidential information.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six-month delay in payment.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLES

The following tables reflect incremental payments and benefits that would be owed by the Company to each of our NEOs beyond what they had earned as of April 1, 2023 upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the NEO’s employment terminated or, in the event of a change in control, such change in control occurred on April 1, 2023;
•	the NEO’s salary continues as it existed on April 1, 2023;
•	the NEO’s employment agreement, as applicable, and term as of April 1, 2023, applies;
•	PSUs that are accelerated upon a change in control are deemed to do so at target;
•	awards granted under the 2010 Stock Incentive Plan or 2019 Stock Incentive Plan held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vest immediately upon a qualifying termination in connection with a change in control in accordance with the terms of the 2010 Stock Incentive Plan and the 2019 Stock Incentive Plan;
•	the stock price for the Class A Common Stock is $116.67 per share (the NYSE closing price of Class A Common Stock on March 31, 2023, the last business day of Fiscal 2023 on which there were sales of shares); and
•	the bonus for the period April 3, 2022 through April 1, 2023 (as determined by the Talent Committee) has been earned by our NEOs as set forth in the “Summary Compensation Table.”

The tables do not include non-qualified deferred compensation, if any, that would be paid to the NEOs, which is set forth in the “Non-Qualified Deferred Compensation” table.

Executive Chairman and Chief Creative Officer - Ralph Lauren
	Cash Severance - Base Salary[1] ($)	Cash Severance - Bonus ($)	Vesting of Equity Awards[2] ($)	Continuation of Other Benefits & Perquisites[3] ($)	Total ($)
By the Company for Cause/by the Executive Without Good Reason	—	—	—	—	—
By the Company Without Cause/by the Executive for Good Reason	3,500,000	21,180,000[4]	40,734,122[5]	1,076,095	66,490,217[6]
1.	In the event of a termination by the Company without cause or by Mr. R. Lauren for good reason and pursuant to his employment agreement, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and PSUs (including associated dividend equivalent units on such award), the value was based on the NYSE closing price of Class A Common Stock on March 31, 2023, which was $116.67.
3.	Represents the cost of providing welfare and medical benefits, office facilities and secretarial assistance, and the use of a car and driver through the applicable severance period.
4.	Represents two times the average annual bonus paid to Mr. R. Lauren for the two fiscal years immediately preceding the year of termination excluding the Fiscal 2020 and Fiscal 2021 bonus per Amendment No. 1 to the Amended and Restated Employment Agreement dated June 17, 2020.
5.	If maximum performance for PSUs is reached, the value would increase by $21,438,786.
6.	In the event of a qualifying termination in connection with a change in control, no special change in control severance payment is payable to Mr. R. Lauren. If Mr. R. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, Mr. R. Lauren would be entitled to the same amounts reflected above for “By the Company without Cause/By the Executive for Good Reason.”

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President and Chief Executive Officer - Patrice Louvet
	Cash Severance - Base Salary[1] ($)	Cash Severance - Bonus ($)	Vesting of Equity Awards[2] ($)	Continuation of Other Benefits & Perquisites[3] ($)	Total ($)
By the Company for Cause/by the Executive Without Good Reason	—	—	—	—	—
By the Company Without Cause/by the Executive for Good Reason	10,800,000	—	19,246,428[4]	45,291	30,091,719
Death or Disability	—	—	19,246,428[4]	—	19,246,428
Change in Control with Termination	10,800,000	—	26,523,524	45,291	37,368,815
1.	In the event of a termination by the Company without cause or by Mr. Louvet for good reason and pursuant to his employment agreement, we would provide a monthly cash payment equal to four times his monthly base salary for two years. In the event of a qualifying termination in connection with a change in control, we would provide a lump sum cash payment equal to four times his base salary for two years.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and PSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2023, which was $116.67.
3.	Represents the cost of providing medical and dental benefits during applicable severance period.
4.	If maximum performance for PSUs is reached, the value would increase by $5,943,481.
Chief Operating Officer and Chief Financial Officer - Jane Nielsen
	Cash Severance - Base Salary[1] ($)	Cash Severance - Bonus ($)	Vesting of Equity Awards[2] ($)	Continuation of Other Benefits & Perquisites[3] ($)	Total ($)
By the Company for Cause/by the Executive Without Good Reason	—	—	—	—	—
By the Company Without Cause/by the Executive for Good Reason	1,575,000	1,837,500[4]	12,349,169[5]	33,281	15,794,950
Death or Disability	—	—	12,349,169[5]	—	12,349,169
Change in Control with Termination	2,100,000	3,675,000[6]	12,349,169	44,375	18,168,544
1.	In the event of a termination by the Company without cause or by Ms. Nielsen for good reason and pursuant to her employment agreement, we would continue to pay Ms. Nielsen for the longer of (a) the balance of her employment agreement (up to a maximum of two years) or (b) one year. In the event of a qualifying termination in connection with a change in control Ms. Nielsen would be entitled to a lump sum payment equal to two times her base salary.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and PSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2023, which was $116.67.
3.	Represents the cost of providing medical and dental benefits during the applicable severance period.
4.	Represents 175% of base salary.
5.	If maximum performance for applicable PSUs is reached, the value would increase by $5,353,053.
6.	Represents two times the target bonus in effect immediately prior to termination.

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Chief Branding and Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation - David Lauren
	Cash Severance - Base Salary ($)	Cash Severance - Bonus ($)	Vesting of Equity Awards[2] ($)	Continuation of Other Benefits & Perquisites ($)	Total ($)
By the Company for Just Cause/by the Executive	—	—	—	—	—
By the Company Without Just Cause[1]	950,000	—	—	—	950,000
Death or Disability	—	—	1,491,976[3]	—	1,491,976
Change in Control with Termination	950,000	—	2,079,526	—	3,029,526
1.	In the event of a termination by the Company without just cause, we would continue to pay Mr. D. Lauren his base salary for one year.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and PSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2023, which was $116.67.
3.	If maximum performance for applicable PSUs is reached, the value would increase by $479,864.
Chief Product Officer – Halide Alagoz
	Cash Severance - Base Salary[1] ($)	Cash Severance - Bonus ($)		Vesting of Equity Awards[2] ($)		Continuation of Other Benefits & Perquisites[3] ($)	Total ($)
By the Company for Cause/by the Executive without Good Reason	—	—		—		—	—
By the Company Without Cause/by the Executive for Good Reason	950,000	950,000	[4]	—		20,213	1,920,213
Death or Disability	—	—		2,551,534	[6]	—	2,551,534
Change in Control with Termination	1,900,000	3,400,000	[5]	3,461,249		40,425	8,801,674
1.	In the event of a termination by the Company without cause or by Ms. Alagoz for good reason and pursuant to her employment agreement, we would continue to pay Ms. Alagoz her base salary for one year. In the event of a qualifying termination in connection with a change in control Ms. Alagoz would be entitled to a lump sum payment equal to two times her base salary.
2.	Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and PSUs, the value was based on the NYSE closing price of Class A Common Stock on March 31, 2023, which was $116.67.
3.	Represents the cost of providing medical and dental benefits during the applicable severance period.
4.	Represents 100% of base salary.
5.	Represents two times the bonus paid to Ms. Alagoz for the most recently completed fiscal immediately preceding the year of termination.
6.	If maximum performance for PSUs is reached, the value would increase by $655,063.

PAY RATIO DISCLOSURE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following disclosure provides the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Louvet. The following ratio, as of our last completed fiscal year, is a reasonable estimate calculated in a manner consistent with SEC rules which permit the use of estimates, assumptions, and adjustments, and is based on the following methodology.

•	The annual total compensation of the median employee, other than Mr. Louvet, was $31,187.
•	Mr. Louvet’s annual total compensation was $14,471,356.
•	The ratio of the annual total compensation of Mr. Louvet to the median of the annual total compensation of our employees is estimated to be 464 to 1.

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Determination of the Median Employee

Under the SEC’s rules, our Company is required to identify its median employee only once every three years so long as there have been minimal changes to its employee population or employee compensation arrangements that the Company reasonably believes would not have a meaningful impact on its pay ratio. We believe that we have not had any such changes in Fiscal 2023 that would have impacted our pay ratio, therefore, we have selected the same median employee from Fiscal 2022. In 2022, we selected February 28, 2022 as the date on which to determine our median employee. At that time, including all full-time, part-time, temporary, and seasonal employees, our workforce was comprised of 21,314 employees in 30 countries globally. None of the permitted exemptions under the SEC rules were used.

Our employees work in various locations, with a large portion of employees in stores on a part-time or seasonal basis. These roles are critical to our business as they allow us the flexibility to best address our customer demands. At the Company, it is important to provide flexible work opportunities for our employees, so they can balance work with other life commitments.

We utilized annualized total cash received as compiled from our payroll records to identify the median employee. Annualized total cash received includes wages, bonuses, commissions, and overtime paid. Compensation in foreign currencies was converted to USD based on exchange rates used in our financial reporting.

We determined the estimated median based upon total cash received and selected a small group of employees around this estimated median. We then chose a median employee whom we felt was reasonably representative of our median employee.

Calculation of Annual Total Compensation

For purposes of the pay ratio, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirements under the Summary Compensation Table.

Pay Versus Performance

Below is information about the relationship between executive compensation actually paid to our named executive officers and our financial performance, as prepared in accordance with SEC rules. For purposes of the Peer Group Total Shareholder Return column of the Pay Versus Performance Table, we have used the S&P Composite 1500 Apparel, Accessories & Luxury Goods Index, which we also used for purposes of the Stock Performance Graph in our 2023 Annual Report on Form 10-K. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” starting on page 59.
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for CEO[1] (b)	Compensation Actually Paid to CEO2-5 (c)	Average Summary Compensation Table Total for Non-CEOs NEOs[1] (d)	Average Compensation Actually Paid to Non-CEOs NEOs2-5 (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return[6] (g)	Net Income ($ millions) (h)	Adjusted Operating Profit Margin[7] (i)
2023	14,471,356	14,004,639	7,603,556	7,025,927	181.19	137.62	522.7	13.7%
2022	18,553,058	18,143,171	12,597,031	12,208,407	168.70	176.27	600.1	13.4%
2021	12,063,568	25,475,834	8,621,310	15,031,334	179.67	209.53	-121.1	4.8%
1.	Mr. Louvet is the CEO for each of the years shown. The Non-CEO NEOs include Mr. R. Lauren, Ms. Nielsen, and Mr. D. Lauren for each of the years shown, Ms. Alagoz for Fiscal 2023 and Howard Smith, our Former Chief Commercial Officer, for Fiscal 2022 and Fiscal 2021.
2.	Fair value amounts or change in fair value, as applicable, of equity awards in the Compensation Actually Paid (“CAP”) columns were determined based on applicable SEC rules with respect to previously granted service-based RSUs and PSUs. For PSUs, changes in fair value were calculated as of the end of the covered year based on the probable outcome of performance conditions, with the PSUs-TSR for Fiscal 2023, Fiscal 2022, and Fiscal 2021 calculated pursuant to a Monte Carlo simulation, as of the last day of the applicable year. No stock options were granted or continued to vest during Fiscal 2023, Fiscal 2022, and Fiscal 2021.

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3.	For Fiscal 2023, the values included in the “CAP to CEO” and “Average CAP to Non-CEO NEOs” columns reflect the following adjustments from the values shown in columns (b) and (d), respectively:
	CEO	Average Non-CEO NEOs
Total Reported in Fiscal 2023 Summary Compensation Table (“SCT”)	14,471,356	7,603,556
Less: Value of stock awards reported in SCT	9,110,544	4,167,633
Plus: Year-end value of stock awards granted in fiscal year that are outstanding and unvested	11,554,627	5,315,211
Plus: Change in fair value (from prior year-end) of stock awards granted in prior years that are outstanding and unvested	(1,011,215)	(1,210,642)
Plus: Fair value of awards granted this year and that vested this year	0	0
Plus: Change in fair value (from prior year-end) of prior year stock awards that vested this year	(1,899,585)	(514,565)
Less: Prior year-end fair value of stock awards granted in prior years that failed to vest this year	0	0
Compensation Actually Paid for Fiscal 2023	14,004,639	7,025,927
4.	For Fiscal 2022, the values included in the “CAP to CEO” and “Average CAP to Non-CEO NEOs” columns reflect the following adjustments from the values shown in columns (b) and (d), respectively:
	CEO	Average Non-CEO NEOs
Total Reported in Fiscal 2022 SCT	18,553,058	12,597,031
Less: Value of stock awards reported in SCT	9,228,711	5,258,016
Plus: Year-end value of stock awards granted in fiscal year that are outstanding and unvested	10,881,406	5,950,050
Plus: Change in fair value (from prior year-end) of stock awards granted in prior years that are outstanding and unvested	(2,116,559)	(1,082,579)
Plus: Fair value of awards granted this year and that vested this year	0	0
Plus: Change in fair value (from prior year-end) of prior year stock awards that vested this year	53,977	1,921
Less: Prior year-end fair value of stock awards granted in prior years that failed to vest this year	0	0
Compensation Actually Paid for Fiscal 2022	18,143,171	12,208,407
5.	For Fiscal 2021, the values included in the “CAP to CEO” and “Average CAP to Non-CEO NEOs” columns reflect the following adjustments from the values shown in columns (b) and (d), respectively:
	CEO	Average Non-CEO NEOs
Total Reported in Fiscal 2021 SCT	12,063,568	8,621,310
Less: Value of stock awards reported in SCT	7,131,351	4,247,644
Plus: Year-end value of stock awards granted in fiscal year that are outstanding and unvested	12,943,487	7,384,070
Plus: Change in fair value (from prior year-end) of stock awards granted in prior years that are outstanding and unvested	5,826,919	2,725,747
Plus: Fair value of awards granted this year and that vested this year	0	0
Plus: Change in fair value (from prior year-end) of prior year stock awards that vested this year	1,773,211	547,851
Less: Prior year-end fair value of stock awards granted in prior years that failed to vest this year	0	0
Compensation Actually Paid for Fiscal 2021	25,475,834	15,031,334
6.	The peer group used for this purpose is the S&P Composite 1500 Apparel, Accessories & Luxury Goods Index which is also used for purposes of the Stock Performance Graph in our 2023 Annual Report on Form 10-K.
7.	We chose Adjusted Operating Profit Margin as our Company Selected measure for evaluating Pay versus Performance because it is a key metric in our short-term incentive plan and in our Fiscal 2022 long-term incentive plan for PSUs. Adjusted Operating Profit Margin is a non-GAAP measure. Please refer to Appendix B to this Proxy Statement for additional detail on this measure.

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Tabular List

The following tabular list sets forth those measures, which, in our assessment, represent the three financial performance measures and the one non-financial performance measure that we use to link the compensation paid to our named executive officers for Fiscal 2023 to Company performance. See “Compensation Discussion and Analysis”, beginning on page 59 for more information about how these measures impact our NEOs’ compensation.
Financial Performance Measures
Adjusted Operating Profit Margin (“OPM”)
Total Company Revenue
Relative Total Shareholder Return (“TSR”)
Non-Financial Performance Measure
Environmental, Social, and Governance scorecard

Descriptions of Pay Versus Performance Relationships

The following charts present the relationship of CAP to TSR, Net Income, and Adjusted Operating Profit Margin, as well as the relationship between our TSR and the TSR of the S&P Composite 1500 Apparel, Accessories & Luxury Goods Index.

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104	Ralph Lauren 2023 Proxy Statement

Certain Relationships, Transactions,
and Legal proceedings

We have adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential, or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our stockholders. The Nominating Committee must review and approve or ratify any deemed related party transaction proposed to be entered into by our executive officers or directors.

Under our related party transactions policy, any relationship, arrangement or transactions between us and (i) a director, (ii) an executive officer, (iii) a person known by us to be a beneficial owner of more than 5% of our Common Stock, or (iv) a person known by us to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be a related party transaction. Under our related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.
•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.
•	Any transaction between us and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.
•	Any transaction where the Related Party’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock receive the same benefit on a pro-rata basis (e.g., dividends).
•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.
•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

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REGISTRATION RIGHTS AGREEMENT

We and certain of the Lauren Family Members (as defined below) are parties to a Registration Rights Agreement entered into on June 9, 1997 pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by us, subject to certain limitations.

We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

As used in this Proxy Statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Mr. R. Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Mr. R. Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Mr. R. Lauren, Mr. R. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. R. Lauren, Mr. R. Lauren’s spouse, Lauren Descendants, Mr. R. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. R. Lauren, the spouse of Mr. R. Lauren and/or Lauren Family Members.

OTHER AGREEMENTS, TRANSACTIONS, AND RELATIONSHIPS

In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify our directors and some executives against certain liabilities and associated expenses arising from their service as our directors and executives and reimburse certain related legal and other expenses. In the event of our change in control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under our Code of Business Conduct and Ethics, all of our employees and officers are required to promptly report any potential relationships, actions, or transactions, including those involving immediate family members, which reasonably could be expected to give rise to a conflict of interest to their manager and our legal department. In addition, employees

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who intend to seek additional employment of any kind while remaining our employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Our directors are required to disclose any actual or potential conflicts of interest to the Executive Chairman of the Board and our Chief Legal Officer. All directors are required to recuse themselves from any Board discussion or decision affecting their personal, business, or professional interests.

In connection with our adoption of the “RRL” trademarks, pursuant to an agreement with us, Mr. R. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. R. Lauren. In addition, Mr. R. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a company wholly-owned by Mr. R. Lauren.

For Fiscal 2023, the total aggregate amount for transactions relating to the sale of beef from Mr. R. Lauren’s Double RL Company to the Company was approximately $252,000.

Jerome Lauren, the brother of Mr. R. Lauren, served as our Executive Vice President of Men’s Design until September 2016. Beginning in October 2016, the Company engaged J. Lauren as a consultant. In his role as a consultant to the Company, J. Lauren was compensated by the Company in the approximate amount of approximately $2,125,000 in Fiscal 2023 in exchange for services rendered. Mr. D. Lauren, our Chief Branding & Innovation Officer, Vice Chairman of the Board, Strategic Advisor to the CEO and President of The Ralph Lauren Corporate Foundation, is Mr. R. Lauren’s son. Information regarding Mr. D. Lauren’s compensation and stock-based awards may be found under the “Executive Compensation Matters” section of this Proxy Statement.

LEGAL PROCEEDINGS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

In November 2017, SAP brought a lawsuit against Ms. Debra Cupp, alleging that she breached confidentiality and non-competition provisions of her employment agreement with SAP. Ms. Cupp denied those allegations and Ms. Cupp and SAP agreed to settle the case.

Ms. Cupp consented to the entry of a Consent Order, enforcing the terms of her employment agreement, enjoining her, for a 12-month period following her departure from SAP, from providing certain services relating to her prior work at SAP and taking certain actions relating to soliciting SAP employees.

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D R I V E R      T H R E E

Win in Key Cities with our Consumer Ecosystem

Proposal 2:
Ratification of Appointment
of Independent Registered
Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm to audit our financial statements and our subsidiaries for Fiscal 2024. A resolution will be presented at the meeting to ratify their appointment.

Ernst & Young has served continuously as our auditors since 2008. All services provided by Ernst & Young, our independent registered public accounting firm for Fiscal 2023, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by our independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Audit Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has

VOTING RECOMMENDATION Our Board recommends a vote for the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm for Fiscal 2024.

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Proposal 2	Table of Contents

currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee approves the professional services rendered for us by Ernst & Young, including associated fees and the general reimbursement by the Company for expenses incurred in connection with these services. Aggregate fees for professional services rendered for us by Ernst & Young for Fiscal 2023 and Fiscal 2022 were:

	Fiscal 2023	Fiscal 2022
Audit fees	$5,812,100	$5,355,100
Audit-related fees	386,200	480,300
Tax fees	2,370,100	2,925,600
All other fees	—	—
Total	$8,568,400	$8,761,000

•	Audit Fees. Audit fees are fees billed for professional services for the audit of our annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.
•	Audit-related Fees. Audit-related fees are fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements. These services include contractually agreed-upon audits and accounting consultations.
•	Tax Fees. Tax fees are fees billed for tax advice and consulting, tax compliance and tax due diligence services.
•	All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit- related fees or tax fees. No such services were provided to us in Fiscal 2023 or Fiscal 2022.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the 2023 Annual Meeting and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board.

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O U R     A M B I T I O N

We will be the Leading Luxury Lifestyle Company

Proposal 3:
Advisory Vote on Executive
Compensation

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2023 Annual Meeting to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, our NEOs’ compensation and our compensation philosophy, policies and practices as described in the “Compensation Discussion and Analysis”.”

In considering their vote, stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure. Although this vote is advisory, and therefore nonbinding, the Board and the Talent Committee expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to achieve excellent results for us. We believe that our compensation program, with our balance of base salary, performance-based cash bonuses, and performance conditions for equity awards, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

VOTING RECOMMENDATION

Our Board recommends a vote for the proposal, on an advisory basis, approving the compensation of our neos and our compensation philosophy, policies, and practices as described herein.

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Proposal 4:
Advisory Vote on the Frequency of
Holding Future Advisory Votes on
Executive Compensation

In addition to providing our stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2023 Annual Meeting of Stockholders to enable our stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

The proxy card, the Internet and the telephone proxy submission procedures each provide stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). In voting on this resolution, stockholders are not voting whether to approve or disapprove the Board’s recommendation.

After careful consideration, the Board believes that a frequency of every year for the advisory vote on executive compensation is the optimal interval for conducting a Say on Pay vote. The Board believes that this frequency is appropriate as an annual vote would provide stockholders with the opportunity to express their views on a regular basis.

Although this advisory vote on the frequency of the Say on Pay vote is nonbinding, the Board expects to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

When you vote in response to the resolution set forth below, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or abstaining from voting.

“RESOLVED, that the option of every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.”

Generally, the affirmative vote of the holders of a majority of the votes cast is required to approve matters presented to the stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

VOTING RECOMMENDATION

Our Board recommends a vote for the proposal, on an advisory basis, approving the frequency of “one year” for holding future advisory votes on executive compensation.

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Questions and Answers About the
Annual Meeting and Voting

Why did I receive these proxy materials?

You received these proxy materials because you were a stockholder of the Company on June 6, 2023, the record date (the “Record Date”) for the Annual Meeting of the Company’s Stockholders to be held on August 3, 2023 (the “2023 Annual Meeting” or “Meeting”). At the 2023 Annual Meeting, stockholders will be asked to vote on several items of business. Since it is not practical or convenient for all stockholders to participate in our live Meeting webcast, our Board of Directors (the “Board”) is seeking your proxy to vote on these matters.

How do I participate in the Company’s 2023 Annual Meeting of Stockholders?

The 2023 Annual Meeting will be conducted exclusively virtually via live webcast at www.virtualshareholdermeeting.com/RL2023, (the “Annual Meeting Website”). We are committed to our Strategic Plan and our sustainability and citizenship goals and believe a virtual stockholders meeting best encompasses these objectives while also ensuring access for all stockholders. All stockholders, regardless of size, resources, or physical location, eligible to attend the 2023 Annual Meeting will be able to participate via webcast and will be able to communicate with us and ask questions before and during the Meeting.

How can I ask questions during the Meeting?

As part of the Annual Meeting, we will hold a live webcast Q&A session, during which we intend to answer all questions submitted before or during the Meeting in accordance with the Meeting’s Rules of Conduct (available on the Annual Meeting Website) which are pertinent to the Company and the Meeting matters, as time permits. Consistent with our prior in-person annual meetings, all questions submitted in accordance with the Rules of Conduct will be generally addressed in the order received and we limit each stockholder to one question in order to allow us to answer questions from as many stockholders as possible. Answers to any such questions that are not addressed during the Meeting will be published following the meeting on http://investor.ralphlauren.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Questions regarding personal matters, including general economic, political, or product questions, that are not directly related to the business of the Company are not pertinent to Meeting matters and therefore will not be answered. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Meeting through our Investor Relations website http://investor.ralphlauren.com.

Questions may be submitted prior to the Meeting at www.proxyvote.com or you may submit questions in real time during the Meeting using our Annual Meeting Website. Please note that stockholders will need their unique control number that appears on their Notice of Internet Availability, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the stockholder communications mailbox to link through to the Meeting. Instructions should also be provided on the voting instruction card provided by your broker, brokerage firm, bank, or other nominee.

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We want to be sure that all our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all of our Board members and executive officers are expected to join the Meeting and be available for questions, and we are committed to acknowledging each relevant question we receive pursuant to our Rules of Conduct (available on the Annual Meeting Website). If you are eligible to attend the 2023 Annual Meeting, but cannot submit your question using www.proxyvote.com or the Annual Meeting Website, please contact our Investor Relations Department at (212) 813-7868 for accommodations.

What can I do if I need technical assistance during the Meeting?

If you encounter any difficulties accessing the virtual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website login page.

If I can’t participate in the live Meeting webcast, can I vote or listen to it later?

You may vote your shares electronically before the meeting by visiting www.proxyvote.com and following the instructions on your proxy card. You do not need to access the Meeting webcast to vote if you submitted your vote via proxy in advance of the Meeting. An audio replay of the Meeting, including the questions answered during the meeting, will be available on http://investor.ralphlauren.com until the 2024 Annual Meeting of Stockholders. Additional information about how to vote your shares and participate in our Meeting webcast can be found in the General Information section of this Proxy Statement.

What is the “Notice and Access” model and why did the Company elect to use it?

We are making the proxy materials available to stockholders on the Internet under the Securities and Exchange Commission’s (“SEC”) Notice and Access model. On or about June 22, 2023, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on our website, http://investor.ralphlauren.com, on or about June 22, 2023. The Notice of Internet Availability includes instructions for accessing the proxy materials and voting by telephone or on the Internet. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet Availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2023 Annual Meeting on the Internet using www.proxyvote.com and requesting that we send proxy materials to you by email. The proxy materials are also available on our website at http://investor.ralphlauren.com or on our Annual Meeting Website.

Who is entitled to vote?

Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the 2023 Annual Meeting and adjournments or postponements thereof. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available for inspection by appointment at the Company’s headquarters 10 days prior to the 2023 Annual Meeting and in electronic form on the day of the 2023 Annual Meeting at www.virtualshareholdermeeting.com/RL2023. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the 2023 Annual Meeting.

On the Record Date, there were 40,386,144 outstanding shares of Class A Common Stock and 24,881,276 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of our stockholders, with each share of Class A

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Questions and Answers About the Annual Meeting and Voting	Table of Contents

Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL.” The Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. R. Lauren, or members of his family.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name?”

If you hold shares of the Company directly in your name with our transfer agent, Computershare, you are a “stockholder of record” or “registered stockholder.” The Notice of Internet Availability has been sent directly to you by the Company or by our representative.

If you own your shares indirectly through a broker, brokerage firm, bank, or other financial institution, your shares are said to be held in “street name.” Technically, your bank or broker will vote those shares. In this case, the Notice of Internet Availability has been forwarded to you by your broker, brokerage firm, bank, other financial institution, or other designated representative. Through this process, your bank or broker collects voting instructions from all of its customers who hold shares of the Company and then submits those votes to us.

What are broker discretionary voting and broker non-votes?

For shares held in “street name,” when a broker or bank does not receive voting instructions from its customers, the question arises whether the broker or bank nonetheless has the discretion to vote those shares.

For routine matters, the NYSE gives brokers and banks the discretion to vote, even if they have not received voting instructions from their customers or the “beneficial owners” of such shares. In this Proxy Statement, only the ratification of our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”) (Proposal 2), is a matter considered routine by the NYSE.

For non-routine matters, the NYSE prohibits brokers and banks from casting votes on behalf of the beneficial owners if they have not received voting instructions. When the bank or broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and the advisory vote on the frequency of the executive compensation vote (Proposal 4) are matters considered non-routine by the NYSE. As a result, on each of these items, if you hold your shares in street name, your shares will be voted only if you give instructions to your bank or broker.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?

Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. You have the right to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting in connection with Proposals 2 and 3. You have the right to vote for a frequency of “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or to “ABSTAIN” from voting in connection with Proposal 4. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

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Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1	Election of Directors:	FOR ALL	Plurality vote	No

•    Four directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the 2023 Annual Meeting and eligible to vote.

•    Nine directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the 2023 Annual Meeting and eligible to vote.

2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for Fiscal 2024.	FOR	Majority of votes cast	Yes
3	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices.	FOR	Majority of votes cast	No
4	Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation.	ONE YEAR	Majority of votes cast	No

How will broker non-votes and abstentions be counted?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes or, in the case of Proposal 4, votes for the options of “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” are counted for purposes of determining the votes cast in connection with each proposal. Therefore, broker non-votes and abstentions will not be counted as a vote “FOR” the election of directors in Proposal 1 or as a vote in favor of any of the frequency options in Proposal 4 and will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposal 3 and, in the case of abstentions, Proposal 2. Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with respect to this proposal. Because the vote on the frequency of holding future advisory votes on executive compensation is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

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Additional Matters

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by our directors, officers, and employees without additional compensation. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the Meeting and will pay Okapi Partners a fee of approximately $18,000 plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the 2023 Annual Meeting of Stockholders, please contact Okapi Partners at (877) 274-8654 or by email at info@okapipartners.com.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Ralph Lauren Corporation, Attention: Corporate Secretary/Legal Department, 100 Metro Boulevard, Nutley, NJ 07110. We must receive such proposals no later than February 23, 2024. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that a stockholder’s notice of such proposal or nomination be delivered personally or mailed to, and received at the office of the Company, addressed to the Corporate Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of 60 days before such annual meeting and the tenth day after the notice of such annual meeting was made.

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Additional Matters	Table of Contents

A stockholder’s notice to us must include the information required under our By-laws, including a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 4, 2024 and must comply with the additional requirements of Rule 14a-19.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

DELIVERY OF STOCKHOLDERS’ MATERIALS AND HOUSEHOLDING

You can help us to save further printing and mailing expenses by consenting to receive notices and other materials electronically. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker, brokerage firm, or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as telephone and Internet access charges, for which you will be solely responsible.

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, upon written request to our Investor Relations Department, 650 Madison Avenue, New York, New York 10022. Our Investor Relations Department can be reached at (212) 813-7868.

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, broker, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the Proxy Statement have been approved by the Board and are being delivered to stockholders by its authority.

Ralph Lauren
Executive Chairman and Chief Creative Officer
New York, New York
June 22, 2023

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Appendix A

RALPH LAUREN CORPORATION DEFINITION OF “INDEPENDENT” DIRECTORS

The Board has established these guidelines to assist it in determining whether or not directors have a material relationship with us for purposes of determining independence under the NYSE Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the NYSE in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, an employee of the Company or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed Company’s audit within that time; (iv) the director has received, or has an immediate family member who has received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling, or child is employed by us.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (1) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

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Appendix A	Table of Contents

Non-management Directors. The director is a non-management director of another company that does business with us.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with us; provided in either case that:

(i) such business was entered into in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer, or trustee of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization do not exceed the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. We will explain in our next proxy statement thereafter the basis for any Board determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the NYSE Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in our consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

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Appendix B

RECONCILIATION OF CERTAIN NON-U.S. GAAP FINANCIAL MEASURES

The following tables reconcile certain financial measures disclosed within this Proxy Statement for the fiscal periods presented.

	Fiscal Year Ended
	April 1, 2023
	Net Revenues	Operating Income	Operating Margin
	(millions)
As Reported (GAAP basis)	$ 6,443.6	$ 704.2	10.9%
Restructuring and other charges, net	—	43.0
Non-routine inventory charges	—	15.4
Impairment of assets	—	9.7
Non-routine bad debt reversals	—	(2.1)
Foreign currency adjustment	360.0	164.5
As Adjusted (Non-GAAP basis in constant currency per earnings press release)(a)	6,803.6	934.7	13.7%
Strategic goal modifier(b)	—	6.4
As Adjusted (Non-GAAP basis in constant currency before strategic goal modifier)	$ 6,803.6	$ 941.1	13.8%

	Fiscal Year Ended
	April 2, 2022
	Net Revenues	Operating Income	Operating Margin
	(millions)
As Reported (GAAP basis)	$ 6,218.5	$ 798.4	12.8%
Restructuring and other charges, net	—	22.2
Impairment of assets	—	21.3
Non-routine bad debt expense, net	—	2.4
Non-routine inventory benefits	—	(13.3)
As Adjusted (Non-GAAP basis per earnings press release)(a)	$ 6,218.5	$ 831.0	13.4%

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Appendix B	Table of Contents

	Fiscal Year Ended
	March 27, 2021
	Net Revenues	Operating Income (Loss)	Operating Margin
	(millions)
As Reported (GAAP basis)	$ 4,400.8	$ (43.6)	-1.0%
Restructuring and other charges, net	—	170.5
Impairment of assets	—	96.0
Non-routine inventory charges	—	29.3
Non-routine bad debt reversals	—	(41.4)
As Adjusted (Non-GAAP basis per earnings press release)(a)	$ 4,400.8	$ 210.8	4.8%

(a)	Fiscal 2023, Fiscal 2022, and Fiscal 2021 adjusted balances as previously disclosed in the Company’s earnings press releases furnished as Exhibit 99.1 to the Form 8-Ks furnished on May 25, 2023, May 24, 2022, and May 20, 2021, respectively.
(b)	Represents impact associated with the Company’s strategic goal modifier exceeding target level related to its Fiscal 2023 short-term incentive plan.

Because Ralph Lauren Corporation is a global company, the comparability of its operating results reported in U.S. Dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. Dollar. Such fluctuations can have a significant effect on the Company's reported results. As such, in addition to financial measures prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”), the Company's discussions often contain references to constant currency measures, which are calculated by translating current-year and prior-year reported amounts into comparable amounts using a single foreign exchange rate for each currency. The Company presents constant currency financial information, which is a non-U.S. GAAP financial measure, as a supplement to its reported operating results. The Company uses constant currency information to provide a framework for assessing how its businesses performed excluding the effects of foreign currency exchange rate fluctuations. Management believes this information is useful to investors for facilitating comparisons of operating results and better identifying trends in the Company's businesses. The constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, the Company's operating performance measures calculated in accordance with U.S. GAAP.

This Proxy Statement also includes certain other non-U.S. GAAP financial measures relating to the impact of charges and other items as described herein. The Company uses non-U.S. GAAP financial measures, among other things, to evaluate its operating performance and to better represent the manner in which it conducts and views its business. In addition, the Talent Committee uses non-U.S. GAAP measures to set and certify the achievement of certain performance-based compensation goals. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP, and may be different from non-U.S. GAAP measures reported by other companies.

Adjustments for Fiscal 2023 include (i) other charges of $23.8 million primarily related to rent and occupancy costs associated with certain previously exited real estate locations for which the related lease agreements have not yet expired; (ii) charges of $19.7 million recorded in connection with the Company's restructuring activities, largely consisting of restructuring charges and impairment of assets; (iii) non-routine inventory charges of $15.1 million largely recorded in connection with the Russia-Ukraine war and delays in U.S. customs shipment reviews and approvals; (iv) additional impairment of assets of $9.5 million related to a certain previously exited real estate location for which the related lease agreement has not yet expired; (v) a $3.5 million charitable donation expense related to income received from

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Appendix B	Table of Contents

Regent, L.P. (“Regent”) during Fiscal 2023 as a result of the Club Monaco business exceeding previously defined revenue thresholds over a specified time period; (vi) income of $3.5 million related to the beforementioned income received from Regent; and (v) benefit of $2.1 million related to Russia-related bad debt reserve adjustments.

Adjustments for Fiscal 2022 include (i) charges of $25.3 million recorded in connection with the Company's restructuring activities, consisting of restructuring charges, impairment of assets, and accelerated stock-based compensation expense; (ii) other charges of $18.2 million primarily related to rent and occupancy costs associated with certain previously exited real estate locations for which the related lease agreements have not yet expired and non-income-related capital taxes resulting from Swiss tax reform; (iii) benefit of $13.3 million related to COVID-19-related inventory adjustments; (iv) income of $4.0 million primarily related to a certain revenue share clause in the Company's agreement with Regent that entitled it to receive a portion of the sales generated by the Club Monaco business during a four-month business transition period; (v) a $4.0 million charitable donation expense related to the beforementioned income received from Regent; and (vi) net non-routine bad debt expense of $2.4 million recorded in connection with the Russia-Ukraine war, partially offset by favorable COVID-19-related bad debt reserve adjustments.

Adjustments for Fiscal 2021 include (i) charges of $236.8 million recorded in connection with the Company's restructuring plans, consisting of restructuring charges, impairment of assets, and inventory-related charges; (ii) benefit of $41.4 million related to COVID- 19-related bad debt reserve adjustments; (iii) additional impairment of assets of $17.5 million related to underperforming stores identified through its on-going store portfolio evaluation and adverse impacts associated with COVID-19 business disruptions, and $9.1 million related to certain previously exited real estate locations for which the related lease agreement has not yet expired; (iv) inventory-related charges of $21.0 million related to adverse impacts associated with COVID-19 business disruptions; and (v) other charges of $11.4 million primarily related to rent and occupancy costs associated with certain previously exited real estate locations for which the related lease agreements have not yet expired.

Refer to the Company’s Fiscal 2023, Fiscal 2022, and Fiscal 2021 Form 10-Ks for additional discussion regarding these charges. Included in this Appendix B is a reconciliation between the non-U.S. GAAP financial measures and the most directly comparable U.S. GAAP measures before and after these charges.

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RALPH LAUREN CORPORATION
650 MADISON AVENUE
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19599-P91999 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RALPH LAUREN CORPORATION

The Board of Directors recommends you vote FOR all of the nominees in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4 of the following:

	For All	Withhold All	For All Except
1. Election of four (4) Class A Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees as Class A Directors:

01) Linda Findley
02) Michael A. George
03) Hubert Joly
04) Darren Walker

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V19600-P91999

RALPH LAUREN CORPORATION
CLASS A COMMON STOCK
PROXY
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Jane Nielsen and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Ralph Lauren Corporation (the "Company") that the undersigned would be entitled to vote at the 2023 Annual Meeting of Stockholders to be held via live webcast at *www.virtualshareholdermeeting.com/RL2023* on August 3, 2023 at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies' discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ELECT THE NOMINEES FOR ELECTION AS DIRECTORS; "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; "FOR" THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT; AND "1 YEAR" FOR THE PROPOSAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

RALPH LAUREN CORPORATION
650 MADISON AVENUE
NEW YORK, NY 10022

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19601-P91999 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RALPH LAUREN CORPORATION

The Board of Directors recommends you vote FOR all of the nominees in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4 of the following:

	For All	Withhold All	For All Except
1. Election of nine (9) Class B Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees as Class B Directors:

01) Ralph Lauren
02) Patrice Louvet
03) David Lauren
04) Angela Ahrendts
05) John R. Alchin
06) Frank A. Bennack, Jr.
07) Debra Cupp
08) Valerie Jarrett
09) Wei Zhang

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V19602-P91999

RALPH LAUREN CORPORATION
CLASS B COMMON STOCK
PROXY
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Jane Nielsen and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of Ralph Lauren Corporation (the "Company") that the undersigned would be entitled to vote at the 2023 Annual Meeting of Stockholders to be held via live webcast at *www.virtualshareholdermeeting.com/RL2023* on August 3, 2023 at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies' discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ELECT THE NOMINEES FOR ELECTION AS DIRECTORS; "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; "FOR" THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT; AND "1 YEAR" FOR THE PROPOSAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)